As filed with the Securities and Exchange Commission on May 6, 2025

Registration No. 333-284218

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Pre-Effective Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Reliance Global Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	6411	46-3390293
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

300 Blvd. of the Americas, Suite 105 Lakewood, NJ 08701

732- 380-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Ezra Beyman

Chief Executive Officer

300 Blvd. of the Americas, Suite 105 Lakewood, NJ 08701

732-380-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq. Craig D. Linder, Esq. Anthony, Linder & Cacomanolis, PLLC 1700 Palm Beach Lakes Blvd, Suite 820 West Palm Beach, Florida 33401 (561) 514-0936	Ralph V. De Martino, Esq. Marc Rivera, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 (202) 724-6848

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-Accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 6, 2025

RELIANCE GLOBAL GROUP, INC.

Up to 8,771,930 Units, each consisting of

One Share of Common Stock or One Pre-Funded

Warrant to Purchase One Share of Common Stock and

Two Warrants to each Purchase One Share of Common Stock

Placement Agent Warrants to Purchase up to 438,597 Shares of Common Stock

Up to 96,929,827 Shares of Common Stock Underlying the Warrants,

Pre-Funded Warrants, and Placement Agent Warrants

We are offering up to 8,771,930 units (“Units”) each Unit consisting of (i) one share of common stock, par value $0.086 per share, and (ii) two warrants (Series H Warrant) with a five-year term to purchase one share of common stock at an exercise price of $1.14 per share (100% of the offering price per Unit) (the “Warrants” and each a “Warrant”) on a best-efforts basis. We are offering each Unit at an assumed public offering price of $1.14 per Unit, equal to the closing price of our common stock on the Nasdaq Capital Market on April 30, 2025. The public offering price per Unit will be fixed for the duration of this offering. Each Warrant will be immediately exercisable following shareholder approval (subject to beneficial ownership limitations) for one share of common stock at an assumed exercise price of $1.14 per share (100% of the public offering price of each Unit sold in this offering). The Warrants may be exercised by way of a cashless exercise, receiving upon such cashless exercise the gross number of shares of our common stock determined according to the Black Scholes Value formula set forth in the Warrant based on the lower of the two Closing Bid Prices of the common stock in the two days prior the time of such exercise, but in any event the Closing Bid Price will not be less than 20% of the original Exercise Price. Accordingly, this prospectus covers up to 87,719,300 shares of common stock issuable from time to time upon exercise of the Warrants at an assumed floor price of $0.228 per share (20% of the initial exercise price) although the initial exercise price of the Warrants is $1.14 per share (100% of the public offering price per Unit). Notwithstanding, the Warrants will be required to be exercised with cash if the volume weighted average price for any single trading day during the ten-trading day period immediately preceding the date on which the Warrant is exercised is 250% above the initial exercise price. The actual public offering price per Unit will be determined between us, Dominari Securities LLC (“Dominari” or the “Placement Agent”) and the investors in the offering, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

We are also offering to each purchaser of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 9.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase Units consisting of one pre-funded warrant (Series I Warrant) to purchase one share of common stock (“Pre-Funded Warrant”) (in lieu of one share of common stock) and two Warrants. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of common stock, minus $0.001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Unit including a Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis. The public offering price per Unit will be fixed for the duration of this offering. The common stock and Pre-Funded Warrants, if any, can each be purchased in this offering only with the accompanying Warrant as part of a Unit, but the components of the Units will immediately separate upon issuance. We are also registering the common stock issuable from time to time upon exercise of the Pre-Funded Warrants and the Warrants included in the Units offered hereby. See “Description of Securities — Description of Securities We Are Offering” in this prospectus for more information.

This offering will terminate on ____________, 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The public offering price per Unit will be fixed for the duration of this offering.

Our common stock is listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “RELI.” On April 30, 2025, the last reported sale price of our common stock was $1.14 per share, as reported by Nasdaq.

There is no established public trading market for the Units, the Warrants or the Pre-Funded Warrants. We do not intend to list the Units, the Warrants or the Pre-Funded Warrants on any securities exchange or other trading market. We do not expect an active trading market to develop for the Units or Pre-Funded Warrants. Without an active trading market, the liquidity of the Units, the Warrants or the Pre-Funded Warrants will be limited.

We are also seeking to register the issuance of warrants to purchase 438,597 shares of common stock (the “Placement Agent Warrants”) to Dominari Securities LLC (the “Placement Agent (including the common stock forming part of the Units and the common stock underlying the Warrants and Pre-Funded Warrants forming part of the Units) (assuming the Units are only sold to investors introduced by the Placement Agent), as well as 438,597 shares of common stock issuable upon exercise by the Placement Agent of the Placement Agent Warrants at an exercise price of $1.311 per share (115% of public offering price).

There is no minimum number of Units or minimum aggregate amount of proceeds for this offering to close. We expect this offering to be completed not later than two business days following the commencement of this offering.

Investing in our securities is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 9 of this prospectus before making a decision to purchase our securities.

	Per Unit consisting of common stock and Warrant	Per Unit consisting of pre-funded warrant and Warrant	Total(5)
Assumed Public Offering Price (1) (2)	$	$	$
Placement Agent fees (3) (4)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	Calculated based on an assumed offering price of $1.14, which represents the closing sales price on the Nasdaq Capital Market of the registrant’s common stock on April 30, 2025 and assuming no Units with Pre-Funded Warrants are sold in this offering. This amount will decrease by $0.001 for each Unit including a Pre-Funded Warrant sold in this offering.

(2)	The public offering price corresponds to (x)(i) a public offering price per share of $ and (ii) a public offering price per Warrant of $0.01, and (y)(i) a public offering price per Pre-Funded Warrant of $ and (ii) a public offering price per Warrant of $0.01.

(3)	The Placement Agent fees shall equal (i) eight percent (8%) of the gross proceeds of the securities sold by us in this offering to investors introduced by the Placement Agent or (ii) a fee equal to three percent (3%) of the gross proceeds of the securities sold by us in this offering to investors (friends and family) introduced by us. The calculation above is based on the assumption that all shares sold in this offering were to investors introduced by the Placement Agent. Proceeds to the Company will be higher if any shares sold in this offering were to investors introduced by us.

(4)	The Placement Agent will receive compensation in addition to the Placement Agent fees described above. See “Plan of Distribution” for a description of compensation payable to the Placement Agent.

(5)	Assumes that the maximum offering amount is sold. Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. We estimate the total expenses of this offering payable by us, excluding the Placement Agent fees, will be approximately $200,000.

We have engaged the Placement Agent as our exclusive Placement Agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The Placement Agent has no obligation to purchase any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering the actual public amount, Placement Agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table above and to provide certain other compensation to the Placement Agent. See “Plan of Distribution” beginning on page 44 of this prospectus for more information regarding these arrangements.

We expect to deliver the shares of common stock and Warrants, or Pre-Funded Warrants and Warrants, constituting the Units against payment in New York, New York on or about _______, 2025, subject to customary closing conditions.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2025.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the Placement Agent has authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Placement Agent take responsibility for, and we can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our Common Stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC before making your investment decision.

Unless the context otherwise requires, references in this prospectus to “Reliance,” “the Company,” “we,” “us” and “our” refer to Reliance Global Group, Inc. and our subsidiaries. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

ii

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or information incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. Unless the context requires otherwise, references in this prospectus to “Reliance,” “Company,” “we,” “us” or “our” refer to Reliance Global Group, Inc., a Florida corporation and its subsidiaries.

Business Overview

Reliance Global Group, Inc. was incorporated in Florida on August 2, 2013 under the name Ethos Media Network, Inc. In September 2018, Reliance Holdings, purchased a controlling interest in the Company. Ethos Media Network, Inc. was renamed Reliance Global Group, Inc. on October 18, 2018.

We operate as a diversified company engaging in business in the insurance market, as well as other related sectors. Our focus is to grow the Company by pursuing an aggressive acquisition strategy, initially and primarily focused upon wholesale and retail insurance agencies. We are led and advised by a management team that offers over 100 years of combined business expertise in real estate, insurance, and the financial service industry.

In the insurance sector, our management has extensive experience acquiring and managing insurance portfolios in several states, as well as developing specialized programs targeting niche markets. Our primary strategy is to identify specific risk to reward arbitrage opportunities and develop these on a national platform, thereby increasing revenues and returns, and then identify and acquire undervalued wholesale and retail insurance agencies with operations in growing or underserved segments, expand and optimize their operations, and achieve asset value appreciation while generating interim cash flows.

As part of our growth and acquisition strategy, we continue to survey the current insurance market for value-add acquisition opportunities. As of December 31, 2024, we have acquired nine insurance agencies and long term, we seek to conduct all transactions and acquisitions through our direct operations.

Over the next 12 months, we plan to focus on the expansion and growth of our business through continued asset acquisitions in insurance markets and organic growth of our current insurance operations through geographic expansion and market share growth.

Further, we launched our 5MinuteInsure.com (“5MI”) Insurtech platform during 2021 which expanded our national footprint. 5MI is a high-tech proprietary tool developed by us as a business to consumer portal which enables consumers to instantly compare quotes from multiple carriers and purchase their car and home insurance in a time efficient and effective manner. 5MI taps into the growing number of online shoppers and utilizes advanced artificial intelligence and data mining techniques, to provide competitive insurance quotes in around 5 minutes with minimal data input needed from the consumer. The platform launched during the summer of 2021 and currently operates in 46 states offering coverage with more than 30 highly rated insurance carriers.

With the acquisition of Barra, we launched RELI Exchange, our business-to-business (B2B) InsurTech platform and agency partner network that builds on the artificial intelligence and data mining backbone of 5MinuteInsure.com. Through RELI Exchange we on-board agency partners and provide them an InsurTech platform white labeled, designed and branded specifically for their business. This combines the best of digital and human capabilities by providing our agency partners and their customers quotes from multiple carriers within minutes. Since its inception, RELI Exchange, has increased its agent roster by close to 300%.

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Recent Developments

Spetner Stock Exchange Agreement

On May 14, 2024, and as amended and restated on September 6, 2024, the Company entered into a Stock Exchange Agreement (the “Stock Exchange Agreement”) with Spetner Associates, Inc. (“Spetner”), Jonathan Spetner (“JS”), and Agudath Israel of America (“Agudath”) to acquire Spetner. Spetner is a dynamic tech enabled benefits enrolment company and a leader in its field.

Pursuant to the original Stock Exchange Agreement, the Company agreed to: (i) acquire 80% of the issued and outstanding shares of common stock, par value $1.00 per share, of Spetner for $13,714,286 (which amount is to be paid as $5,500,000 in cash, a promissory note in the aggregate principal amount of $2,500,000 payable to Agudath (“Agudath Note”), shares of the Company’s common stock equal to a beneficial ownership of 9.9% in the Company at the time of issuance, and any remaining balance is to be paid by the Company’s issuance of promissory notes to JS (“JS Note”)); and (ii) have the sole option to acquire the remaining 20% of Spetner common stock for a predetermined amount based on a multiple of 10 of EBITDA. Pursuant to the terms of the form of promissory note which appears as Exhibit B to the Stock Exchange Agreement, which is filed as Exhibit 10.37 to the registration statement of which this prospectus forms a part, representative of the Agudath Note and JS Note to be issued upon the completion of the Spetner Acquisition, the Agudath Note and JS Note will accrue interest at the prime rate that resets every 90 days thereafter and will have a maturity date of three years following the date of issuance.

On October 29, 2024, the Company entered into Amendment No. 1 (“Amendment No. 1”) to the Stock Exchange Agreement. Pursuant to Amendment No. 1, the Company issued to the sellers of Spetner, 140,064 shares of the Company’s common stock, as a non-refundable deposit and a prepayment of a portion of the First Purchase Price (as defined in the Stock Exchange Agreement), in the approximate amount of $329,431.

On February 20, 2025, the Company entered into an Amendment No. 2 (the “Amendment”) to that certain Amended and Restated Stock Exchange Agreement, dated as of September 6, 2024 (the “Original Agreement”), by and among the Company, Spetner Associates, Inc. (“Spetner”), Jonathan Spetner, and Agudath Israel of America (“Agudath”), as amended on October 29, 2024 (“Amendment 1”). Mr. Spetner and Agudath may be referred to herein collectively as the “Sellers” and each individually as a “Seller”.

Pursuant to the Amendment, the Company agreed to issue to each of Mr. Spetner and Agudath 78,500 shares of the Company’s common stock as a non-refundable deposit and a prepayment of a portion of the First Purchase Price, in the amount of $239,425 (collectively the “Additional Deposit Shares”). The Additional Deposit Shares were issued on February 20, 2025.

Further, the Amendment provides that the Additional Deposit Shares, (together with the Deposit Shares, as defined in and as issued pursuant to Amendment 1), shall be deemed a deposit and a prepayment of a portion of the First Purchase Price, and shall constitute a portion of the First Payment Shares, the value of the Deposit Shares and the Additional Deposit Shares, and the portion of the First Purchase Price to be paid by issuance of the First Payment Shares which has been satisfied by the issuance of the Deposit Shares and the Additional Deposit Shares, and collectively, was agreed to be equal to $568,856. The Amendment also sets forth that the purchase price for the First Closing Shares shall be $16,050,000, and that $6,500,000 (“Cash Payment”) of the First Purchase Price (the “Cash Payment”), shall be paid to Mr. Spetner.

The Original Agreement, prior to Amendment 1, provided that the First Payment Shares would be issued solely to Mr. Spetner, however, the Amendment provides that, in the event that the First Closing occurs, the issuance of Deposit Shares and the Additional Deposit Shares to Agudath as set forth above shall be deemed to satisfy the obligations of the Company to issue such applicable portion of First Payment Shares to Mr. Spetner.

Further, the Amendment provides that, in the event the First Closing occurs, the Deposit Shares and the Additional Deposit Shares shall be retained by the Sellers and shall constitute payment of a portion of the First Payment Shares. The Deposit Shares and the Additional Deposit Shares shall be non-refundable to the Company unless the First Closing is prevented by the Sellers.

The Company expects to leverage synergies Spetner will provide for its other subsidiaries by means of integration and harnessing cross selling opportunities.

2

Bylaws Amendment

On February 4, 2025, the Company’s Board of Directors approved Amendment No. 1 (the “Bylaws Amendment”) to the Company’s bylaws. The Bylaws Amendment had the effect of (i) amending the title of the bylaws to be “Bylaws of Reliance Global Group, Inc.”, to reflect the change of Company’s name since adoption of the bylaws (in May 2017, the Company’s name was changed from Eye on Media Network, Inc. to Ethos Media Network, Inc., and in October 2018, the Company’s name was changed from Ethos Media Network, Inc. to Reliance Global Group, Inc.); and (ii) reducing the quorum needed to hold a meeting of the Company’s stockholders from a majority of the shares entitled to vote, represented in person or proxy, to thirty-three and one-third (33-1/3%) percent of the shares entitled to vote, represented in person or proxy.

Increase in Authorized Shares

On February 7, 2025, the Company filed articles of amendment (the “Articles Amendment”) to its articles of incorporation, as amended, with the Florida Secretary of State. The Articles Amendment had the effect of increasing the total number of authorized shares of the Company’s common stock from 117,647,058 to 2,000,000,000. The Articles Amendment had no effect on the number of authorized shares of preferred stock. Accordingly, following the filing of the Articles Amendment, effective February 7, 2025, the Company’s authorized capital stock consisted of 2,750,000,000 shares, representing (i) 2,000,000,000 shares of common stock, and (ii) 750,000,000 shares of preferred stock.

The Articles Amendment was approved by the Company’s Board of Directors on October 2, 2024, and by the Company’s stockholders on December 31, 2024

Americana Credit Agreement and Revolving Note

On March 5, 2025, the Company and Americana entered into a Revolving Credit Facility Agreement (the “Credit Agreement”) pursuant to which Americana agreed to extend a revolving credit facility of up to $600,000 to the Company, to provide additional working capital for the Company to cover its incremental Spetner acquisition related costs, as well as for general working capital uses. Subject to the terms and conditions of the Credit Agreement and the other transaction documents, and in reliance upon the representations and warranties set forth therein, Americana agreed to make loans to the Company from time to time, pursuant to the terms of the Credit Agreement, until, but not including, the Maturity Date (as hereinafter defined), provided, however, that the aggregate principal balance of all loans outstanding at any time under the Credit Agreement will not exceed the Loan Availability, defined in the Credit Agreement as $600,000 less any obligations the Credit Agreement and related transaction documents. Loans made by Americana may be repaid and, subject to the terms and conditions of the Credit Agreement, borrowed again up to, but not including, the Maturity Date, unless the loans are otherwise terminated or extended as provided in the Credit Agreement. The “Maturity Date” means the earlier of (i) 12 months from March 5, 2025; (ii) the date of prepayment of the Revolving Note (as hereinafter defined) by the Company (subject to the terms of the Credit Agreement) and the termination of the Credit Agreement as of such date; or (iii) the date of the occurrence of an Event of Default (as defined in the Credit Agreement) and acceleration of the Revolving Note pursuant to the Credit Agreement.

Subject to the terms and conditions of the Credit Agreement, any request for a loan under the Credit Agreement may be made from time to time and in such amounts as the Company may choose. On or about March 5, 2025, Americana provided the Company an initial loan under the Credit Agreement in the amount of $500,000, of which $350,000 is outstanding as of April 30, 2025. Loans under the Credit Agreement bear interest at the rate of 0.1% per annum. No principal or interest payments are due as to any loan under the Credit Agreement prior to the Maturity Date, and there are no prepayment penalties. Pursuant to the terms of the Credit Agreement, on March 5, 2025, the Company executed an unsecured revolving promissory note (the “Revolving Note”) to evidence the loans under the Credit Agreement, in favor of Americana in the principal amount of $600,000.

3

Risks Relating to Our Business

We have been expanding our business by acquiring wholesale and retail insurance agencies in select markets in the U.S. In addition, we operate the RELI Exchange and 5MinuteInsure.com, proprietary internet based platforms we developed as business to business or business to consumer portals enabling agents and consumers to compare quotes from multiple carriers and sell and purchase their auto, home and life insurance coverage in a time efficient and effective manner. Our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our common stock. In particular, you should consider the risks discussed in detail in the section entitled “Risk Factors” including but not limited to:

Risks Related to Pending Acquisition of Spetner Associates, Inc.

●	If the offering raises significantly less funds than the amount required to fund the Cash Payment of $6,500,000 and repayment of the Agudath Note of $2,500,000 for the acquisition of Spetner Associates, Inc., the Company would be compelled to abandon the acquisition of Spetner Associates, Inc.

●	Neither the Company’s board of directors nor any committee thereof obtained a fairness opinion (or any similar report or appraisal) in determining whether or not to pursue the acquisition of Spetner Associates, Inc. Consequently, you have no assurance from an independent source that the price the Company is paying for Spetner Associates, Inc. is fair to the Company — and, by extension, its securityholders — from a financial point of view.

●	The acquisition of Spetner Associates, Inc. will cause dilution to the Company’s stockholders.

●	Spetner Associates, Inc. is in a highly competitive industry and there can be no assurance that it will be able to compete with many of its competitors which are larger and have greater financial resources.

●	Spetner Associates, Inc. is subject to intense governmental regulation.

●	The Company may not successfully implement its strategy for the acquisition of Spetner Associates, Inc.

●	The Company may not close on its acquisition of Spetner Associates, Inc.

Risks Related to this Offering and Our Common Stock

●	The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

●	The best-efforts structure of this offering may have an adverse effect on our business plan.

●	Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

●	If you purchase our Units (of which common stock forms a part) in this Offering, you will experience immediate and substantial dilution in the net tangible book value of your shares of common stock (if you exercise the Warrants or the Pre-Funded Warrants). In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

●	Future sales of our common stock following this offering, which may depress the market price of our common stock.

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●	Future sales or other dilution of our equity could adversely affect the market price of our common stock.

●	Possible issuance of additional securities.

●	Obligations under credit agreements.

●	Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

●	Dividends unlikely.

●	Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our common stock.

Risks Related to Our Warrants and Pre-Funded Warrants Included in the Units

●	There is no public market for the Warrants or Pre-Funded Warrants in the Units being offered by us in this offering.

●	Holders of the Warrants and Pre-Funded Warrants in the Units offered hereby will have no rights as shareholders with respect to shares of common stock underlying the Warrants and Pre-Funded Warrants until such holders exercise their warrants and acquire our common stock shares, except as otherwise provided in the Warrants and Pre-Funded Warrants.

●	The market price of our common stock may never exceed the exercise price of the Warrants issued in connection with this offering.

●	The Warrants and Pre-Funded Warrants contain features that may reduce your economic benefit from owning them.

●	Since the Warrants and Pre-Funded Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

●	We may not receive any additional funds upon the exercise of the Pre-Funded Warrants.

Corporate Information

We were formed under the name Ethos Media Network, Inc. in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC, a related party, purchased a controlling interest in our company. Ethos Media Network, Inc. changed its name to Reliance Global Group, Inc. on October 18, 2018. Our principal executive offices are located at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701. Our website is located at www.relianceglobalgroup.com and our telephone number is (732) 380-4600. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of the prospectus.

5

THE OFFERING

Issuer	Reliance Global Group, Inc.

Securities offered by us

Up to 8,771,930 Units on a best-efforts basis. Each Unit consists of (i) one share of common stock and (ii) two Warrants (Series H Warrant) to purchase one share of common stock (together with the common stock underlying the Warrants).

We are also offering to each purchaser, with respect to the purchase of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 9.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase one Pre-Funded Warrant (Series I Warrant) in lieu of one share of common stock. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price per Pre-Funded Warrant will be equal to the price per share of common stock, minus $0.001, and the exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full.

The Units will not be certificated or issued in stand-alone form. The common stock and/or Pre-Funded Warrants and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Description of the Warrants and Pre-Funded Warrants	Each Warrant will have an assumed exercise price of $1.14 per share (100% of the public offering price of each unit sold in this offering), will be exercisable upon receiving shareholder approval and will expire five years from the date of issuance. The Warrants may be exercised by way of a cashless exercise, receiving upon such cashless exercise the gross number of shares of our common stock determined according to the Black Scholes Value formula set forth in the Warrant based on the lower of the two Closing Bid Prices of the common stock in the two days prior the time of such exercise, but in any event the Closing Bid Price will not be less than 20% of the original Exercise Price. Accordingly, this prospectus covers up to 87,719,300 shares of common stock issuable from time to time upon exercise of the Warrants at an assumed floor price of $0.228 per share (20% of the initial exercise price) although the initial exercise price of the Warrants is $1.14 per share (100% of the public offering price per Unit). Notwithstanding, the Warrants will be required to be exercised with cash if the volume weighted average price for any single trading day during the ten-trading day period immediately preceding the date on which the Warrant is exercised is 250% above the initial exercise price. Each Pre-Funded Warrant will have an exercise price of $0.001 per share, will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity. Each Warrant and Pre-Funded Warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. The terms of the Warrants will be governed by a Warrant Agency Agreement, dated as of the closing date of this offering, that we expect to be entered into between us and VStock Transfer, LLC, or its affiliate (the “Warrant Agent”). This prospectus also relates to the offering of the common stock issuable upon exercise of the Warrants and Pre-Funded Warrants. For more information regarding the Warrants and Pre-Funded Warrants, you should carefully read the section titled “Description of Securities – Description of Securities We are Offering” in this prospectus.

Placement Agent Warrant	The registration statement of which this prospectus is a part also registers for sale warrants to purchase up to 438,597 shares of our common stock (5% of the shares of common stock forming part of the Units sold to investors introduced by the Placement Agent in this offering and 5% of the shares of common stock underlying the Pre-Funded Warrants forming part of the Units sold in this offering) to be issued to the Placement Agent or its designee, as a portion of the Placement Agent compensation payable in connection with this offering. The warrants will be exercisable at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five (5) years from the commencement of sales of the offering, at an exercise price of $1.311 (115% of the assumed public offering price of the Units). Please see “Plan of Distribution—Placement Agent Warrants” for a description of these warrants.

Size of Offering	$10,000,000

Assumed Price Per Unit	$1.14 per Unit including one share of common stock (or $1.139 per Unit including one Pre-Funded Warrant in lieu of one share of common stock). The public offering price per Unit will be fixed for the duration of this offering.

Common stock outstanding prior to this offering (1)	2,974,909 shares

Common stock to be outstanding after this offering (1)	Up to approximately 11,746,839 shares (assuming no issuance of Pre-Funded Warrants and no exercise of Warrants offered in this offering).

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Use of proceeds

Assuming the maximum number of Units are sold in this offering at an assumed public offering price of $1.14 per Unit, which represents the closing price of our common stock on Nasdaq on April 30, 2025, and assuming no issuance of Units including Pre-Funded Warrants in connection with this offering or exercise of the Warrants offered in this offering, we estimate the net proceeds of the offering will be approximately $9,000,000 after deducting cash expenses relating to this offering payable by us estimated at approximately $1,000,000 including Placement Agent fees (assuming all investors were introduced by the Placement Agent) of approximately $800,000 and offering expenses of $200,000. However, this is a best-efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. We expect to use the net proceeds from this offering (i) to first fund the $6,500,000 cash payment (“Cash Payment”) forming part of the consideration to be paid by the Company to acquire an 80% interest in Spetner Associates, Inc. (“Spetner Acquisition”), and (ii) to thereafter repay the promissory note in the principal amount of $2,500,000 to be issued by the Company to Agudath Israel of America (“Agudath Note”) as a part of the consideration to be paid to acquire an 80% interest in Spetner. To the extent that there are insufficient net proceeds from the offering to fund the Cash Payment of $6,500,000 and repayment of the Agudath Note of $2,500,000, the Company would be compelled to abandon the Spetner Acquisition and the net proceeds from this offering will be used to fund working capital to grow the company and for general corporate purposes. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. See “Use of Proceeds.” Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering. See “Risk Factors” for a discussion of certain risks that may affect our intended use of the net proceeds from this offering.

Participation Rights	We are offering investors who purchase $1.0 million or more of Units in this offering the right to participate in any financing involving the issuance of common stock (or common stock equivalents) during the 18 month period following the closing.

Listing	Our common stock currently trades on the Nasdaq Capital Market under the symbol “RELI”. We do not intend to list the Units, Pre-Funded Warrants or Warrants offered hereunder on any stock exchange.

Risk factors	An investment in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Best Efforts Offering	We have agreed to offer and sell the securities offered hereby to the purchasers through the Placement Agent; in some cases, the securities will be sold pursuant to a securities purchase agreement, dated as of [____], 2025 (the “Purchase Agreement”) to be entered into by and between us and the purchasers identified therein (the “purchasers”). The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 44 of this prospectus.

[1]	The number of shares of common stock outstanding before this offering is based on 2,974,909 shares of our common stock outstanding as of April 30, 2025 and assumes no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of common stock that we are offering on a one-for-one basis; and no exercise of the Pre-Funded Warrants or Warrants and excludes the following:

●	17 shares of our common stock issuable upon the exercise of stock options outstanding as of April 30, 2025, at a weighted-average exercise price of $3,497 per share;

●	6,647 shares of common stock issuable upon exercise of warrants to purchase common stock with a weighted-average exercise price of $104.21 per share as of April 30, 2025;

●	10 shares of our common stock subject to vested and unvested stock awards as of April 30, 2025;

●	2,002,414 shares of common stock reserved for future issuance under our 2019, 2023, 2024 and 2025 Equity Incentive Plans, as well as our 2024 Omnibus Incentive Plan, as of April 30, 2025; and

●	438,597 shares of common stock underlying the warrants to be issued to the Placement Agent in connection with this offering.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of common stock that we are offering on a one-for-one basis; and

●	no exercise of the Warrants issued in this offering.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “can,” “continue” “could,” “estimates,” “expect,” “intend,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements included or incorporated by reference in this prospectus relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, strategic plans and objectives, competitive environment and our expected use of the net proceeds from this offering. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors” beginning on page 9 of this prospectus, as well as in the other reports we file with the SEC. You should read this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by applicable laws or the Nasdaq listing rules, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors.

We qualify all of our forward-looking statements by these cautionary statements.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the additional risks described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, before deciding whether to purchase our securities in this offering. All of these risk factors are incorporated herein in their entirety. The risks described below and incorporated by reference are material risks currently known, expected or reasonably foreseeable by us. However, the risks described below or that we incorporate by reference are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common stock and the value of the warrants to decline, resulting in a loss of all or part of your investment.

Risks Related to Pending Acquisition of Spetner Associates, Inc.

If the offering raises significantly less funds than the amount required to fund the Cash Payment of $6,500,000 and repayment of the Agudath Note of $2,500,000 for the acquisition of Spetner Associates, Inc., the Company would be compelled to abandon the acquisition of Spetner Associates, Inc., which could adversely affect the price of our common stock and our future business and financial results.

To the extent that there are insufficient net proceeds from the offering to fund the Cash Payment of $6,500,000 and repay the Agudath Note for $2,500,000 for the acquisition of Spetner Associates, Inc., the Company will be compelled to abandon the Spetner Acquisition. If the Spetner Acquisition is not consummated, we could be adversely affected and subject to a variety of risks associated with the failure to consummate the Spetner Acquisition, including:

●	our stockholders may be prevented from realizing the anticipated potential benefits of the Spetner Acquisition;
●	the market price of our common stock could decline significantly; and
●	reputational harm due to the adverse public perception of any failure to successfully complete the Spetner Acquisition.

Any failure to consummate the Spetner Acquisition could adversely affect our business, financial results and common stock price

Neither the Company’s board of directors nor any committee thereof obtained a fairness opinion (or any similar report or appraisal) in determining whether or not to pursue the acquisition of Spetner Associates, Inc. Consequently, you have no assurance from an independent source that the price the Company is paying for Spetner Associates, Inc. is fair to the Company — and, by extension, its securityholders — from a financial point of view.

On May 14, 2024, and as amended on September 6, 2024, October 29, 2024 and February 20, 2025, the Company entered into a Stock Exchange Agreement (the “Stock Exchange Agreement”) with Spetner Associates, Inc. (“Spetner”), Jonathan Spetner (“JS”), and Agudath Israel of America (“Agudath”) to acquire Spetner. Pursuant to the Stock Exchange Agreement, the Company agreed to: (i) acquire 80% of the issued and outstanding shares of common stock, par value $1.00 per share, of Spetner (the “Spetner Common Stock”) for $16,050,000 (which amount is to be paid as $6,500,000 in cash, a promissory note in the aggregate principal amount of $2,500,000 payable to Agudath (“Agudath Note”), shares of the Company’s Common Stock equal to a beneficial ownership of 9.9% in the Company at the time of issuance, and any remaining balance is to be paid by the Company’s issuance of promissory notes to JS (“JS Note”); and (ii) have the sole option to acquire the remaining 20% of Spetner common stock for a predetermined amount based on a multiple of 10 of EBITDA. On October 29, 2024, the Company entered into Amendment No. 1 (“Amendment No. 1”) to the Stock Exchange Agreement. Pursuant to the terms of the form of promissory note which appears as Exhibit B to the Stock Exchange Agreement, which is filed as Exhibit 10.37 to the registration statement of which this prospectus forms a part, representative of the Agudath Note and JS Note to be issued upon the completion of the Spetner Acquisition, the Agudath Note and JS Note will accrue interest at the prime rate that resets every 90 days thereafter and will have a maturity date of three years following the date of issuance. Pursuant to Amendment No. 1, the Company issued to the sellers of Spetner, 140,064 shares of the Company’s common stock, as a non-refundable deposit and a prepayment of a portion of the First Purchase Price (as defined in the Stock Exchange Agreement), in the approximate amount of $329,431. On February 20, 2025, the Company entered into Amendment No. 2 (“Amendment No. 2”) to the Stock Exchange Agreement. Pursuant to the Amendment, the Company issued to the sellers of Spetner, 157,000 shares of the Company’s common stock, as a non-refundable deposit and a prepayment of a portion of the First Purchase Price (as defined in the Stock Exchange Agreement), in the approximate amount of $239,425.

Neither the Company’s board of directors nor any committee thereof is required to obtain an opinion (or any similar report) from an independent investment banking or accounting firm that the price that the Company is paying for Spetner is fair to the Company from a financial point of view, although pursuant to Nasdaq Rule 5630 the Company is required to conduct an appropriate review and oversight of all related party transactions for potential conflict of interest situations on an ongoing basis by the Company’s audit committee or another independent body of the board of directors. In analyzing the acquisition of Spetner, the Company’s board of directors reviewed summaries of due diligence results and financial analyses prepared by management. The Company’s board of directors also consulted with legal counsel and with the Company management and considered a number of factors, uncertainty and risks and concluded that the acquisition of Spetner was in the best interest of the Company’s stockholders. The Company’s board of directors believes that because of the professional experience and background of its directors, it was qualified to conclude that the acquisition of Spetner was fair from a financial perspective to its stockholders. Accordingly, investors will be relying solely on the judgment of the Company’s board of directors in valuing Spetner and the Company’s board of directors may not have properly valued such acquisition. As a result, the terms may not be fair from a financial point of view to the public stockholders of the Company.

The acquisition of Spetner Associates, Inc. will cause dilution to the Company’s stockholders.

Pursuant to the Stock Exchange Agreement with Spetner, the Company agreed to: (i) acquire 80% of the issued and outstanding shares of common stock, par value $1.00 per share, of Spetner (the “Spetner Common Stock”) for $16,050,000 (which amount is to be paid as $6,500,000 in cash, a promissory note in the aggregate principal amount of $2,500,000 payable to Agudath, shares of the Company’s Common Stock equal to a beneficial ownership of 9.9% in the Company at the time of issuance, and any remaining balance is to be paid by the Company’s issuance of promissory notes); and (ii) have the sole option to acquire the remaining 20% of Spetner common stock for a predetermined amount based on a multiple of 10 of EBITDA. Pursuant to Amendment No. 1 and Amendment No. 2 to the Stock Exchange Agreement, the Company issued to the sellers of Spetner an aggregate of 297,064 shares of the Company’s common stock, as a non-refundable deposit and a prepayment of a portion of the First Purchase Price (as defined in the Stock Exchange Agreement), in the aggregate approximate amount of $568,856. Of the shares of the Company’s common stock that will be issued and outstanding upon the closing of the Stock Exchange Agreement, the shares issued to Spetner will constitute to 9.9% of the issued and outstanding shares. The issuance of such shares will cause dilution to the Company’s stockholders.

Spetner Associates, Inc. is in a highly competitive industry and there can be no assurance that it will be able to compete with many of its competitors which are larger and have greater financial resources.

Spetner operates in a competitive marketplace where multiple organizations aim to attract and support individuals seeking enrollment in various programs or services. Spetner specializes in simplifying and enhancing the enrollment process, offering solutions tailored to meet the needs of Spetner client companies. Despite this, Spetner face competition from both established companies and new entrants. Spetner’s main competitors include organizations that provide similar enrollment facilitation services. These competitors range from large corporations with significant resources and brand recognition to smaller companies focused on niche markets. Spetner also competes with traditional insurance brokers, direct insurance providers, digital platforms and consulting firms with regard to its business of providing individual life insurance and life settlement. Some of these competitors may already have long-standing relationships with clients or access to advanced technology that enhances their offerings. Additionally, direct service providers, such as educational institutions, insurers, or government agencies, often develop their own in-house enrollment solutions, creating another layer of competition. Spetner aims to distinguish itself through Spetner’s user-friendly BenManage platform, personalized support services, and innovative tools that streamline the enrollment process as well as Spetner’s approach to individual life insurance and life settlement needs. Spetner’s ability to adapt to market trends and integrate feedback from users helps it maintain a competitive edge. However, changes in technology, consumer preferences, or regulatory requirements could affect Spetner’s position relative to competitors. Spetner seeks to, but may not be able to, effectively compete with such competitors.

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Spetner Associates, Inc. is subject to intense governmental regulation.

Spetner is subject to various federal and state regulations designed to ensure consumer protection, financial transparency, and compliance with industry standards. At the federal level, Spetner must comply with laws such as the Employee Retirement Income Security Act (ERISA), which governs the transparency, fiduciary responsibility, and proper management of employee benefit plans. If Spetner handles employees’ health information during the enrollment process, it must also adhere to the Health Insurance Portability and Accountability Act (HIPAA) to protect the privacy and security of that data. Additionally, the Affordable Care Act (ACA) imposes coverage reporting requirements and mandates that any offered plans meet minimum essential coverage standards. For life insurance offerings, Spetner must follow federal guidelines set by organizations like the National Association of Insurance Commissioners (NAIC), which provide model regulations for the insurance industry. On the state level, insurance and employee benefits are heavily regulated, requiring compliance with various state-specific requirements. These include maintaining proper licensing, adhering to life settlement regulations that ensure fair treatment of policyholders, and following consumer protection laws to prevent deceptive practices. Additionally, any voluntary benefits or life insurance products offered often require filing and approval by state insurance departments. Anti-Money Laundering (AML) compliance is also crucial to prevent financial crimes in the sale of life insurance or life settlements. Furthermore, marketing activities must comply with laws like the Telephone Consumer Protection Act (TCPA) and federal or state data privacy regulations such as the California Consumer Privacy Act (CCPA). This regulatory environment is complex, spanning multiple federal and state laws, making it essential to prioritize compliance across all operations to effectively serve clients while mitigating legal and reputational risks. If Spetner is unable to comply with such regulations, it would result in a material adverse effect on Spetner and thereby the Company.

The Company may not successfully implement its strategy for the acquisition of Spetner Associates, Inc.

While the Company intends to further the continued growth of its underlying business with this acquisition which is expected to be the largest acquisition in the Company’s history and is set to be a key inflection point for the Company, there can be no assurance that the Company will be able to successfully implement its strategy for the acquisition of Spetner Associates, Inc. If the Company is unable to do so it will have an adverse impact on the Company’s strategic plans and ability to grow its business.

The Company may not close on its acquisition of Spetner Associates, Inc.

There can be no assurance that the Stock Exchange Agreement will close or that the transactions will take place as planned or at all. If the Stock Purchase Agreement does not close, the Company will not acquire Spetner and will not have the benefit of Spetner as it seeks to expand its business. Additionally, if the Stock Exchange Agreement does not close, it may result in the loss of business opportunities and potential disruption to the Company’s strategic plans.

Risks Related to this Offering and Our Common Stock

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

The trading price of our common stock may fluctuate widely as a result of a number of factors, including the risk factors described above many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

●	General economic and political conditions such as recessions, economic downturns and acts of war or terrorism;

●	Quarterly variations in our operating results;

●	Seasonality of our business cycle;

●	Changes in the market’s expectations about our operating results;

●	Our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	Changes in financial estimates and recommendations by securities analysts concerning us or the insurance brokerage or financial services industries in general;

●	Operating and stock price performance of other companies that investors deem comparable to us;

●	News reports relating to trends in our markets, including any expectations regarding an upcoming “hard” or “soft” market;

●	Cyberattacks and other cybersecurity incidents;

●	Changes in laws and regulations affecting our business;

●	Material announcements by us or our competitors;

●	The impact or perceived impact of developments relating to our investments, including the possible perception by securities analysts or investors that such investments divert management attention from our core operations;

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●	Market volatility;

●	A negative market reaction to announced acquisitions;

●	Competitive pressures in each of our divisions;

●	General conditions in the insurance brokerage and insurance industries;

●	Legal proceedings or regulatory investigations; and

●	Sales of substantial amounts of common shares by our directors, executive officers or significant stockholders or the perception that such sales could occur.

Stockholder class action lawsuits may be instituted against us following a period of volatility in our stock price. Any such litigation could result in substantial cost and a diversion of management’s attention and resources.

The best-efforts structure of this offering may have an adverse effect on our business plan.

The Placement Agent is offering the securities in this offering on a “best-efforts” basis. The Placement Agent is not required to purchase any securities, but will use its best efforts to sell the securities offered. As a “best-efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will result in any proceeds being made available to us. The success of this offering will impact our ability to use the proceeds to acquire Spetner or to further execute our business plan. We may have insufficient capital to implement our business plans, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement in this offering will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for one year from closing, subject certain exceptions; (iii) agreement to not enter into any financings for 90 days from closing, subject to certain exceptions; and (iv) indemnification for breach of contract.

If you purchase our Units (of which common stock forms a part) in this Offering, you will experience immediate and substantial dilution in the net tangible book value of your shares of common stock (if you exercise the Warrants or the Pre-Funded Warrants). In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price of our common stock in the Unit to be sold in this offering is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase Units which include shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Based on an assumed offering price of $1.14 per Unit, if you purchase Units in this offering you will suffer dilution of $1.12 per share (if all Units are sold in this offering) with respect to the as adjusted pro forma net tangible book value per share of the common stock, which will be $0.02 per share following the offering on a pro forma as adjusted basis (attributing no value to the Warrants). See “Dilution” in this prospectus for more information.

Sales of a substantial number of shares of our common stock, or other securities convertible into, or exercisable or exchangeable for, our common stock) in the public market or the perception that such sales might occur could materially adversely affect the market price of the shares of our common stock, and would result in dilution of your ownership interest in the Company. Each Warrant will be immediately exercisable for one share of common stock at an assumed exercise price of $1.14 per share (100% of the public offering price of each Unit sold in this offering); provided, however, the assumed exercise price may be reduced to $0.228 per share (20% of the initial exercise price based on the lowest closing bid price of the common stock in the two days prior to the time of exercise) (“Floor Price”). Accordingly, this prospectus covers up to 87,719,300 shares of common stock issuable from time to time upon exercise of the Warrants at an assumed Floor Price of $0.228 per share (20% of the initial exercise price) although the initial exercise price of the Warrants is $1.14 per share (100% of the public offering price per Unit). In addition, this prospectus covers Pre-Funded Warrants to purchase up to 8,771,930 shares of common stock as part of this unit Offering. The exercise of the Warrants and Pre-Funded Warrants being sold in this Offering and any future sales of the underlying shares into the public market, or the perception that such sales may occur, could adversely affect the price of our common stock.

Future sales of our common stock following this offering, which may depress the market price of our common stock.

The Units we are offering include a significant number of shares of our common stock relative to the amount of our common stock currently outstanding. Additionally, a large number of shares of common stock issued as part of the Units in this offering may be sold in the public market following this offering, which may depress the market price of our common stock. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares of common stock. The common stock issued in the Units in this offering will be freely tradable without restriction or further registration under the Securities Act.

Future sales or other dilution of our equity could adversely affect the market price of our common stock.

We grow our business organically as well as through acquisitions. One method of acquiring companies or otherwise raising capital is through the issuance of additional equity securities. The issuance of any additional shares of common or of preferred stock or convertible securities could be substantially dilutive to holders of our common stock. Moreover, to the extent that we issue restricted stock units, performance stock units, options or warrants to purchase shares of our common stock in the future and those options or warrants are exercised or as the restricted stock units or performance stock units vest, our stockholders may experience further dilution. Holders of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our stockholders. The market price of our common stock could decline as a result of sales of shares of our common stock or the perception that such sales could occur.

Possible issuance of additional securities.

Our Articles of Incorporation, as amended, authorize the issuance of 2,000,000,000 shares of common stock, par value $0.086 per share. As of December 31, 2024, we had 2,250,210 shares issued and outstanding; 17 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2024, at a weighted-average exercise price of $3,497 per share; 6,647 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2024, at a weighted-average exercise price of $104.21 per share; 1,002,390 shares of common stock available for future issuance (excluding options) under the Reliance Global Group Inc. Equity and Omnibus Incentive Plans as of December 31, 2024; and 87,719,300 Warrants and 8,771,930 Pre-Funded Warrants issued in the Units in this offering to purchase shares of common stock at an exercise floor price of $0.228 per share and $0.001 per share, respectively. All warrants, Pre-Funded Warrants and stock options are convertible, or exercisable into, one share of common stock. The issuance of shares of our common stock upon the exercise of outstanding convertible securities could result in substantial dilution to our shareholders, which may have a negative effect on the price of our common stock. In addition, we may be expected to issue additional shares in connection with raising capital, our pursuit of new business opportunities and new business operations. To the extent that additional shares of common stock are issued, our shareholders would experience dilution of their respective ownership interests. If we issue shares of common stock in connection with our intent to pursue new business opportunities, a change in control of the Company may be expected to occur. The issuance of additional shares of common stock may adversely affect the market price of our common stock, in the event that an active trading market commences.

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The holders of the Warrants may sell a large number of shares, resulting in substantial diminution to the value of shares of common stock held by our current stockholders.

Pursuant to the terms of the Warrants, they may not be exercised into shares of common stock to the extent that the issuance of shares of common stock would cause the holders of the Warrants to beneficially own more than 9.99% of our then outstanding shares of common stock. However, we do not have the right to control the timing and amount of any sales by the holders of the Warrants of the shares registered hereunder. In addition, these restrictions do not prevent the holders of the Warrants from selling shares of common stock received in connection with such exercises and then receiving additional shares of common stock in connection with a subsequent issuance. In this way, the holders of the Warrants could sell more than 9.99% of the outstanding shares of common stock in a relatively short time frame while never holding more than 9.99% at any one time.

The market price of shares of our common stock could decline as a result of substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders. Further, the registration of the sale of shares of our common stock hereunder may create a circumstance commonly referred to as an “overhang” whereby a large number of shares of our common stock become available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

The existence of an overhang and the anticipation of such sales, whether or not sales have occurred or are occurring, could cause the market price of our common stock to fall. It could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our commitment to issue a substantial amount of shares of common stock underlying the Warrants may cause significant dilution to our stockholders.

The Warrants may be exercised by way of a cashless exercise, receiving upon such cashless exercise the gross number of shares of our common stock determined according to the Black Scholes Value formula set forth in the Warrant based on the lower of the two Closing Bid Prices of the common stock in the two days prior the time of such exercise, but in any event the Closing Bid Price will not be less than 20% of the original Exercise Price. Accordingly, this prospectus covers up to 87,719,300 shares of common stock issuable from time to time upon exercise of the Warrants at an assumed floor price of $0.228 per share (20% of the initial exercise price) although the initial exercise price of the Warrants is $1.14 per share (100% of the public offering price per Unit). Notwithstanding, the Warrants will be required to be exercised with cash if the volume weighted average price for any single trading day during the ten-trading day period immediately preceding the date on which the Warrant is exercised is 250% above the initial exercise price. Upon the cashless exercise of the Warrants, the Company is obligated to issue shares of common stock that may cause significant dilution to its stockholders.

The issuance of shares of common stock upon the exercise of the Warrants would dilute the percentage ownership interest of holders of our common stock, dilute the book value per share of our common stock and increase the number of our publicly traded shares, which could depress the market price of our common stock.

Our commitment to issue shares of common stock pursuant to the terms of the Warrants could encourage short sales by third parties, which could contribute to the future decline of our stock price.

Our commitment to issue shares of common stock pursuant to the terms of the Warrants has the potential to cause significant downward pressure on the price of our common stock. In such an environment, short sellers may contribute exacerbate any decline of our stock price. If there are significant short sales of our common stock, the share price of our common stock may decline more than it would in an environment without such activity. This may cause other holders of our common stock to sell their shares. If there are many more shares of our common stock on the market for sale than the market will absorb, the price of our common stock will likely decline.

The holders of the Warrants may participate in short sales of our common stock. They may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The holders of the Warrants may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The holders of the Warrants may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares. Such activity could cause a decline in the market price of the shares of our common stock.

Obligations under credit agreements.

Under our credit agreements with Oak Street, the Company has agreed that at all times that the loans are outstanding: (i) Ezra Beyman, our chief executive officer, Debra Beyman, Mr. Beyman’s wife, or Yaakov Beyman, son of Mr. and Ms. Beyman, or someone else approved by Oak Street, as applicable, will be the manager of the current subsidiaries of the Company, (ii) Mr. Ezra Beyman will be President and Chairperson of the Board of the Company, and (iii) Reliance Global Holdings will continue to remain a shareholder of the Company’s equity and Ezra and Debra will be the sole owners of Reliance Global Holdings as tenants in entirety. The loans by Oak Street immediately mature and become due and payable if the Company fails to comply with these provisions, subject to certain notice and/or cure periods.

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Any person who invests in the Company’s securities will do so without an opportunity to evaluate the specific merits or risks of any prospective acquisition. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of acquisitions. There can be no assurance that determinations made by the Company’s management will permit us to achieve the Company’s business objectives.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page 14 for a description of our proposed use of proceeds from this offering.

Dividends unlikely.

The Company does not expect to pay dividends for the foreseeable future. The payment of dividends will be contingent upon the Company’s future revenues and earnings, if any, capital requirements and overall financial conditions. The payment of any future dividends will be within the discretion of the Company’s board of directors as then constituted. It is the Company’s expectation that future management following a business combination will determine to retain any earnings for use in its business operations and accordingly, the Company does not anticipate declaring any dividends in the foreseeable future.

Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our common stock.

Our shares of common stock are currently listed on Nasdaq. If we fail to satisfy the continued listing requirements of The Nasdaq Capital Market, such as the corporate governance requirements, minimum bid price requirement or the minimum stockholders’ equity requirement, Nasdaq may take steps to delist our common stock. Any delisting would likely have a negative effect on the price of our common stock and would impair stockholders’ ability to sell or purchase their common stock when they wish to do so.

As previously disclosed in the Current Report on Form 8-K filed on January 16, 2024 by the Company on January 12, 2024, the Company received written notice from Nasdaq’s Listing Qualifications Department notifying the Company that for the preceding 30 consecutive business days (November 29, 2023 to January 11, 2024), the Company’s common stock did not maintain a minimum closing bid price of $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2). The notice has no immediate effect on the listing or trading of the Company’s common stock and the common stock continued to trade on Nasdaq under the symbol “RELI.” In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had a compliance period of 180 calendar days, or until July 10, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2). The Company received notice from The Nasdaq Stock Market on July 16, 2024, indicating that the Company had regained compliance with the minimum bid price requirement under Nasdaq Rule 5550(a)(2).

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There can be no assurance that the Company will be able to maintain compliance with the bid price requirement, even if it maintains compliance with the other listing requirements.

In addition, we cannot assure you our securities will meet the continued listing requirements to be listed on Nasdaq in the future. If Nasdaq delists our common stock from trading on its exchange, we could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain compliance with all applicable continued listing requirements for the Nasdaq Capital Market and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing to repay debt and fund our operations

Risks Related to Our Warrants and Pre-Funded Warrants Included in the Units

There is no public market for the Warrants or Pre-Funded Warrants in the Units being offered by us in this offering.

There is no established public trading market for the Warrants or the Pre-Funded Warrants in the Units, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants or the Pre-Funded Warrants in the Units on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Warrants and the Pre-Funded Warrants in the Units will be limited.

Holders of the Warrants and Pre-Funded Warrants in the Units offered hereby will have no rights as shareholders with respect to shares of common stock underlying the Warrants and Pre-Funded Warrants until such holders exercise their warrants and acquire our common stock shares, except as otherwise provided in the Warrants and Pre-Funded Warrants.

Until holders of the Warrants or Pre-Funded Warrants acquire our shares of common stock upon exercise thereof, such holders will have no rights with respect to the shares of common stock underlying such Warrants or Pre-Funded Warrants, except to the extent that holders of such Warrants or Pre-Funded Warrants will have certain limited rights to participate in distributions or dividends paid on our shares of common stock as set forth in the Warrants and Pre-Funded Warrants. Upon exercise of the Warrants or Pre-Funded Warrants, the holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

Since the Warrants and Pre-Funded Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Pre-Funded Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Pre-Funded Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Pre-Funded Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

We may not receive any additional funds upon the exercise of the Warrants and the Pre-Funded Warrants.

Each Pre-Funded Warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in Pre-Funded Warrant. The Warrants may also be exercised by way of a cashless exercise, receiving upon such cashless exercise the gross number of shares of our common stock determined according to the Black Scholes Value formula set forth in the Warrant based on the lower of the two Closing Bid Prices of the common stock in the two days prior the time of such exercise, but in any event the Closing Bid Price will not be less than 20% of the original Exercise Price; provided, however, the Warrants will be required to be exercised with cash if the volume weighted average price for any single trading day during the ten-trading day period immediately preceding the date on which the Warrant is exercised is 250% above the initial exercise price. Accordingly, we may not receive any additional funds upon the cashless exercise of the Pre-Funded Warrants and the Warrants.

13

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $9,000,000 (assuming the sale of all the Units offered hereby at the assumed public offering price of $1.14 per Unit, and assuming no issuance of Pre-Funded Warrants and no exercise of the Warrants issued in connection with this offering), after deducting cash expenses relating to this offering payable by us estimated at approximately $1,000,000, including Placement Agent fees (assuming all investors were introduced by the Placement Agent) of approximately $800,000 and offering expenses of $200,000. The following presents our use of proceeds if 100%, 75%, 50% or 25% of the Units are sold.

	100% of Units Sold	% of Total	75% of Units Sold	% of Total	50% of Units Sold	% of Total	25% of Units Sold	% of Total
Gross Proceeds from Offering	$10,000,000	100.0%	$7,500,000	100.0%	$5,000,000	100.0%	$2,500,000	100.0%

Use of Proceeds
Placement Agent Fees and Expenses	$800,000	8.0%	$600,000	8.0%	$400,000	8.0%	$200,000	8.0%
Offering Expenses	$200,000	2.0%	$200,000	2.7%	$200,000	4.0%	$200,000	8.0%
Cash Consideration to Acquire Spetner Associates, Inc.	$6,500,000	65.0%	$-	-%	$-	-%	$-	-%
Repayment of Agudath Note to be issued to Acquire Spetner Associates, Inc.	$2,500,000	25.0%	$-	-%	$-	-%	$-	-%
Working Capital and General Corporate Purposes	$-	-%	$6,700,000	89.3%	$4,400,000	88.0%	$2,100,000	84.0%
Total Use of Proceeds	$10,000,000	100.0%	$7,500,000	100.0%	$5,000,000	100.0%	$2,500,000	100.0%

On May 14, 2024, and as amended and restated on September 6, 2024, the Company entered into a Stock Exchange Agreement (the “Stock Exchange Agreement”) with Spetner Associates, Inc. (“Spetner”), Jonathan Spetner (“JS”), and Agudath Israel of America (“Agudath”) to acquire Spetner. Pursuant to the Stock Exchange Agreement, as amended, the Company agreed to: (i) acquire 80% of the issued and outstanding shares of common stock, par value $1.00 per share, of Spetner for $16,050,000 (which amount is to be paid as $6,500,000 in cash, a promissory note in the aggregate principal amount of $2,500,000 payable to Agudath (“Agudath Note”), shares of the Company’s common stock equal to a beneficial ownership of 9.9% in the Company at the time of issuance, and any remaining balance is to be paid by the Company’s issuance of promissory notes to JS (“JS Note”)); and (ii) have the sole option to acquire the remaining 20% of Spetner common stock for a predetermined amount based on a multiple of 10 of EBITDA. Pursuant to the terms of the form of promissory note which appears as Exhibit B to the Stock Exchange Agreement, which is filed as Exhibit 10.37 to the registration statement of which this prospectus forms a part, representative of the Agudath Note and JS Note to be issued upon the completion of the Spetner Acquisition, the Agudath Note and JS Note will accrue interest at the prime rate that resets every 90 days thereafter and will have a maturity date of three years following the date of issuance.

We intend to use the net proceeds from the sale of the Units offered by this prospectus to fund the Cash Payment of $6,500,000, and repay the Agudath Note for $2,500,000 for the acquisition of Spetner.

To the extent that there are insufficient net proceeds from the offering to fund the Cash Payment of $6,500,000 and repay the Agudath Note for $2,500,000 for the acquisition of Spetner, the Company will be compelled to abandon the Spetner Acquisition. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Additional information on the use of net proceeds from the sale of securities may be set forth in the prospectus relating to the offering. See “Risk Factors — Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.”

We will not receive any proceeds from the sale of common stock issuable upon exercise of the Warrants unless and until such Warrants are exercised for cash when the volume weighted average price (“VWAP”) for any single trading day during the ten-trading day period immediately preceding the date on which the Warrant is exercised is 250% above the initial exercise price (an assumed VWAP of $2.85). If all of the Warrants sold in this offering were to be exercised in cash at the assumed exercise price of $1.14 per share of common stock, we would receive additional net proceeds of approximately $20,000,000. We cannot predict when or if these Warrants will be exercised. We expect to use any proceeds we receive from the exercise of Warrants for substantially the same purposes and in substantially the same manner.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2024 on an actual basis.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which are incorporated by reference in this prospectus.

As of December 31, 2024
Actual
(Audited)
Cash	$372,695
Total long term debt	10,744,071
Total stockholders’ equity
Preferred stock, par value $0.086 per share; 750,000,000 shares authorized and 0 shares issued and outstanding on an actual basis	-
Common stock, par value $0.086 per share, 117,647,059 shares authorized; 2,250,210 shares issued and outstanding on an actual basis	193,484
Additional paid-in capital	50,877,307
Accumulated deficit	(48,073,549)
Total stockholders’ equity	$2,997,242
Total capitalization	$13,741,313

14

DETERMINATION OF OFFERING PRICE

The final offering price of the securities we are offering, and the exercise price of the Warrants included in the units that we are offering, will be negotiated among us, the Placement Agent and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the Warrants included in the units that we are offering include:

● the information in this prospectus and otherwise available to us, including our financial information;

● the history and the prospects for the industry in which we compete;

● the ability of our management;

● the prospects for our future earnings;

● the present state of our development and our current financial condition;

● the general condition of the economy and the securities markets in the United States at the time of this offering;

● the market price of our common stock listed on the Nasdaq Capital Market;

● the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

● other factors as were deemed relevant.

Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

MARKET PRICE AND DIVIDEND POLICY

Our common stock is listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “RELI.” On April 30, 2025, the last reported sale price of our common stock was $1.14 per share. There is no established public trading market for the Units, the Warrants or the Pre-Funded Warrants. We do not intend to apply for listing of the Units, the Warrants or the Pre-Funded Warrants on any securities exchange or recognized trading system. As of the date of April 30, 2025, 2,974,909 shares of common stock were issued and outstanding.

Holders of Record

As of April 30, 2025, we had approximately 524 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Dividends

We have not declared or paid dividends to stockholders since inception and do not plan to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, to finance our growth.

15

Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury) and all under Section 4(a)(2) of the Securities Act of 1933	Number of Securities Issued (or cancelled) (1)	Class of Securities	Value of Securities issued ($/per share) at Issuance(1)	Were the Securities issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Securities were issued to (entities must have individual with voting / investment control disclosed).	Reason for Securities issuance (e.g. for cash or debt conversion) OR Nature of Services Provided (if applicable)	Restricted or Unrestricted as of this filing?	Exemption or Registration Type?

5/1/2021	New	59	Common	854.25	Yes	Joshua Kushenreit	Acquisition	Restricted	4(a)(2)

11/5/2021	New	46	Common	1.46	Yes	Reliance Global Holdings, LLC	Conversion of preferred shares	Restricted	4(a)(2)

1/3/2022	New	59	Common	1,683.00	Yes	Warberg	Exercise of Series A warrants		4(a)(2)

1/4/2022	New	941	Common	1,683.00	Yes	Clear Street LLC	Exercise of Series A warrants		4(a)(2)

1/5/2022	New	235	Common	1,683.00	Yes	Clear Street LLC	Exercise of Series A warrants		4(a)(2)

1/5/2022	New	10,747	Common	See footnote 2.	Yes	Hudson Bay Master Fund Ltd. and Armistice Capital Master Fund, Ltd.	Cash(2)		4(a)(2)

1/5/2022	New	9,076	Preferred	See footnote 2.	Yes	Hudson Bay Master Fund Ltd. and Armistice Capital Master Fund, Ltd.	Cash(2)		4(a)(2)

1/5/2022	New	651,997	Series B Warrants	See footnote 2.	Yes	Hudson Bay Master Fund Ltd. and Armistice Capital Master Fund, Ltd.	Cash(2)		4(a)(2)

1/10/2022	New	2,377	Common	823.65	Yes	Pagidem, LLC	Acquisition		4(a)(2)

1/18/2022	New	235	Common	1,683.00	Yes	Clear Street LLC and Warberg	Exercise of Series A warrants		4(a)(2)

3/22/2022	New	(12,851)	Common	1,042.95	Yes	Hudson Bay Master Fund Ltd., Pagidem, LLC and Armistice Capital Master Fund, Ltd.	Exchange of common shares for series C warrants		4(a)(2)

5/24/2022	New	5,237	Common	1,042.95	Yes	Hudson Bay Master Fund Ltd.	Exercise of Series C warrants		4(a)(2)

5/24/2022	New	2,377	Common	1,042.95	Yes	Pagidem, LLC	Exercise of Series C warrants		4(a)(2)

6/14/2022	New	5,237	Common	1,042.95	Yes	Armistice Capital Master Fund, Ltd.	Exercise of Series C warrants		4(a)(2)

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Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury) and all under Section 4(a)(2) of the Securities Act of 1933	Number of Securities Issued (or cancelled) (1)		Class of Securities	Value of Securities issued ($/per share) at Issuance	Were the Securities issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Securities were issued to (entities must have individual with voting / investment control disclosed).	Reason for Securities issuance (e.g. for cash or debt conversion) OR Nature of Services Provided (if applicable)	Restricted or Unrestricted as of this filing?	Exemption or Registration Type?
8/4/2022	New	7,228		Common	See footnote 2.	Yes	Armistice Capital Master Fund, Ltd.	Conversion of preferred shares(2)		4(a)(2)

8/15/2022	New	1,676		Common	247.35	Yes	Hudson Bay Master Fund Ltd.	Exercise of Series D warrants		4(a)(2)

8/18/2022	New	3,113		Common	234.26	Yes	Armistice Capital Master Fund, Ltd.	Exercise of Series D warrants		4(a)(2)

8/24/2022	New	1,475		Common	See footnote 2.	Yes	Hudson Bay Master Fund Ltd.	Conversion of preferred shares(2)		4(a)(2)

01/05/2023	New	5,457	(1)	Common	127.50	Yes	Altruis Benefits Consulting, Inc.	Acquisition		4(a)(2)

1/17/2023	New	976	(1)	Common	150.45	Yes	Joshua Paul Kushnereit	Acquisition		4(a)(2)

2/13/2023	New	3,926	(1)	Common	164.29	No	YES Americana Group, LLC	Conversion		3(a)(9)

3/16/2023	New	9,120		Common	60.35	No	Armistice Capital Master Fund, Ltd.	Cash		4(a)(2)

3/16/2023	New	897,594		Prefunded (Series E) Warrants exercisable @ $0.001 per share	3.549	No	Armistice Capital Master Fund, Ltd.	Cash		4(a)(2)

3/16/2023	New	2,105,264		Common (Series F) Warrants exercisable @ $3.55 per share	0.125	No	Armistice Capital Master Fund, Ltd.	Cash		4(a)(2)

4/03/2023	New	3,824		Common	44.71	No	New To The Street	Services		4(a)(2)

5/18/2023	New	10,361		Common	69.19	No	Jonathan Fortman	Acquisition		4(a)(2)

5/18/2023	New	10,361		Common	69.19	No	Zachary Fortman	Acquisition		4(a)(2)

6/06/2023	New	1,763		Common	74.97	No	Maxim Partners LLC	Services		4(a)(2)

06/20/2023	New	26		Common	76.50	No	Chad Champion	Services		4(a)(2)

17

06/20/2023	New	776	Common	76.50	No	Sandstone Group Corp.	Services		4(a)(2)

06/20/2023	New	233	Common	76.50	No	Newbridge Securities Corporation	Services		4(a)(2)

7/7/2023	New	24	Common	42.50	Yes	Bitbean LLC	Services		4(a)(2)

7/14/2023	New	4,310	Common	42.50	Yes	Hudson Bay Master Fund Ltd.	Exercise of Series B warrants		3(a)(9)
10/11/2023	New	10,271	Common	41.14	No	Julie A. Blockey	Acquisition Earn-Out payment	Restricted	4(a)(2)
12/06/2023	New	3,824	Common	27.88	No	New to the Street Group, LLC	Services	Restricted	4(a)(2)
12/08/2023	New	4,681	Common	20.57	No	Outside the Box Capital Inc.	Services	Restricted	4(a)(2)
12/12/2023	New	247,678	Series G Warrants	See footnote(3)	No	Armistice Capital Master Fund, Ltd.	Inducement to exercise Series F Warrants	Restricted	4(a)(2)
12/15/2023	New	17,647	Common	See footnote(4)	See footnote(4)	Hudson Bay Master Fund Ltd.	Inducement to exchange Series B Warrants	Restricted	3(a)(9)
4/25/2024	New	30,029	Common	5.91	No	Julie A. Blockey	Acquisition Earn-Out payment		4(a)(2)
5/21/2024	New	17,824	Common	5.61	No	Outside the Box Capital Inc.	Services	Restricted	4(a)(2)
6/20/2024	New	39,569	Common	3.96	No	Armistice Capital Master Fund, Ltd.	In Exchange for Series B Common Stock Purchase Warrant	Restricted
									4(a)(2)

6/21/2024	New	192,236	Common	3.96	No	Armistice Capital Master Fund, Ltd.	In Exchange for Series G Common Stock Purchase Warrant	Restricted	4(a)(2)
10/9/2024	New	6,667	Common	2.25	No	Simon Jacobson	Services	Restricted	4(a)(2)

10/29/2024	New	70,032	Common Stock	2.35	No	Jonathan Spetner	Amendment to Stock Exchange Agreement	Restricted	4(a)(2)
10/29/2024	New	70,032	Common Stock	2.35	No	Agudath Israel of America	Amendment to Stock Exchange Agreement	Restricted	4(a)(2)
11/20/2024	New	72,464	Common	1.38	No	Outside the Box Capital Inc.	Service	Restricted	4(a)(2)
2/20/2025	New	78,500	Common Stock	1.525	No	Jonathan Spetner	Amendment to Stock Exchange Agreement	Restricted	4(a)(2)
2/20/2025	New	78,500	Common Stock	1.525	No	Agudath Israel of America	Amendment to Stock Exchange Agreement	Restricted	4(a)(2)
3/25/2025	New	105,000	Common	1.35	No	Bitbean LLC	Services	Restricted	4(a)(2)

(1)	Gives effect to a 1:15 reverse stock split effective as of February 23, 2023 and a 1:17 reverse stock split effective as of June 28, 2024.

(2)	Reflects sale of (i) warrants (the “Series B Warrants”) to purchase an aggregate of up to 38,353 shares of Common Stock originally (which has been increased from 38,353 to 78,431 shares of Common Stock as a result of the triggering of certain anti-dilution provisions contained in the Series B Warrants), (ii) an aggregate of 10,474 shares of Common Stock (the “Common Shares”), and (iii) 9,076 shares (the “Preferred Shares”) of the Company’s Series B Preferred Stock, initially convertible into an aggregate of 8,702 shares of Common Stock at a conversion price of $1,042.95 per share. The purchase price per Common Share and accompanying Series B Warrants was $1,042.95. The purchase price per Preferred Share and accompanying Series B Warrants was $1,000. The aggregate purchase price for the Common Shares, the Preferred Shares and the Warrants was approximately $20,000,000.

(3)	Reflects issuance of Series G Warrants pursuant to Series F Inducement Agreement dated December 12, 2023 exercisable at an initial exercise price of $10.71, subsequently reset to $4.42 per share on May 10, 2024.

(4)	Reflects issuance of Common Stock in exchange for 17,647 Series B Warrants pursuant to Exchange Offer of Warrants to Purchase Common Stock and Amendment dated December 12, 2023.

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DILUTION

If you purchase our Units (comprised of our common stock or Pre-Funded Warrants and Warrants) in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock (which forms a part of a Unit) after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of December 31, 2024.

Net tangible book value dilution per share of common stock in each Unit to new investors represents the difference between the amount per share of common stock in each Unit paid by purchasers in this offering and the pro forma net tangible book value per share of our common stock immediately after the completion of this offering.

Our historical net tangible book value at December 31, 2024 was ($9,119,754) or approximately ($4.05) per share of our common stock (2,250,210 shares issued and outstanding).

After giving effect to subsequent to December 31, 2024 (i) the issue by the Company during January and February of 2025 of an aggregate of 462,659 shares of the Company’s common stock for equity grants awarded to certain directors, officers and employees pursuant to approved equity incentive plans with an aggregate value of $992,303, (ii) the issue by the Company on February 20, 2025 to each of Mr. Spetner and Agudath 78,500 shares (aggregate of 157,000 shares) of the Company’s common stock as a non-refundable deposit and a prepayment of a portion of the First Purchase Price, in the amount of $239,425, and (iii) the issue by the Company on March 24, 2025 to Bitbean LLC, 105,000 shares of the Company’s common stock as pre-payment for services to be performed, in the amount of $141,750, our pro forma net tangible book value at December 31, 2024 would have been ($8,738,579) or ($2.94) per share.

Based on the initial offering price of $1.14 per one share of common stock in a Unit, on an as-adjusted basis as of December 31, 2024, after giving effect to the offering of shares of common stock and the application of the related net proceeds, our as adjusted pro forma net tangible book value would be:

(i) $261,421, or $0.02 per share of common stock, assuming the sale of 100% of the shares offered (8,771,930 shares of common stock underlying units) with net proceeds in the amount of $9,000,000 after deducting estimated broker commissions of $800,000 and estimated offering expenses of $200,000;

(ii) ($2,038,579), or ($0.21) per share of common stock, assuming the sale of 75% of the units offered (6,578,948 shares of common stock underlying units) with net proceeds in the amount of $6,700,000 after deducting estimated broker commissions of $600,000 and estimated offering expenses of $200,000;

(iii) ($4,338,579), or ($0.59) per share per share of common stock, assuming the sale of 50% of the shares offered (4,385,965 shares of common stock underlying units) with net proceeds in the amount of $4,400,000 after deducting estimated broker commissions of $400,000 and estimated offering expenses of $200,000; and

(iv) ($6,638,579), or ($1.28) per share of common stock, assuming the sale of 25% of the shares offered (2,192,983 shares of common stock underlying units) with net proceeds in the amount of $2,100,000 after deducting estimated broker commissions of $200,000 and estimated offering expenses of $200,000.

Purchasers of Units (comprised of our common stock or Pre-Funded Warrants and Warrants) will experience immediate and substantial dilution in net tangible book value per share for financial accounting purposes, as illustrated in the following table on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the units being offered in this offering:

Percentage of offering units sold	100%	75%	50%	25%
Assumed offering price per unit	$1.14	$1.14	$1.14	$1.14
Pro forma net tangible book value per share of common stock before this offering	(2.94)	(2.94)	(2.94)	(2.94)
Increase in pro forma net tangible book value per share attributable to new investors	2.96	2.72	2.35	1.65
As adjusted pro forma net tangible book value per share after this offering	0.02	(0.21)	(0.59)	(1.28)
Immediate dilution in as adjusted pro forma net tangible book value per share to new investors	$1.12	$1.35	$1.73	$2.42

The foregoing illustration also does not reflect the dilution that would result from the exercise of any of the Pre-Funded Warrants or Warrants sold in the offering.

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The following tables sets forth depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in this offering, as of December 31, 2024, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing units (of which shares of common stock form a part) in this offering at the offering price of $1.14 per unit, together with the total consideration paid an average price per share paid by each of these groups, before deducting Placement Agent’s commission and estimated offering expenses.

	100% of the Units Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of December 31, 2024	2,250,210	19.16%	$51,070,791	81.79%	$22.70
Aggregate issuances of shares subsequent to December 31, 2024 as further described above in this Dilution Section.	724,699	6.17%	$1,373,478	2.20%	$1.90
New investors	8,771,930	74.67%	$10,000,000	16.01%	$1.14
Total	11,746,799	100.00%	$62,444,269	100.00%	$5.32

	75% of the Units Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of December 31, 2024	2,250,210	23.55%	$51,070,791	85.20%	$22.70
Issuance of shares to sellers of Spetner Associates, Inc. subsequent to December 31, 2024 as non-refundable deposit and prepayment of a portion of the First Purchase Price	724,699	7.59%	$1,373,478	2.29%	$1.90
New investors	6,578,948	68.86%	$7,500,000	12.51%	$1.14
Total	9,553,857	100.00%	$59,944,269	100.00%	$6.27

	50% of the Units Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of December 31, 2024	2,250,210	30.57%	$51,070,791	88.90%	$22.70
Issuance of shares to sellers of Spetner Associates, Inc. subsequent to December 31, 2024 as non-refundable deposit and prepayment of a portion of the First Purchase Price	724,699	9.85%	$1,373,478	2.39%	$1.90
New investors	4,385,965	59.58%	$5,000,000	8.70%	$1.14
Total	7,360,874	100.00%	$57,444,269	100.00%	$7.80

	25% of the Units Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of December 31, 2024	2,250,210	43.54%	$51,070,791	92.95%	$22.70
Issuance of shares to sellers of Spetner Associates, Inc. subsequent to December 31, 2024 as non-refundable deposit and prepayment of a portion of the First Purchase Price	724,699	14.02%	$1,373,478	2.50%	$1.90
New investors	2,192,983	42.43%	$2,500,000	4.55%	$1.14
Total	5,167,892	100.00%	$54,944,269	100.00%	$10.63

This information is supplied for illustrative purposes only.

The information above (i) reflect and assume no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of common stock that we are offering on a one-one basis, (ii) no exercise of Warrants in this offering, and (iii) do not give effect to the dilution that would result from and (iii) is based on 2,250,210 shares of our common stock outstanding as of December 31, 2024 and excludes as of that date the following:

●	17 shares of our common stock issuable upon the exercise of stock options outstanding, at a weighted-average exercise price of $3,497 per share as of December 31, 2024;

●	6,647 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2024, at a weighted-average exercise price of $104.21 per share;

●	102 shares of our common stock subject to vested and unvested stock awards as of December 31, 2024;

●	1,002,390 shares of common stock available for future issuance under our 2023 and 2019 Equity Incentive Plans as of December 31, 2024; and

●	438,597 shares of common stock underlying the warrants to be issued to the Placement Agent in connection with this offering.

To the extent that outstanding options are exercised, or we issue other shares, investors purchasing shares in this offering could experience further dilution. In addition, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

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BUSINESS DESCRIPTION OF SPETNER ASSOCIATES, INC.

Company’s Agreement with Spetner Associates, Inc.

On May 14, 2024, and as amended on September 6, 2024, October 29, 2024 and February 20, 2025, the Company entered into a Stock Exchange Agreement (the “Stock Exchange Agreement”) to acquire Spetner Associates (“Spetner”). Pursuant to the Stock Exchange Agreement, the Company agreed to: (i) acquire 80% of the issued and outstanding shares of common stock, par value $1.00 per share, of Spetner (the “Spetner Common Stock”) for $16,050,000 (which amount was to be paid as $6,500,000 in cash, a promissory note in the aggregate principal amount of $2,500,000 payable to Agudath, the issuance of shares of the Company’s Common Stock equal to a beneficial ownership of 9.9% in the Company at the time of issuance, and the any remaining balance is to be paid by the Company’s issuance of promissory notes); and (ii) have the sole option to acquire the remaining 20% of Spetner common stock for a predetermined amount based on a multiple of 10 of EBITDA.

On October 29, 2024, the Company entered into Amendment No. 1 (the “Amendment”) to the Stock Exchange Agreement. Pursuant to the Amendment, the Company issued to the sellers of Spetner, 140,064 shares of Common Stock, as a non-refundable deposit and a prepayment of a portion of the First Purchase Price (as defined in the Stock Exchange Agreement), in the approximate amount of $329,431.

On February 20, 2025, the Company entered into an Amendment No. 2 (the “Amendment”) to that certain Amended and Restated Stock Exchange Agreement, dated as of September 6, 2024 (the “Original Agreement”), by and among the Company, Spetner Associates, Inc. (“Spetner”), Jonathan Spetner, and Agudath Israel of America (“Agudath”), as amended on October 29, 2024 (“Amendment 1”). Mr. Spetner and Agudath may be referred to herein collectively as the “Sellers” and each individually as a “Seller”.

Pursuant to the Amendment, the Company agreed to issue to each of Mr. Spetner and Agudath 78,500 shares of the Company’s common stock as a non-refundable deposit and a prepayment of a portion of the First Purchase Price, in the amount of $239,425 (collectively the “Additional Deposit Shares”). The Additional Deposit Shares were issued on February 20, 2025.

Further, the Amendment provides that the Additional Deposit Shares, (together with the Deposit Shares, as defined in and as issued pursuant to Amendment 1), shall be deemed a deposit and a prepayment of a portion of the First Purchase Price, and shall constitute a portion of the First Payment Shares, the value of the Deposit Shares and the Additional Deposit Shares, and the portion of the First Purchase Price to be paid by issuance of the First Payment Shares which has been satisfied by the issuance of the Deposit Shares and the Additional Deposit Shares, and collectively, was agreed to be equal to $568,856. The Amendment also sets forth that the purchase price for the First Closing Shares shall be $16,050,000, and that $6,500,000 of the First Purchase Price (the “Cash Payment”), shall be paid to Mr. Spetner.

The Original Agreement, prior to Amendment 1, provided that the First Payment Shares would be issued solely to Mr. Spetner, however, the Amendment provides that, in the event that the First Closing occurs, the issuance of Deposit Shares and the Additional Deposit Shares to Agudath as set forth above shall be deemed to satisfy the obligations of the Company to issue such applicable portion of First Payment Shares to Mr. Spetner.

Further, the Amendment provides that, in the event the First Closing occurs, the Deposit Shares and the Additional Deposit Shares shall be retained by the Sellers and shall constitute payment of a portion of the First Payment Shares. The Deposit Shares and the Additional Deposit Shares shall be non-refundable to the Company unless the First Closing is prevented by the Sellers.

The Company expects to leverage synergies Spetner will provide for its other subsidiaries by means of integration and harnessing cross selling opportunities.

Spetner Associates, Inc. History and Overview

Spetner was incorporated on November 8, 1991, as a Missouri corporation. NRoll, LLC (“NRoll”) and Benefits Counselors, LLC (“Benefits Counselors”) are affiliates of Spetner, and all three companies operate jointly through shared management and shared operations. Spetner, NRoll, and Benefits Counselors are collectively referred to as “Spetner.” Spetner is a well-established benefits enrollment company that, through its BenManage benefits enrollment company, is a leading provider of voluntary benefits to over 85,000 employees throughout the United States. Spetner also offers individual life insurance and life settlement services.

As of December 31, 2023, Spetner’s reported cash and cash equivalents aggregated balance was approximately $1,767,000, current assets were approximately $2,288,000, while current liabilities were approximately $2,177,000. As of December 31, 2023, Spetner had working capital of approximately $138,000 and stockholders’ equity of approximately $115,000. For the year ended December 31, 2023, Spetner reported income from operations of approximately $278,000, including contribution expense of approximately $753,000. Additionally, Spetner had cash flows from operations of approximately $1,373,000 during the year ended December 31, 2023. Spetner received proceeds of approximately $60,000 during the year ended December 31, 2023 as a result of shareholder contributions.

Spetner’s primary revenue sources are the commissions earned from sales of benefits policies.

Principal Products and Services

Employee Benefits

In today’s competitive economic climate, Spetner believes that it is becoming harder to attract and retain quality employees. Job seekers look not only at salary but also at the total benefits package. By providing an attractive benefits package, Spetner believes that their client companies will stay competitive with a dedicated workforce. Spetner aims to aggressively pursue the best value in benefits for employees of its client companies.

Spetner assists client companies with the following employee benefits packages.

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Core Benefits

Employer sponsored benefits are a significant factor in selecting a position. Spetner can help client companies offer health insurance, employee assistance programs, and other benefits as follows.

Health Insurance Plans

Spetner offers a broad range of health insurance plans. Spetner helps client companies choose the plan that best fits their company and its employees for the present as well as for the future. The plan can be customized through several funding options, including Traditional Funding (“fully insured”), Minimum Premium Funding, Administrative Services Only (ASO) and Stop Loss. Spetner can help a client company choose a health plan that aims to both incentivize employees and work within the client company’s budget. The types of available plans are as follows.

Conventional Plans:

●	Open Access or Preferred Provider Plans: Gives employees a balance of cost savings and access to care with great freedom of choice.

●	Point-Of-Service Plans: Gives employees rich, network-based benefits with the flexibility to access in- or out-of-network providers.

●	Health Maintenance Organization Plans (HMO): Gives employees a physician-driven plan that provides rich benefits and maximum cost savings.

Consumer-Driven Plans:

●	Health Reimbursement Arrangement (HRA): A tax-favored account used to pay for medical care. Employers fund 100 percent of the HRA. Funds can be used to pay medical services covered under a high deductible health plan and some services that are not covered under a health plan – all with pre-tax dollars. Employees may accumulate unused funds and carry them over year to year to pay for future healthcare needs.

●	Medical Savings Account (MSA): A tax-favored account used to pay for medical care, as well as to build up savings that may be used to pay future medical expenses. Employers or employees fund the MSA. The employee owns all monies contributed. Funds can be used to pay medical services covered under a high deductible health plan and some services that are not covered under a health plan. At retirement, an employee’s account balance becomes a retirement plan.

Flexible Funding Options:

●	Traditional Funding: Allows employers to predict their cost by having a set monthly premium based upon the level of coverage selected. This type of funding may be referred to as “fully insured” because the risk is completely held by the insurance carrier.

●	Minimum Premium Funding: Allows employers to combine a fully insured, traditionally funded plan with some of the features of an Administrative Services Only (ASO) program. The employer pays a set monthly administrative fee (usually a per employee fee) to the insurance carrier. Then the employer funds the claims as they are incurred. The financial risk for this program is shared between the employer and the insurance carrier.

●	Administrative Services Only (ASO)/ Self-Funded or Self-Insured Program: Allows employers flexibility in plan design. An ASO contract is not subject to most state laws or state premium taxes because there is not a true insurance contract in force. The employer pays a set monthly administrative fee to the administrator and also assumes full financial risk.

●	Stop Loss: Allows self-insured employers to limit their medical claim liability to a specified amount.

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Disability Insurance

An employer paid disability insurance plan aims to give employees the peace of mind of knowing that, if they become sick or injured, their employer has provided them with an income to protect their families and their assets.

●	Short-Term Disability Insurance: Provides income to employees when they are temporarily off work because of an injury or illness that is not work related (usually less than six months).

●	Long-Term Disability: Provides income to employees in the event they are no longer able to work due to injury- related injury or illness for an extended period of time.

Dental Care

After health coverage, the most requested benefit by employees is dental care coverage. Spetner can help client companies secure a quality dental care program for their employees and their families. Spetner works with a variety of insurance companies that offer dental products, which range from indemnity to Preferred Provider Organization (PPO) and Dental Health Maintenance Organization (DHMO). These programs provide access to highly qualified dentists who have practices in locations that are convenient to client company employees. Spetner will seek to develop an affordable plan tailored to meet a client company’s needs and the needs of their employees

Employee Assistance Program (EAP)

An EAP provides confidential counseling and referral services for employees and their family members. The EAP was originally developed in response to substance abuse in the workplace. Today it provides assistance with a wide range of issues, including stress, family and marital problems, parenting, elder care, illness, and bereavement care.

Term Life Insurance and Accidental Death and Dismemberment (AD&D)

Term Life Insurance is temporary insurance that provides coverage for a specified period of time. Term Life allows each employee to obtain large amounts of protection at an affordable price that keeps the employee’s family financially whole in the case of the employee’s death. Term Life is typically combined with AD&D coverage. AD&D provides coverage for the loss of life or physical abilities due to an accident.

Vision Care

Vision coverage offers professional vision care with access to thousands of providers, including private practice and retail optical providers. The plan includes routine eye exams, basic eyewear, and contact lenses.

Voluntary Benefits

Spetner not only provides its clint companies the above core benefit options, but Spetner can also help client company employees access quality voluntary benefits. These benefits can include life insurance, disability insurance, long term care, and legal coverage.

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Life Insurance

Spetner can help client companies choose the voluntary benefits that will be most attractive to their employees. Then, BenManage can automate enrollment and renewals.

●	Term Life Insurance: Provides temporary insurance coverage for a specified period of time. Term Life allows each employee to obtain large amounts of protection at an affordable price to keep the employee’s family financially whole in the event of the employee’s death.

●	Universal Life Insurance: Provides a permanent level premium life insurance combined with a tax-deferred cash value account. Permanent insurance gives employees life insurance protection with the opportunity to accumulate savings for the long term. The advantages of Universal Life are flexible premium and/or death benefit options. Universal Life may be offered with a variety of “Living Benefits” that include:

●	Waiver of Premium Due to Disability;
●	Lay-Off Provision;
●	Terminal Illness Rider;
●	Accidental Death & Dismemberment;
●	Critical Care Rider; and
●	Portability.

Long-term Care

The need for long-term care can strike at any age, and the cost can be devastating. Long-Term Care covers the cost of care in the event that an employee or a covered family member is in need of assistance performing activities of daily living. Spetner offers a variety of plans that provide benefits while in a nursing facility, in an adult day care center, or at home. This benefit provides employees with peace of mind when a family member is in need of daily care. It is also a benefit for the employer, because their valued employee can now show up to work every day knowing that their loved one is receiving the care needed.

Disability Income Protection

A disabling sickness or injury could wipe out an employees’ assets if they are not financially prepared. Spetner can help client companies customize an insurance program for their employees that will help replace their income if they become disabled and cannot work.

●	Short-Term Disability Insurance: Provides income to employees when they are temporarily off work because of an injury or illness that is not work related (usually less than six months).

●	Long-Term Disability: Provides income to employees in the event they are no longer able to work due to injury- related injury or illness for an extended period of time.

Legal Services

A sudden need for legal services can overwhelm an employee. Spetner offers a voluntary legal plan that provides affordable and comprehensive legal services. From adoption assistance to identity theft, employees who enroll in this program have access to free or discounted legal services from participating attorneys.

Dental Care

After health coverage, the most requested benefit by employees is dental care coverage. Spetner can help client companies secure a quality dental care program for their employees and their families. Spetner works with a variety of insurance companies that offer dental products, which range from indemnity to PPO and DHMO. These programs provide access to highly qualified dentists, who have practices in locations that are convenient to client company employees, at an affordable price. Spetner will seek to develop a plan tailored to meet the needs of the client company and the needs of their employees.

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Vision Care

Spetner’s vision care program offers professional vision care with access to thousands of providers, including private practice and retail optical providers. The plan may include routine eye exams, basic eyewear, and contact lens discounts.

Tax Advantage Plans

Client companies can offer their employees the chance to access great tax benefits. A 401(k) plan and a Flexible Spending Account allow the employer and employee to work together and enable employee savings.

●	Flexible Spending Accounts (FSAs): These plans can make paying premiums, out-of-pocket medical/dental expenses, childcare, and elder care less costly. Employees can choose to have a predetermined amount of money deducted from each paycheck – before taxes. After the employee incurs an expense, the receipt is submitted for reimbursement. The result is employees pay their out-of-pocket expenses with money that is not subject to taxation.

●	401(k) Programs: A 401(k) allows employees to save for retirement on a pre-tax basis through the convenience of payroll deductions. An employer also can choose to offer this program with or without employer contributions. Companies with as few as two employees can provide a 401(k) savings program. A 401(k) program is 100 percent employee owned for all of the employee contributions. Even the employer contributions become 100 percent employee owned once the employee becomes fully vested.

Individual Life Insurance

Life insurance protects against financial loss that may be incurred at the death of the insured. Spetner assists clients with obtaining life insurance both in the U.S. and internationally. Life insurance protects against financial loss that may be incurred at the death of the insured. Some needs for the protection that life insurance provides include:

●	Income Replacement. If a person who works and creates earned income to support others, passes away during the income earning years, a loss to those dependents would be created. Life Insurance can replace the future income earning power cut short by an untimely death.

●	Wealth Preservation. An individual who has accumulated wealth over a lifetime often has a need for extra cash payable at death. In the US, the Estate Tax, which is as high as 40% of assets transferred at death, may create a very important need for cash at death.

●	Business Succession Planning/ Family Inheritance Equalization. Many times a family business makes up the bulk of a family’s wealth. How do parents plan for inheritance in a fair way if some children are in the business and others are not? Cash available at the death of the business owner may equalize the inheritance so that both peace in the family and the business are preserved.

●	Key Person Insurance. Businesses don’t make money, people do. The death of a key employee or partner may wreak havoc on a successful business. Cash available at the death of the key employee can help pay for new talent to replace the lost talent.

●	Buy/Sell Insurance. Would you like to be in business with your late partner’s widow’s second husband’s attorney? Without proper buy/sell planning, and the cash to carry out the plan, such a nightmare may become your reality.

●	Charitable Legacy. Charitable giving is very noble. How does one assure that a charity dear to one’s heart will receive continued support even after a donor’s passing? Life Insurance can be the perfect solution.

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Term Life

This is temporary insurance that provides coverage for a specified period of time, (e.g. 10, 15, 20 or 25 years.) Term Life allows you to obtain large amounts of protection at an affordable price. These benefits will help keep your family financially whole in the event of your premature death.

Permanent Life

This policy combines a death benefit with a savings/investment plan. With Permanent Life you’ll receive tax free survivor benefits, tax-free liquidity, and tax-deferred accumulation. It is the best value in life insurance over an average lifespan and is especially well-suited for estate tax planning needs.

Policy Analysis

Many existing life insurance contracts were sold based on overly optimistic financial expectations, such as higher credited interest rates or dividend scales. Policy holders are then shocked when a supposedly level premium suddenly experiences a large price hike. Spetner has expertise in analyzing and projecting these contracts and providing unique solutions for alternative coverage.

Benefits Administration

Spetner’s benefits administrator solution, BenManage aims to make benefits easy. BenManage is a full suite of automated HR tools that lets technology handle the processing. By integrating onboarding, benefits, and payroll, Spetner creates a streamlined system that cuts out the data entry. A client company’s human resources team can now focus on productivity instead of paper work.

●	Company Integration. BenManage integrates applicant tracking, onboarding, benefit enrollment, and payroll to deliver a stunning one-touch system.

●	Full Remote Access. With Spetner’s remote option and dedicated Chromebook kiosks, employees of client company’s can continue receiving benefits even in lockdown.

●	WOTC Automation. Get the Work Opportunity Tax Credit when hiring qualified employees. BenManage automatically screens each employee for eligibility and processes the necessary forms.

Spetner’s unique technology integrates benefits enrollment and administration with applicant tracking, onboarding, and payroll. This removes much of the paperwork and hassle that human resources professionals currently face.

Easy Benefit Enrollment and Administration

Take advantage of Spetner’s user-friendly digital interface and live call center support to seamlessly enroll and administer employee benefits.

Smart Recruiting and Onboarding Services. Spetner’s unique suite of free services reduces redundant data entry and provides connectivity between payroll, enrollment, and other systems to streamline hiring, onboarding, and employee management.

Job Apps and Applicant Tracking. Spetner’s online application process allows potential employees of client companies to fill out job applications quickly from a computer, tablet, or smartphone.

●	Complete digitization of job application, customizable by location;

●	Integrated Work Opportunity Tax Credit (WOTC) screening and processing;

●	Collect electronic signatures on forms such as background check authorizations; and

●	Easy-to-use HR portal for reviewing, printing, and hiring applicants.

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Integrations and Digital Automation. Once a client company finds an employee they want to bring on board, Spetner’s software helps simplify the process.

●	Automatic data transfers enable hired employee data to be sent to any number of third-party systems, including payroll systems, time and attendance systems, and more;

●	Onboarding forms (e.g. W4, W9) are pre-filled with employee information;

●	Custom PDFs can be pre-filled with information entered at time of job application, point-of-hire, or both; and

●	Process is completely customizable.

All of these services are available at no cost to Spetner’s clients to help them enhance their hiring and onboarding processes.

Applicant Tracking and New Employee Onboarding

Recruit and hire qualified employees with one-touch applicant tracking and onboarding that sends them directly into payroll software.

Benefit Enrollment. At BenManage, Spetner aims to enrich the employee benefits process, while reducing the required HR overhead. Client companies can continue using their existing medical insurance broker and Spetner will ensure ACA compliance by enrolling employees in all benefits that a client company offers, while augmenting the offering with additional valuable voluntary benefits.

Fully-electronic, paper-free process. From Spetner’s live call center, to hands-free enrollment kiosks, to automated integrations, remittance, and auditing, HR no longer needs to be involved in the day-to-day aspects of employee benefits.

Live Call Center Experience. Spetner’s dedicated call center, staffed with specially-trained benefit counselors is here to serve both new hires and employees of client companies during annual enrollment, with a variety of options.

●	Dedicated call-in number for employees of client companies to call for enrollments and to answer all benefit-related questions;

●	Video and screenshare kiosks available for a remote face-to-face experience;

●	Benefits and their details carefully explained to every employee; and

●	Self-service options available.

Automated Integrations, Remittance, and Auditing. Spetner’s custom-built technology ensures that all benefit deductions are automatically sent to a client companies payroll system. Spetner’s remittance and auditing service can automatically remit payments on a client companies behalf and audit deductions to eliminate conflicts and inconsistencies.

●	Automatic tracking of employee eligibility;

●	Deduction amounts routed directly into payroll;

●	Deduction funds remitted to carriers automatically to ensure on-time premium payment; and

●	Regular audits to ensure correct deduction amounts are taken and employee coverage information is accurate.

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Automated WOTC Processing

Job applicants for client companies are automatically screened for Work Opportunity Tax Credits (WOTC) and the credits are processed automatically. The Work Opportunity Tax Credit program offers tax credits as high as $4,000 per qualifying hire. Spetner’s online job application automatically pre-screens potential employees for tax credit eligibility and processes the forms to apply for the credit.

●	Pre-screen employees at time of job application to see if they are eligible for WOTC;

●	WOTC paperwork is processed automatically when employee is hired; and

●	WOTC credits are automatically delivered.

All of these services are available at no cost to Spetner’s clients to help client companies enhance their hiring and onboarding processes.

How it Works

BenManage leverages technology to relieve common HR bottlenecks, making it a whole lot easier to recruit employees and set up their benefits. Here’s how it works:

●	Discovery. Spetner will have a conversation to identify the needs of a client business and employees;

●	Custom Solution. Receive a complete solution tailored to meet your recruiting, onboarding, and benefits needs; and

●	Full Management. Get back to business while Spetner fully manages the client company’s applicant tracking and employee benefits.

Life Settlement

Most life settlement companies purchase the policy themselves and try to offer as little as possible. Spetner functions as a broker and gets providers to offer competitive bids for your policy. This means that you’ll make much more than going to a provider directly.

The Genesis Process. A Genesis Specialist will ask you a few simple questions. Then Spetner will solicit bids from its network of purchasers and deliver an offer. Genesis works with the financial professionals serving Spetner clients.

Competition

Spetner operates in a competitive marketplace where multiple organizations aim to attract and support individuals seeking enrollment in various programs or services. Spetner specializes in simplifying and enhancing the enrollment process, offering solutions tailored to meet the needs of Spetner client companies. Despite this, Spetner face competition from both established companies and new entrants. Spetner’s main competitors include organizations that provide similar enrollment facilitation services. These competitors range from large corporations with significant resources and brand recognition to smaller companies focused on niche markets. Spetner also competes with traditional insurance brokers, direct insurance providers, digital platforms and consulting firms with regard to its business of providing individual life insurance and life settlement. Some of these competitors may already have long-standing relationships with clients or access to advanced technology that enhances their offerings. Additionally, direct service providers, such as educational institutions, insurers, or government agencies, often develop their own in-house enrollment solutions, creating another layer of competition. Spetner aims to distinguish itself through Spetner’s user-friendly BenManage platform, personalized support services, and innovative tools that streamline the enrollment process as well as Spetner’s approach to individual life insurance and life settlement needs. Spetner’s ability to adapt to market trends and integrate feedback from users helps it maintain a competitive edge. However, changes in technology, consumer preferences, or regulatory requirements could affect Spetner’s position relative to competitors. Spetner seeks to, but may not be able to, effectively compete with such competitors.

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Dependence On One Or A Few Major Customers

Spetner currently does not have any dependence on one or a few major customers.

Intellectual Property

Spetner does not currently hold any intellectual property rights.

Government Regulation

Spetner is subject to various federal and state regulations designed to ensure consumer protection, financial transparency, and compliance with industry standards. At the federal level, Spetner must comply with laws such as the Employee Retirement Income Security Act (ERISA), which governs the transparency, fiduciary responsibility, and proper management of employee benefit plans. If Spetner handles employees’ health information during the enrollment process, it must also adhere to the Health Insurance Portability and Accountability Act (HIPAA) to protect the privacy and security of that data. Additionally, the Affordable Care Act (ACA) imposes coverage reporting requirements and mandates that any offered plans meet minimum essential coverage standards. For life insurance offerings, Spetner must follow federal guidelines set by organizations like the National Association of Insurance Commissioners (NAIC), which provide model regulations for the insurance industry. On the state level, insurance and employee benefits are heavily regulated, requiring compliance with various state-specific requirements. These include maintaining proper licensing, adhering to life settlement regulations that ensure fair treatment of policyholders, and following consumer protection laws to prevent deceptive practices. Additionally, any voluntary benefits or life insurance products offered often require filing and approval by state insurance departments. Anti-Money Laundering (AML) compliance is also crucial to prevent financial crimes in the sale of life insurance or life settlements. Furthermore, marketing activities must comply with laws like the Telephone Consumer Protection Act (TCPA) and federal or state data privacy regulations such as the California Consumer Privacy Act (CCPA).

Employees

As of January 10, 2025, Spetner had 25 full time employees and no part time employees.

Facilities

Spetner currently leases office space on a month-to-month basis at 8220 Delmar Blvd #100, St. Louis, MO 63124, which is 7,500 square feet and is owned by a related party of Spetner through common ownership. Spetner recognized related party rent expense due to this lease of $75,000 and $80,000 for the years ended December 31, 2024 and 2023, respectively. Spetner believes that its current office space is sufficient to meet its needs.

Legal Proceedings

Spetner is not party to, and its property is not the subject of, any material legal proceedings.

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MANAGEMENT

Directors, Executive Officers and Corporate Governance

Listed below are the names of the directors and executive officers of the Company, their ages as of the date of this prospectus, their positions held, and all commenced service with the Company in 2024.

Name	Age	Position(s) Held
Ezra Beyman	70	Chief Executive Officer (CEO) and Chairman of the Board of Directors
Joel Markovits	44	Chief Financial Officer (CFO), Chief Accounting Officer (CAO), Financial Reporting Manager (FRM)
Yaakov Beyman	42	Executive Vice President, Insurance Division
Scott Korman	70	Director and Chair of the Audit Committee (Audit Committee Financial Expert), and Member of the Compensation and Nominating and Governance Committees
Ben Fruchtzweig	60	Director and Chair of the Compensation Committee and Member of the Audit and Nominating and Governance Committees
Sheldon Brickman	59	Director and Chair of the Nominating and Governance Committee and Member of the Audit and Compensation Committees
Alex Blumenfrucht	36	Director and former Chief Financial Officer

Ezra Beyman:

Director of Reliance Global Group, Inc.

2018 – Present: Chief Executive Officer of Reliance Global Group, Inc.

1985 – Present: Chairman of Reliance Global Holdings, LLC and Affiliates

Ezra Beyman has served as the Chairman of our Board of Directors and our Chief Executive Officer since 2018. Mr. Beyman is the central force leading the success and growth of Reliance Global Group, Inc. Drawing on his nearly three decades of entrepreneurial experience in real estate and ten years in insurance, he has set his vision and acuity on one integrated goal: integrity and success. At one point in time Mr. Beyman’s portfolio of commercial and residential properties comprised of approximately 40,000 units, as well as several insurance agencies. In 1985, he founded a small mortgage brokerage, together with his wife, which he operated in his basement. From there, his company rapidly grew into a dynamic force on the market. By 2008, he owned the third largest licensed mortgage brokerage in the U.S., having acquired numerous mortgage companies in the interim. He also expanded to real estate acquisition, having grown his portfolio to over three billion dollars. In expanding his investments, Mr. Beyman began exploring opportunities in other markets, acquiring several insurance agencies in both Florida and New Jersey. His ventures included entering the domains of warrantee and insurance carriers. Raised in the New York metropolitan area, Mr. Beyman spent his secondary and post-secondary school years at Mesivta Tifereth Yerushalayim, where he advanced his analytic abilities while mastering various areas of Talmudic studies, earning a position as one of the closest students of the Dean. He earned his First Talmudic degree in 1975.

Joel Markovits:

2021 – Present: Chief Financial Officer of Reliance Global Group, Inc.

2015 – 2021: KPMG Audit Senior Manager

Joel Markovits, Chief Financial Officer, joined the Company in June 2021 as our SEC financial reporting manager, and in February 2022 was appointed Chief Accounting Officer (CAO) and subsequently appointed CFO as of January 1, 2023. Joel brings over 13 years’ financial, accounting and reporting experience in both the public and private sectors. Prior to joining Reliance Global Group, Joel was a senior manager at KPMG LLP from April 2015 through May 2021, where he led some of the larger and more complex audit engagements, including serving as lead audit senior manager on a global $16 billion (annual revenues) enterprise reporting on both US GAAP and IFRS. He was also a data & analytics specialist and technology innovation leader at KPMG for its largest US Business Unit, overseeing the development and deployment of technological capabilities that enhance data analyses. Joel is a Certified Public Accountant in the State of New Jersey since November 2013.

Yaakov Beyman:

2018 – Present: Executive VP of Insurance Division, Reliance Global Group, Inc.

2012 – 2018: Executive VP of Insurance Division, Empire Insurance Holdings

Yaakov Beyman, son of Mr. Ezra Beyman has served as the Executive Vice President of the Insurance Divisions since July 2018. Mr. Beyman oversees the insurance operations of Reliance Global Group, Inc. From December 2012 – July 2018, he was Executive VP of Insurance Division, of Empire Insurance Holdings. He works from a platform that includes both strategizing the future vision of the insurance division and developing and implementing operational tools on a more granular level to grow the various insurance businesses. In his role as a strategist, Mr. Beyman has mapped a clear future: expand the various insurance products that RELI offers both geographically and in category. On the more hands-on level, Mr. Beyman (who holds insurance licenses in most of the continental U.S.) is heavily involved in marketing, maintaining state of the art technological models, financial management and distribution, and entity creation and maintenance. Combining his roles as the idea-generator and implementer, he is well-equipped to take the lead role in growing the Company.”

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Scott Korman

Director of Reliance Global Group, Inc.

1984 – Present: President of Nashone, Inc

2019 – Present: CEO, Innervate Radiopharmaceuticals LLC

Mr. Korman has served on our board of directors since December 2019 and he currently serves as President of Nashone, Inc., a private equity firm, which he founded in 1984. In this role, Mr. Korman is involved in financial advisory, M&A, and general management assignments. He is a founder and Managing Member and CEO of Innervate Radiopharmaceuticals LLC since May 2019, CEO of Sentry Laboratories LLC since February 2020 and CFO and board member of Adenocyte LLC since 2018. Mr. Korman previously served as Chairman and CEO of Best Manufacturing Group LLC, a leading manufacturer and distributor of uniforms, napery, service apparel, and hospitality and healthcare textiles. Mr. Korman also served as President and CEO of Welsh Farms Inc., a full-service dairy processor and distributor of milk, ice cream mix and ice cream products. Mr. Korman received a B.S. degree in Economics from the University of Pennsylvania Wharton School. He has served as a member of the Board of Directors of Tofutti Brands, Inc. since December 2011. He also serves on the boards of various not-for-profit groups. The Board determined that Mr. Korman’s business experience makes him an ideal director for the Company.

Ben Fruchtzweig

Director of Reliance Global Group, Inc.

2013 – Present: Director, Mosdos Beis Abba

Mr. Fruchtzweig has served on our board of directors since December 2019 and brings decades of executive experience in accounting and financial services. He currently serves on the board of Mosdos Beis Abba since June 2013. He has served as Chief Comptroller/Financial Analyst at national financial services and investment companies. He received his NYS C.P.A. license in 1987 and has worked at Deloitte Haskins and Sells and other leading accounting firms. Currently, Mr. Fruchtzweig lectures on a variety of topics including business ethics. He also serves on a voluntary basis as a trustee of a non-profit private foundation, which serves to provide the needed financial support, services and guidance to qualifying individuals and families. Mr. Fruchtzweig graduated Magna Cum Laude from Queens College/C.U.N.Y. in June 1985. The Board believes that Mr. Fruchtzweig’s strong accounting and finance background makes him a strong director.

Sheldon Brickman:

Director of Reliance Global Group, Inc.

2013 – Present: President of Rockshore Advisors LLC

Mr. Brickman has served on our board of directors since August 2020 and has been President of Rockshore Advisors LLC since May, 2013. Sheldon has over 25 years of M&A advisory and business development experience, totaling more than $40 billion in deal value. Additionally, he has served as Chief Financial Officer of InfinT Acquisition Corporation since May 2021. Sheldon has worked for numerous multibillion-dollar insurance carriers, including assignments for such companies as AIG, Aetna and National General. He has assisted international companies (in the UAE, UK, Asia and Latin America), start-up operations, and regional insurance carriers. Mr. Brickman’s experience covers the property casualty and life/health markets, including working with insurance carriers, managing general agencies, wholesalers, retailers and third-party administrators. The Board determined that Mr. Brickman’s M&A and insurance industry experience makes him an ideal director for the Company.

Alex Blumenfrucht

Director of Reliance Global Group, Inc.

2015 – 2018: Audit senior at Deloitte and Touché

2018 - 2022: Former CFO of Reliance Global Group, Inc.

2018 – Present: Future Care Consultants

Alex Blumenfrucht has served as member of our Board since 2018 and served as our Chief Financial Officer (CFO) from 2018 until June 1, 2022, at which time he resigned as our Chief Financial Officer and accepted employment as CFO of an unaffiliated company, Future Care Consultants. Future care provides a variety of services to nursing homes. In his role, Mr. Blumenfrucht, is responsible for the overall financial vision of the company, tracking cash flow, budgeting, financial planning and helping the company make strategic business decisions to assist in the overall growth trajectory of the Company.  Prior to joining our Company, Mr. Blumenfrucht served as an Audit & Assurance Professional at Deloitte & Touché, LLP from September 2015 until May 2018, where he successfully led audit teams on both public and privately held corporations. The Board determined that Mr. Blumenfrucht’s extensive experience in internal control, financial analysis, and reporting for both private and publicly traded companies is central to the Company’s management of finances, reporting, and controls and makes him an ideal director.

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Family Relationships

There are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions. Except for Ezra Beyman and Yaakov Beyman (father and son), there are no family relationships between any of our directors or executive officers.

Committees of the Board of Directors

Our Board has established three standing committees: an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, which are described below. Members of these committees are elected annually at a regular meeting of the Board of Directors held in conjunction with the annual stockholders’ meeting. The charter of each committee is available on our website at www.relianceglobalgroup.com, and our committee appointments are set forth above.

Audit Committee

The Audit Committee has authority to review our financial records, deal with our independent auditors, recommend to the Board policies with respect to financial reporting, and investigate all aspects of our business. All of the members of the Audit Committee currently satisfy the independence requirements and other established criteria of NASDAQ.

The Audit Committee has sole authority for the appointment, compensation and oversight of the work of our independent registered public accounting firm, and responsibility for reviewing and discussing with management and our independent registered public accounting firm our audited consolidated financial statements included in our Annual Report on Form 10-K, our interim financial statements and our earnings press releases. The Audit Committee also reviews the independence and quality control procedures of our independent registered public accounting firm, reviews management’s assessment of the effectiveness of internal controls, discusses with management the Company’s policies with respect to risk assessment and risk management and will review the adequacy of the Audit Committee charter on an annual basis.

Scott Korman, Ben Fruchtzweig and Sheldon Brickman who are all independent directors and sit on this Committee, with Scott Korman being the Chair and Audit Committee Financial Expert.

Nominating and Governance Committee

The Nominating and Corporate Governance Committee has the following responsibilities: (a) setting qualification standards for director nominees; (b) identifying, considering and nominating candidates for membership on the Board; (c) developing, recommending and evaluating corporate governance standards and a code of business conduct and ethics applicable to the Company; (d) implementing and overseeing a process for evaluating the Board, Board committees (including the Committee) and overseeing the Board’s evaluation of the Chairman and Chief Executive Officer of the Company; (e) making recommendations regarding the structure and composition of the Board and Board committees; (f) advising the Board on corporate governance matters and any related matters required by the federal securities laws; and (g) assisting the Board in identifying individuals qualified to become Board members; recommending to the Board the director nominees for the next annual meeting of shareholders; and recommending to the Board director nominees to fill vacancies on the Board.

The Nominating and Governance Committee determines the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director (the “Director Criteria”); identifies and screens individuals qualified to become members of the Board, consistent with the Director Criteria. The Nominating and Governance Committee considers any director candidates recommended by the Company’s shareholders pursuant to the procedures described in the Company’s proxy statement, and any nominations of director candidates validly made by shareholders in accordance with applicable laws, rules and regulations and the provisions of the Company’s charter documents. The Nominating and Governance Committee makes recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a shareholder vote at the Annual Meeting of shareholders, subject to approval by the Board. The Nominating and Governance Committee does not have a set policy or process for considering diversity in identifying nominees but strives to identity and recruit nominees with a broad diversity of experience, talents, professions, backgrounds, perspective, age, gender, ethnicity and country of citizenship, and who possess the commitment necessary to make a significant contribution to the Company. Board nominees should be committed to enhancing long-term stockholder value and should possess high standards of integrity and ethical behavior.

Scott Korman, Ben Fruchtzweig and Sheldon Brickman sit on this Committee with Sheldon Brickman being the Chair.

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Compensation Committee

The Compensation Committee oversees our executive compensation and recommends various incentives for key employees to encourage, and reward increased corporate financial performance, productivity and innovation.

The Compensation Committee is responsible for: (a) assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans, and determining executive compensation; and (b) reviewing the adequacy of the Compensation Committee charter on an annual basis. The Compensation Committee, among other things, reviews and approves the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance with respect to such goals, and set the Chief Executive Officer’s compensation level based on such evaluation. The Compensation Committee also considers the Chief Executive Officer’s recommendations with respect to other executive officers and evaluates the Company’s performance both in terms of current achievements and significant initiatives with long-term implications. It assesses the contributions of individual executives and recommend to the Board levels of salary and incentive compensation payable to executive officers of the Company; compares compensation levels with those of other leading companies in similar or related industries; reviews financial, human resources and succession planning within the Company; recommend to the Board the establishment and administration of incentive compensation plans and programs and employee benefit plans and programs; recommends to the Board the payment of additional year-end contributions by the Company under certain of its retirement plans; grants stock incentives to key employees of the Company and administer the Company’s stock incentive plans; and reviews and recommends for Board approval compensation packages for new corporate officers and termination packages for corporate officers as requested by management.

Scott Korman, Ben Fruchtzweig and Sheldon Brickman sit on this Committee with Ben Fruchtzweig being the Chair.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to partially combine these roles. Due to the small size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions partially combined.

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board focuses on the most significant risks facing the Company and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board’s risk parameters. While the Board oversees the Company, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach.

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EXECUTIVE COMPENSATION

Pursuant to disclosure requirements in Item 402 of Regulation S-K and paragraphs (e)(4) and (e)(5) of Item 407, the following table summarizes executive compensation for the years ended December 31, 2024 and 2023.

Name and principal position	Year	Salary ($)	Bonus (2) ($)	Stock awards ($)	Option awards (Unvested) ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)		Total ($)

Ezra Beyman,	2024	425,000	-	55,278	-	-	-	4,577	(2)	484,855
CEO	2023	338,942	-	105,840	-	-	-	-		444,782

Joel Markovits,	2024	315,000		42,493	-	-	-			357,493
CFO	2023	286,019	34,581	88,031	-	-	-	2,034	(1)	410,665

Yaakov Beyman, EVP	2024	275,000		35,964	-	-	-	11,000	(2)	321,64
Insurance	2023	237,135	2,000	68,670	-	-	-	9,565	(2)	317,370

(1)	Represents other fringe benefits.

(2)	Represents employer 401(k) plan contributions.

Director Compensation

The table below shows the compensation paid to our non-employee directors during 2024 and 2023.

Name		Fees earned or paid in cash	Stock awards ($)	Un- exercisable Option awards (# of Shares)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Ben Fruchtzweig	2024	$48,996	11,766	-	-	-	-	60,762
Director	2023	$44,332	22,680	-	-	-	-	67,012

Scott Korman	2024	$51,000	11,766	-	-	-	-	62,766
Director	2023	$45,000	22,680	-	-	-	-	67,680

Sheldon Brickman	2024	$47,004	11,766	-	-	-	-	58,770
Director	2023	$43,668	22,680	-	-	-	-	66,348

Alex Blumenfrucht	2024	$45,000	11,766					56,766
Director	2023	$43,000	22,680					65,680

Employment Agreements

On January 25, 2024, the Company entered into an Executive Employment Agreement (the “Agreement”) with Ezra Beyman to serve the Company’s Chief Executive Officer. Mr. Beyman has served as the Company’s Chief Executive Officer, and Chairman of the Company’s Board of Directors, since 2018. Under the Agreement, Mr. Beyman will receive a base salary of $425,000 and receive an equity award every year on the first day of the annual term (the “Annual Equity Award”). Pursuant to the terms of the Agreement, Mr. Beyman also is eligible for discretionary bonuses as determined by the Board of Directors.

Pursuant to the terms of the Agreement, the Annual Equity Award will be a number of shares of the Company’s common stock in an amount equal in value to 50% of his then-applicable base salary. The value of the common stock in the Annual Equity Award will be determined by the Company’s Compensation Committee of the Board, will be granted pursuant to the Company’s 2023 Equity Incentive Plan, or any renewal or replacement thereof (the “Plan”), and will be fully vested upon issuance. Any Annual Equity Award will only be deemed earned, due and payable pursuant to there being sufficient available share capacity (determined by the Compensation Committee) in the Plan.

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The Agreement has an initial term of two years, and provides that the term will be automatically extended for another two-year term, unless either the Company or Mr. Beyman provides notice to the other of their desire to not so renew the initial term or renewal term (as applicable) at least 30 days prior to the expiration of then-current initial term or renewal term (as applicable). Mr. Beyman’s employment is “at will” meaning that either Mr. Beyman or the Company may terminate his employment at any time and for any reason, subject to the other provisions of the Agreement.

The Agreement may be terminated by the Company, either with or without “Cause”, or by Mr. Beyman, either with or without “Good Reason.”

Pursuant to the Agreement, “Cause” means (i) a violation of any material rule or policy of the Company for which violation any employee may be terminated pursuant to the policies of the Company reasonably applicable to an executive officer; (ii) intentional misconduct by the Executive to the material detriment of the Company; (iii) fraud or defalcation against the Company (or a subsidiary or other affiliate thereof); (iv) a conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony; (v) gross negligence in the performance of duties and responsibilities to the Company as described in the Agreement; or (vi) the material failure to perform the duties and responsibilities to the Company as described in the Agreement, in either case after written notice from the Board of the specific nature of such material failure and the failure to cure such material failure within 10 days following receipt of such notice.

Pursuant to the Agreement, “Good Reason” means (i)at any time following a change of control, a material diminution by the Company of compensation and benefits (taken as a whole) provided immediately prior to a change of control; (ii)a reduction in base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel; (iii) the relocation of the principal office to a location more than 50 miles further from the principal office immediately prior to such relocation; or (iv) a material breach by the Company of any of the terms and conditions of the Agreement which the Company fails to correct within 10 days after the Company receives written notice of such violation.

The effects of a termination are as set forth in the Agreement.  The Agreement contains customary confidentiality provisions, and customary provisions related to Company ownership of intellectual property conceived or made by Mr. Beyman in connection with the performance of his duties under the Agreement (i.e., a “work-for-hire” provision).

The Agreement also contains a customary three-year non-solicitation provision. The Agreement contains customary representations and warranties by Mr. Beyman, relating to the Agreement, and any securities of the Company that may be issued to Mr. Beyman, and contains other customary miscellaneous provisions relating to waivers, assignments, third party rights, survival of provisions following termination, severability, notices, waiver of jury trials and other provisions. The Agreement is governed by and construed and enforced in accordance with the substantive and procedural laws of the State of Florida. The Agreement provides that all disputes under the Agreement will be resolved by arbitration, but that in the event any legal proceedings are brought, the parties agree to bring such proceedings in New Jersey.

2024 Omnibus Plan

On October 2, 2024, the Board approved, and proposed for stockholder approval, the 2024 Omnibus Incentive Plan (the “2024 Omnibus Plan”). On December 31, 2024, the Company’s stockholders approved the 2024 Omnibus Plan. The purpose of the 2024 Omnibus Plan is to provide a means through with the Company and its subsidiaries may attract and retain key personnel, and to provide a means whereby directors, officer, employees, consultants, and advisors of the Company and its subsidiaries can acquire and maintain an equity interest in the Company, or be paid incentive compensation, thereby strengthening their commitment to the welfare of the Company and its subsidiaries and aligning their interests with those of the Company’s stockholders. The total number of shares of common stock authorized for issuance under the 2024 Omnibus Plan is 1,000,000 shares.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of and percent of the Company’s common stock beneficially owned as of April 30, 2025, by all directors, our named executive officers, our directors and executive officers as a group, and persons or groups known by us to own beneficially 5% or more of our common stock, immediately prior to this Offering, and immediately after the closing of this offering, as adjusted to reflect the assumed sale of 8,771,930 units (which includes shares of our common stock or Pre-Funded Warrants and immediately exercisable warrants to purchase shares of our common stock) in this Offering, but assumes no Pre-Funded Warrants were acquired and the warrants forming part of the units are not exercised.

The business address of each of the beneficial owners listed below is c/o Reliance Global Group, Inc., 300 Blvd. of the Americas, Suite 105 Lakewood, NJ 08701.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Pre- Closing Percentage of Class (1)	Post- Closing Amount and Nature of Beneficial Ownership	Post- Closing Percentage of Class (1)
Directors and Named Executive Officers:
Ezra Beyman	87,675	(2)	2.95%	87,675	*	%
Joel Markovits	40,669	(3)	1.37%	40,669	*	%
Yaakov Beyman	24,710	(3)	* %	24,710	*	%
Sheldon Brickman	63,748	(4)	2.14%	63,748	*	%
Scott Korman	63,860	(3)	2.15%	63,860	*	%
Ben Fruchtzweig	63,746	(3)	2.14%*	63,746	*	%
Alex Blumenfrucht	36,733	(3)	1.23%*	36,733	*	%
All directors and executive officers as a group (7 persons)	381,140	(5)	12.81%	381,140	3.24%

Principal Shareholders (more than 5%):
None

*	less than 1%.

(1)	The pre-closing percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on April 30, 2025. The post-closing percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on April 30, 2025, plus the assumed sale of 8,771,930 units (which includes shares of our common stock or Pre-Funded Warrants and immediately exercisable warrants to purchase shares of our common stock) in this Offering, but assumes no Pre-Funded Warrants were acquired and that the warrants forming part of the units are not exercised. On April 30, 2025, there were 2,974,909 shares of our common stock outstanding. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding warrants and other derivative securities owned by that person which are exercisable within 60 days of April 30, 2025. Common stock warrants and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(2)	Represents (i) 87,196 shares of common stock held by Ezra Beyman directly, (ii) 7 shares of common stock held by Reliance Global Holdings, LLC; and (iii) 472 shares of common stock held by YES Americana Group, LLC. Reliance Global Holdings, LLC is an entity controlled by Ezra Beyman and his spouse. YES Americana Group, LLC is an entity controlled by Ezra Beyman’s spouse.

(3)	Represents directly held shares of common stock.

(4)	Represents (i) 63,731 shares of common stock held by Mr. Brickman, and (ii) 17 shares of common stock that Mr. Brickman has or had the right to acquire within 60 days of April 30, 2025.

(5)	Includes 381,140 shares of common stock the directors and executive officers have or had the right to acquire within 60 days of April 30, 2025.

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Equity Compensation Plan Information

On January 29, 2019, our Board and stockholders adopted the 2019 Plan, pursuant to which 581 shares of our common stock were reserved for issuance as awards to employees, directors, consultants, advisors and other service providers as of December 31, 2024.

On August 10, 2023 and November 14, 2023, the Board and the Company’s stockholders, respectively, approved the 2023 Equity Incentive Plan (the “2023 Plan”), pursuant to which 1,826 shares of our common stock were reserved for issuance as awards to employees, directors and consultants as of December 31, 2024.

On January 17, 2024 and March 13, 2024, the Board and the Company’s stockholders, respectively, approved the 2024 Equity Incentive Plan (the “2024 Plan”), pursuant to which 0 shares of our common stock were reserved for issuance as awards to employees, directors and consultants as of December 31, 2024.

On October 2, 2024 and December 31, 2024, the Board and the Company’s stockholders, respectively, approved the 2024 Omnibus Incentive Plan (the “2024 Omnibus Plan”), pursuant to which 1,000,000 shares of our common stock were reserved for issuance as awards to employees, directors and consultants as of December 31, 2024.

On March 18, 2025, the Board approved the 2025 Equity Incentive Plan (the “2025 Plan”), pursuant to which 2,000,000 shares of our common stock were reserved for issuance as awards to employees, directors and consultants as of March 13, 2024. This plan has not yet been approved by shareholders.

The following table gives information about the Company’s common stock that may be issued upon the exercise of options granted to employees, directors and consultants under its 2019 Plan, 2023 Plan, 2024 Plan 2024 Omnibus Plan, and 2025 Plan, each as of December 31, 2024, which had outstanding grants and remaining unissued shares, taking into account issuance of restricted stock to officers and directors, as indicated in the table below. On July 1, 2024, the Company effectuated the Reverse Split, a 1-for-17 reverse stock split of the Company’s issued and outstanding common stock. All share and per share information presented in this Proxy Statement, including in the table below, has been retroactively adjusted to reflect the Reverse Split, unless otherwise indicated.  Because the 2025 Plan was not approved at the time of this filing, the table below does not include any information regarding the 2025 Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	17	$3,497	1,002,390
Equity compensation plans not approved by security holders	-	-	-
Total	17	$3,497	1,002,390

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The following is a description of transactions which we were a party in which (i) the amount involved exceeded or will exceed the lesser of (A) $120,000 or (B) one percent of our average total assets at year-end for the last two completed fiscal years and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of the foregoing persons, who had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Executive Compensation.”

The Company incurred a liability of $200,000 to an employee for software purchased in July 2019. The payable was issued with a $27,673 discount, utilizing a 7.5% discount rate. There are monthly payment terms of $4,167 through June 2024, the date of final settlement. The balance is carried at present value on the consolidated balance sheets. The Company classifies amounts planned to be settled within twelve months from the balance sheet date to current liabilities. Accordingly, the Company presents current balances of $0 and $29,167 in the current portion of loans payables, related parties account in the consolidated balance sheets as of December 31, 2024, and December 31, 2023, respectively. Non-current amounts are classified to the loans payable, related parties, less current portion account in the consolidated balance sheets and amounted to $0 as of December 31, 2024, and December 31, 2023, respectively. Amortization expense to bring the payable to present value for the year ended December 31, 2024, and December 31, 2023, respectively, was $3,458, and $5,189, and is classified to the interest expense, related parties account in the consolidated statements of operations.

On September 13, 2022, the Company issued a promissory note to YES Americana Group, LLC (“Americana”), a related party entity beneficially owned by the Company’s Chief Executive Officer and Chairman of the Board, for the principal sum of $1,500,000 (the “Note”), accruing monthly interest of 5% per annum beginning nine months after Note issuance. On February 7, 2023, the Company and Americana entered into an amendment to the Note pursuant to which (i) the principal amount of the Note was increased to $1,845,000, (ii) the maturity date of the Note was amended to January 15, 2026, (iii) the interest rate under the Note shall not increase after the maturity date, and (iv) the Note can be converted at any time, at the option of Americana, into shares of the Company’s common stock, par value $0.086 per share at an agreed upon conversion price. On February 13, 2023, Americana effectuated a conversion of $645,000 of the Note into 3,926 shares of the Company’s common stock, $0.086 par value per share, in accordance with the terms of the Amendment. In addition, throughout 2023 the Company repaid principal to Americana of $693,145. As of December 31, 2024, and December 31, 2023, respectively, the balance owed to Americana was $0, reclassified and recorded in the convertible debt, related parties, less current portion account in the consolidated balance sheets. Interest expense for the year ended December 31, 2024, and December 31, 2023 respectively, was $0 and $5,334, recorded to interest expense, related parties in the consolidated statements of operations. Americana owned approximately 0.40% and 5.52% respectively, of the Company’s Common Stock as of December 31, 2024, and 2023 respectively.

On March 5, 2025, the Company and Americana entered into a Revolving Credit Facility Agreement (the “Credit Agreement”) pursuant to which Americana agreed to extend a revolving credit facility of up to $600,000 to the Company, to provide additional working capital for the Company to cover its incremental Spetner acquisition related costs, as well as for general working capital uses. Subject to the terms and conditions of the Credit Agreement and the other transaction documents, and in reliance upon the representations and warranties set forth therein, Americana agreed to make loans to the Company from time to time, pursuant to the terms of the Credit Agreement, until, but not including, the Maturity Date (as hereinafter defined), provided, however, that the aggregate principal balance of all loans outstanding at any time under the Credit Agreement will not exceed the Loan Availability, defined in the Credit Agreement as $600,000 less any obligations the Credit Agreement and related transaction documents. Loans made by Americana may be repaid and, subject to the terms and conditions of the Credit Agreement, borrowed again up to, but not including, the Maturity Date, unless the loans are otherwise terminated or extended as provided in the Credit Agreement. The “Maturity Date” means the earlier of (i) 12 months from March 5, 2025; (ii) the date of prepayment of the Revolving Note (as hereinafter defined) by the Company (subject to the terms of the Credit Agreement) and the termination of the Credit Agreement as of such date; or (iii) the date of the occurrence of an Event of Default (as defined in the Credit Agreement) and acceleration of the Revolving Note pursuant to the Credit Agreement.

Subject to the terms and conditions of the Credit Agreement, any request for a loan under the Credit Agreement may be made from time to time and in such amounts as the Company may choose. On or about March 5, 2025, Americana provided the Company an initial loan under the Credit Agreement in the amount of $500,000, and pursuant to additional advances and accrued interest, $540,081 remains outstanding as of April 30, 2025. Loans under the Credit Agreement bear interest at the rate of 0.1% per annum. No principal or interest payments are due as to any loan under the Credit Agreement prior to the Maturity Date, and there are no prepayment penalties. Pursuant to the terms of the Credit Agreement, on March 5, 2025, the Company executed an unsecured revolving promissory note (the “Revolving Note”) to evidence the loans under the Credit Agreement, in favor of Americana in the principal amount of $600,000.

Pursuant to the first amendment to the April 26, 2022 asset purchase agreement between the Company and Barra & Associates, LLC, a related party entity beneficially owned by a senior vice president of the Company, the Company agreed to pay a deferred purchase price (the “DPP”) of $1,375,000 by January 31, 2023, and all amounts unpaid thereafter will accrue interest at a rate of 1.5% per month until paid. The Company intends to fully repay all unpaid amounts inclusive of interest over the next two years. The Company classifies amounts planned to be settled within twelve months from the balance sheet date to current liabilities. Accordingly, the Company reclassifies and presents current balances of $241,707 and $233,504 respectively, in the current portion of loans payables, related parties account in the consolidated balance sheets as of December 31, 2024 and December 31, 2023. Non-current amounts are classified to the loans payable, related parties, less current portion account in the consolidated balance sheets and amounted to $2,922 and $247,055 as of December 31, 2024, and December 31, 2023 respectively. Interest expense for the year ended December 31, 2024 and December 31, 2023, respectively was $64,069, and $145,344 recorded to interest expense, related parties in the consolidated statements of operations.

The Company, Fortman Insurance Services, LLC, Fortman Insurance Agency, LLC, Jonathan Fortman, and Zachary Fortman (collectively, the “Parties”) entered into a purchase agreement on or around May 1, 2019 (the “Purchase Agreement”), whereby the Company purchased the business and certain assets noted within the Purchase Agreement, as well as that certain second amendment to the Purchase Agreement on or around May 18, 2023 (the “Second Amendment”). On January 11, 2024, the Parties entered into that certain third amendment to the Purchase Agreement (the “Third Amendment”), pursuant to which the Parties agreed to a total remaining earn-out balance of $423,107 owed to both Jonathan Fortman and Zachary Fortman, each under the Purchase Agreement, both employees and related parties to the Company, for a combined total earn-out amount owed of $846,214 (the “Remaining Balances”). In satisfaction of such Remaining Balances, the Company agreed to pay $11,000 on the first business day of each month to both Jonathan Fortman and Zachary Fortman each until the Remaining Balances are paid in full. In addition, the Parties agreed under the Third Amendment that the Remaining Balances shall accrue interest at the rate of 10% per annum until the Remaining Balances are paid in full, with an effective date of January 2, 2024, for purposes of the commencement of interest accrual. Since the Remaining Balances are final and no longer subject to contingencies, as of December 31, 2023 and the period then ended, they have been reclassified from the earn-out liability account to the loan payable, related parties, less current portion account and amounted to $425,130 and $650,473 as of December 31, 2024, and December 31, 2023 respectively. The Company classifies amounts planned to be settled within twelve months from the balance sheet date to current liabilities. Accordingly, the Company reclassifies and presents current balances of $208,358 and $195,741 respectively, in the current portion of loans payables, related parties account in the consolidated balance sheets as of December 31, 2024 and December 31, 2023. Interest expense for the year ended December 31, 2024 and December 31, 2023, respectively was $73,274, and $0 recorded to interest expense, related parties in the consolidated statements of operations.

To the best of our knowledge, during the past two fiscal years, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds the lesser of (A) $120,000 or (B) one percent of our average total assets at year-end for the last two completed fiscal years, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Messrs. Fruchtzweig, Korman and Brickman are “independent” directors based on the definition of independence in the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”).

Policies and Procedures for Related Party Transactions

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

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DESCRIPTION OF SECURITIES

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the Florida Business Corporation Act (“FBCA”), our charter and our bylaws as currently in effect. Copies of our amended and restated certificate of incorporation, as amended (the “charter”), and our bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

General

As of April 30, 2025, our charter authorized 2,000,000,000 shares of common stock, $0.086 par value per share, and 750,000,000 shares of preferred stock, $0.086 per value per share. As of April 30, 2025, there were 2,974,909 shares of our common stock outstanding and approximately 524 stockholders of record. No shares of our preferred stock are designated, issued or outstanding.

Our Common Stock

Each share of our common stock is entitled to one vote on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of common stock representing at least a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Holders of common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. Our common stock is not subject to conversion or redemption and holders of our common stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of our company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time. Each outstanding share of common stock is fully paid and nonassessable.

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Description of Securities We are Offering

Units

We are offering up to 8,771,930 units (“Units”), each Unit consisting of (i) one share of common stock and (ii) two Warrants. We are also offering Pre-Funded Warrants to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stock that would result in such excess ownership. Each Pre-Funded Warrant will be exercisable for one share of common stock. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering in the Units will be decreased on a one-for-one basis.  No warrant for fractional shares of common stock will be issued, rather warrants will be issued only for whole shares of common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants and Warrants offered hereby.

Common Stock

The material terms and provisions of our common stock forming part of the Units that are being offered are described under this section “Description of Securities – Common Stock” in this prospectus.

Our Warrants

The material terms and provisions of the Warrants (Series H Warrant) being offered as part of the Units are summarized below. The summary is subject to, and qualified in its entirety by reference to, the form of Warrant which has been provided to each investor in this offering and will be filed as an exhibit to this registration statement with the SEC in connection with this offering.

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Each Warrant will have an assumed exercise price of $1.14 per share (100% of the public offering price of each unit sold in this offering), will be exercisable upon issuance and will expire five- years from issuance.

Form.

The Warrants will be issued as individual warrant agreements to the investors that purchase in the Units. The form of Warrant will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Term.

Each Warrant will have a five-year term following the Date of Issuance and will also expire upon the exercise of each such Warrant in full.

Exercise of Warrants/Cashless Exercise.

Each Warrant may not be exercised until the Company has obtained the approval of the shareholders of the Company to the exercise of the Warrants in accordance with Listing Rules 5635(b) and 5635(d) of The Nasdaq Stock Market, Inc (such approval, “Shareholder Approval”, and the date of such approval, the “Shareholder Approval Date”) due to the aggregate number of shares of common stock issuable after giving effect to the issuance of common stock underlying the Units offered hereby and the issuance of common stock upon the exercise of the Warrants (Series H) and Pre-Funded Warrants (Series I) forming part of the Units offered hereby exceeding 19.99% of all shares of common stock issued and outstanding on the date of issuance, subject to pro rata adjustment in connection with any stock splits, stock dividends, or similar changes to the Company’s capitalization occurring after the date of issuance. The Company will file a proxy statement on Schedule 14A within twenty (20) days of Closing and hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date after the date following the filing thereof (and in no event later than 90 days after the Closing) for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company will solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders will vote their proxies in favor of such proposal. The Company will provide written notice to the Purchaser of the anticipated Shareholder Approval Date at least three (3) Trading Days prior to the date of the shareholder meeting at which the Shareholder Approval is expected to be obtained. The Company will use its reasonable best efforts to obtain such Stockholder Approval. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company will cause an additional Stockholder Meeting to be held on or prior to the ninetieth (90th) calendar day following the failure to obtain Stockholder Approval. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company will cause an additional Stockholder Meeting to be held every ninety days thereafter until such Stockholder Approval is obtained.

Following the Shareholder Approval Date, each Warrant will be exercisable (subject to beneficial ownership limitations discussed below) for one share of common stock at an assumed exercise price of $1.14 per share (100% of the public offering price of each Unit sold in this offering). The Warrants may be exercised by way of a cashless exercise, receiving upon such cashless exercise the gross number of shares of our common stock determined according to the Black Scholes Value formula set forth in the Warrant based on the lower of the two Closing Bid Prices of the common stock in the two days prior the time of such exercise, but in any event the Closing Bid Price will not be less than 20% of the original Exercise Price. Accordingly, this prospectus covers up to 87,719,300 shares of common stock issuable from time to time upon exercise of the Warrants at an assumed floor price of $0.228 per share (20% of the initial exercise price) although the initial exercise price of the Warrants is $1.14 per share (100% of the public offering price per Unit). Notwithstanding, the Warrants will be required to be exercised with cash if the volume weighted average price for any single trading day during the ten-trading day period immediately preceding the date on which the Warrant is exercised is 250% above the initial exercise price. The holder of a Warrant will not be deemed a holder of our underlying common stock until the Warrant is exercised.

Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of ordinary shares in excess of 9.99% of our common stock then outstanding after giving effect to such exercise.

The exercise price and the number of shares issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

Upon the holder’s exercise of a Warrant, we will issue common stock issuable upon exercise of the Warrant on the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise or, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise and the Exercise Price (such date, the “Warrant Share Delivery Date”) following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised to the extent permitted via the “cashless” exercise provision). Prior to the exercise of any Warrants to purchase common stock, holders of the Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Subsequent Rights Offerings

In addition to any adjustments described above, if at any time the Company grants, issues or sells any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of the Company’s common stock (the “Purchase Rights”), then the warrant holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the warrant holders could have acquired if such holders had held the number of shares of common stock acquirable upon complete exercise of the Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for such grant, issuance of sale.

Transferability

In accordance with its terms and subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

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Fundamental Transaction.

In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding Ordinary Shares, then following such event, the holders of the Warrants will be entitled to receive upon exercise of such Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Warrants.

No Market for Warrants

We do not intend to apply to list the Warrants being on any securities exchange. Accordingly, there is no established public trading market for the Warrants, and we do not expect a market to develop. Without an active market, the liquidity of the Warrants will be limited.

Registrar

The terms of the Warrants will be governed by a Warrant Agency Agreement, dated as of the closing date of this offering, that we expect to be entered into between us and VStock Transfer, LLC or its affiliate (the “Warrant Agent”).

Our Pre-Funded Warrants

The material terms and provisions of the Pre-Funded Warrants (Series I Warrant) being offered being offered as part of the Units are summarized below. The summary is subject to, and qualified in its entirety by reference to, the form of Pre-Funded Warrant which has been provided to each investor in this offering and will be filed as an exhibit to this registration statement with the SEC in connection with this offering.

The term “pre-funded” refers to the fact that the purchase price of our common stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 9.99% of our outstanding common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our common stock which would result in such ownership of more than 9.99%, and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Form.

The Pre-Funded Warrants will be issued as individual warrant agreements to the investors that choose to purchase Pre-Funded Warrants in lieu of common stock in the Units. The form of Pre-Funded Warrant is filed as an exhibit to the registration statement of which this prospectus forms a part.

Term.

Each Pre-Funded Warrant will expire upon the exercise of each such Pre-Funded Warrant in full.

Exercise of Pre-Funded Warrants.

Each Pre-Funded Warrant is exercisable for one share of our common stock, with an exercise price equal to $0.001 per share, at any time that the Pre-Funded Warrant is outstanding. There is no expiration date for the Pre-Funded Warrants. The holder of a Pre-Funded Warrant will not be deemed a holder of our underlying common stock until the Pre-Funded Warrant is exercised.

Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of ordinary shares in excess of 9.99% of our common stock then outstanding after giving effect to such exercise.

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The exercise price and the number of shares issuable upon exercise of the Pre-Funded Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

The Pre-Funded Warrant holders must pay the exercise price in cash upon exercise of the Pre-Funded Warrants, unless such Pre-Funded Warrant holders are utilizing the cashless exercise provision of the Pre-Funded Warrants.

Upon the holder’s exercise of a Pre-Funded Warrant, we will issue common stock issuable upon exercise of the Pre-Funded Warrant on the Warrant Share Delivery Date following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised to the extent permitted via the “cashless” exercise provision). Prior to the exercise of any Pre-Funded Warrants to purchase common stock, holders of the Pre-Funded Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common stock determined according to a formula set forth in the pre-funded warrant.

Subsequent Rights Offerings

In addition to any adjustments described above, if at any time the Company grants, issues or sells any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of the Company’s common stock (the “Purchase Rights”), then the warrant holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the warrant holders could have acquired if such holders had held the number of shares of common stock acquirable upon complete exercise of the Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for such grant, issuance of sale.

Transferability

In accordance with its terms and subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fundamental Transaction.

In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding Ordinary Shares, then following such event, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of such Pre-Funded Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their Pre-Funded Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Pre-Funded Warrants.

No Market for Pre-Funded Warrants

We do not intend to apply to list the Pre-Funded Warrants being on any securities exchange. Accordingly, there is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Registrar

The terms of the Pre-Funded Warrants will be governed by a Warrant Agency Agreement, dated as of the closing date of this offering, that we expect to be entered into between us and VStock Transfer, LLC or its affiliate (the “Warrant Agent”).

Placement Agent Warrants

The registration statement of which this prospectus is a part also registers for sale warrants to purchase up to 438,597 shares of our common stock (5% of the aggregate number of shares of Units sold in the offering) (the “Placement Agent Warrants”. The Placement Agent Warrants will be exercisable at a per share price equal to 115% of the public offering price per Unit in this offering, which would be a maximum of 438,597 shares underlying such Placement Agent Warrants assuming a total of 8,771,930 Units issued in this offering. We are registering hereby the Placement Agent Warrants and the shares of common stock issuable upon exercise of the Placement Agent Warrants. The Placement Agent Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part.

The form of the Placement Agent Warrant has been included as an exhibit to the registration statement of which this prospectus forms a part.

Florida Law and Certain Charter and Bylaw Provisions

Florida Anti-Takeover Law. As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law.

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Pursuant to Section 607.0901 of the FBCA a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	The transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

●	The interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●	The interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	The consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) the board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by the board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Articles of Incorporation, as amended and Bylaws.

Our Articles of Incorporation, as amended and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

●	they provide that special meetings of shareholders may be called by the board of directors, or at the request in writing by shareholders of record owning at least 10% of all the stockholders entitled to vote; and

●	they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority shareholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority shareholders to effect changes in the board of directors.

Listing

Our common stock is listed on The Nasdaq Capital Market and traded under the symbol “RELI”.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598. Its telephone number is (212) 828-8436.

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PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated as of May [____], 2025, we have engaged Dominari Securities LLC (“Placement Agent”), to act as our exclusive Placement Agent to solicit offers to purchase the securities offered by this prospectus on a reasonable best efforts basis. The Placement Agent is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of the securities by us. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. We may not sell all or any of the securities being offered.

The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The public offering price per Unit will be fixed for the duration of this offering. The Placement Agent will have no authority to bind us by virtue of the placement agency agreement. This is a best-efforts offering and there is no minimum amount of proceeds that is a condition to closing of this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement with us will also be able to bring claims of breach of contract against us. The Placement Agent may engage one or more sub-agents or selected dealers in connection with the offering.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

● standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

● covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of an 8-K to disclose entering into these securities purchase agreements, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of common stock, and no subsequent equity sales for 60 days.

The placement agency agreement provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement.

Delivery of the securities offered hereby is expected to occur on or about _________, 2025, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

The following table shows the public offering price per Unit consisting of common stock and Warrant, and per Unit consisting of Pre-Funded Warrant and Warrant, Placement Agent fees payable by us, and proceeds before expenses to us:

	Per Unit consisting of common stock and Warrant	Per Unit consisting of pre-funded warrant and Warrant	Total
Offering price	$	$	$
Placement agent fees	$	$	$
Proceeds before expenses to us	$	$	$

We have agreed to pay the Placement Agent a total cash fee equal to 8.0% of the aggregate gross proceeds raised in the offering, provided that the Placement Agent shall receive a reduced cash fee equal to 3.0% in connection with sales to certain specified investors.

We have also agreed to pay, or reimburse if paid by the Placement Agent (i) all of the Company’s costs and expenses incident to the offering and the performance of its obligations under the agreement with the Placement Agent and (ii) all reasonable out-of-pocket costs and expenses incident to the performance of the obligations of the Placement Agent under the agreement (including, without limitation, the fees and expenses of the Placement Agent’s outside US attorneys), provided that, excluding expenses related to blue-sky and FINRA filings, and CSRC filings related expenses, such costs and expenses shall not exceed $125,000 without the Company’s prior approval. For the sake of clarity, it is understood and agreed that the Company shall be responsible for the Placement Agent’s counsel fees irrespective of whether the offering is consummated or not. We have also agreed to pay the non-accountable costs and expenses of the Placement Agent not to exceed $40,000.

We estimate that the total expenses of the offering, excluding the Placement Agent cash fee, will be approximately $200,000.

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Placement Agent Warrants

The registration statement of which this prospectus is a part also registers for sale warrants to purchase up to 438,597 shares of our common stock (5% of the aggregate number of shares of Units sold in the offering) (the “Placement Agent Warrants”. The Placement Agent Warrants will be exercisable at a per share price equal to 115% of the public offering price per Unit in this offering, which would be a maximum of 438,597 shares underlying such Placement Agent Warrants assuming a total of 8,771,930 Units issued in this offering. We are registering hereby the Placement Agent Warrants and the shares of common stock issuable upon exercise of the Placement Agent Warrants. The Placement Agent Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part. The form of the Placement Agent Warrant has been included as an exhibit to this registration statement of which this prospectus forms a part.

The Placement Agent Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). The Placement Agent (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus is a part. In addition, the warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a per share price below the warrant exercise price.

Determination of Offering Price. The public offering price per Unit that we are offering and the exercise prices and other terms of the Pre-Funded Warrants and Warrants were negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our common stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the Pre-Funded Warrants and Warrants include the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Discretionary Accounts. The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Electronic Offer, Sale and Distribution of Shares. The prospectus in electronic format may be made available on the websites maintained by the Placement Agent or selling group members, if any, participating in this offering and the Placement Agent participating in this offering may distribute prospectus electronically. The Placement Agent may agree to allocate a number of shares to the Placement Agent and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Placement Agent and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

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Other Relationships. We agree to pay the Placement Agent a cash fee equal to eight percent (8%) of the gross proceeds received by us from the sale of any equity, and five (5%) of the gross proceeds received by us from the sale of debt and/or equity derivative instruments offered to any investor actually introduced by the Placement Agent to us during the Engagement Period in connection with any public or private financing or capital raise (the “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period, provided that such financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation.

Offer restrictions outside the United States. Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Indemnification. We have agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the Placement Agent. We have also agreed to contribute to payments that the Placement Agent may be required to make for these liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Regulation M. The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

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Participation Right

For a period of 18 months following the Closing Date, investors that purchase $1.0 million or more of Units in this offering shall have the right in aggregate to participate in up to 50% of any subsequent equity financing (a “Subsequent Financing”), on the same terms, conditions and price (whether fixed or determined by formula) provided for in the Subsequent Financing; provided, however, that nothing shall preclude the Company from also selling the same securities to other investors not a party to the transaction contemplated by this Agreement as well as part of the Subsequent Financing.

At least 5 business days prior to the closing of the Subsequent Financing, the Company shall deliver to the such investors a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask each such investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of the investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than one business day after such request, deliver a Subsequent Financing Notice to the investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

If the investor desires to participate in such Subsequent Financing the Investor must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 5th business day after all investors have received the Pre-Notice that the investor is willing to participate in the Subsequent Financing, the amount of the Investor’s participation, and that the investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from the investor as of such 5th business day, the investor shall be deemed to have notified the Company that it does not elect to participate.

Following 5:30 p.m. (New York City time) on the 5th business day after all of investors have received the Pre-Notice, the Company shall have the right to close the Subsequent Financing upon terms no more favorable than as set forth in Subsequent Financing Notice.

The foregoing right to participate shall not apply to (i) subsequent closings with respect to this offering effected prior to the filing of the Registration Statement, (ii) issuances of equity or equity linked securities under equity incentive plans, issuances of warrants or shares to consultants or other service providers in exchange for bona fide services or in connection with any merger, acquisition or strategic transaction, (iii) any securities issued to pay off any debt amount and (iv) any securities issued by the Company in any at the market program (“ATM”) conducted by the Company, including, but not limited to the Company’s ATM with EF Hutton LLC (now known as D. Boral Capital LLC).

Engagement Letter with Dominari Securities LLC

On December 6, 2024, as amended on March 28, 2025, the Company entered into an Engagement Letter (the “Engagement Letter”) with Dominari Securities LLC, the Placement Agent. The term of the Engagement Letter is for a period of one (1) month from the date of execution (the “Engagement Period”). During the Engagement Period, the Company must coordinate all potential investors and financing efforts through the Placement Agent, with certain exceptions for specific pre-identified investors. The Company may terminate the Engagement Letter for cause under FINRA Rule 5110(g)(5)(B)(i). Pursuant to the Engagement Letter, the Company agreed to provide the Placement Agent with the following compensation (i) for equity offerings, 8% of gross proceeds, however, for investors introduced by the Company, the fee is reduced to 3% and (ii) for debt offerings, 5% of gross proceeds, however, for investors introduced by the Company, the fee is reduced to 2.5%. Additionally pursuant to the Engagement Letter, the Placement Agent will receive warrants to purchase 5% of the shares (or their equivalent) sold in an offering, with a five-year term and an exercise price equal to 115% of the offering price. Additionally pursuant to the Engagement Letter, the Company agreed to pay a flat fee for non-accountable expenses of $35,000 for private offerings and $40,000 for public offerings. Additionally, the Company agreed to reimburse the Placement Agent for legal fees and other out-of-pocket costs, up to $60,000 for private offerings and $125,000 for public offerings. The Company will also cover costs for services such as electronic roadshows and any other necessary expenses outlined in the Engagement Letter. These expenses are to be paid out of the proceeds of each offering at the time of closing. The Company also agreed to provide indemnification to the Placement Agent under the Engagement Letter against any claims arising from the services provided, except in cases of the Placement Agents gross negligence or willful misconduct.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR HOLDERS OF OUR COMMON STOCK, WARRANTS, PRE-FUNDED WARRANTS AND PLACEMENT AGENT WARRANTS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Units, consisting of our Common Stock, Warrants or Pre-Funded Warrants acquired in this offering. The Warrants, Pre-Funded Warrants and Placement Agent Warrants are referred to in this section as the “Warrants.” This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our Common Stock, or Warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of our Common Stock or Warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax, the alternative minimum tax and does not deal with state or local taxes, U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:

●	financial institutions;

●	brokers or dealers in securities;

●	tax-exempt organizations;

●	pension plans;

●	regulated investment companies;

●	owners that hold our Common Stock or Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	insurance companies;

●	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; and

●	certain U.S. expatriates.

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In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold our Common Stock or Warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our Common Stock or Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock or Warrants through a partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our Common Stock and Warrants.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our Common Stock or Warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of Common Stock or Warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Tax Cuts and Jobs Act

Under tax legislation signed into law in December 2017 commonly known as the Tax Cuts and Jobs Act of 2017, U.S. Holders that use an accrual method of accounting for tax purposes and have certain financial statements generally will be required to include certain amounts in income no later than the time such amounts are taken into account as revenue in such financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. This rule is effective for taxable years beginning after December 31, 2017. U.S. Holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Allocation of Purchase Price of the Unit

For U.S. federal income tax purposes, each unit will be treated as an “investment unit” consisting of one share of Common Stock and two warrants to acquire one share of our Common Stock. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each Unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of Common Stock and the Warrant included in each Unit. The separation of the share of Common Stock and the Warrant included in each Unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a Unit.

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Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a Warrant equal to the exercise price of the Warrant, increased by the U.S. Holder’s adjusted tax basis in the Warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the shares of our Common Stock acquired on exercise of the Warrant will begin on the date of exercise of the Warrant, and will not include any period for which the U.S. Holder held the Warrant.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into our Common Stock. The U.S. federal income tax treatment of a cashless exercise of Warrants into our Common Stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

The lapse or expiration of a Warrant will be treated as if the U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the Warrant. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on Warrants

Under Section 305 of the Code, an adjustment to the number of shares of Common Stock issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property to the holders of Warrants. In certain circumstances, if we were to make a distribution in cash or other property with respect to our Common Stock after the issuance of the Warrants, then we may make a corresponding distribution to a Warrant holder. The taxation of a distribution received with respect to a Warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the tax considerations related to distributions, see the discussion below regarding “Distributions.” U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants and any distributions with respect to the Warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our Common Stock in the foreseeable future. In the event that we do make distributions on our Common Stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or exchange of our Common Stock as described below under the section titled “ – Disposition of Our Common Stock or Warrants.”

Disposition of Our Common Stock or Warrants

Upon a sale or other taxable disposition of our Common Stock or Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Common Stock or Warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock or Warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our Common Stock or Warrants should consult their own tax advisors regarding the tax treatment of such losses.

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Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the Common Stock and Warrants and to the proceeds of a sale or other disposition of Common Stock and Warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable To Non-U.S. Holders

Exercise and Expiration of Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of Warrants into shares of Common Stock. The U.S. federal income tax treatment of a cashless exercise of Warrants into our Common Stock is unclear. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of Warrants. The expiration of a Warrant will be treated as if the Non-U.S. Holder sold or exchanged the Warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the Warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to and Distributions on Warrants

As described under “ – U.S. Holders – Certain Adjustments to and Distributions on Warrants,” an adjustment to the Warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “Distributions” below, and the tax treatment of distributions on the Warrants is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the Warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our Common Stock in the foreseeable future. In the event that we do make distributions on our Common Stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described in “ – U.S. Holders – Distributions”.

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Any distribution (including constructive distributions) on our Common Stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled “ – Backup Withholding and Information Reporting” and “ – Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Our Common Stock or Warrants

Subject to the discussions below under the sections titled “ – Backup Withholding and Information Reporting” and “ – Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our Common Stock or Warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

●	our Common Stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period of the Common Stock or Warrants, if shorter), a “U.S. real property holding corporation,” unless our Common Stock is regularly traded on an established securities market and the Non-U.S. Holder held no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held our Common Stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a Warrant. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding our Warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a “U.S. real property holding corporation”.

51

See the sections titled “ – Backup Withholding and Information Reporting” and “ – Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of our Common Stock or Warrants paid to foreign financial institutions or non-financial foreign entities.

Federal Estate Tax

Common Stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to Warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of our Common Stock and Warrants.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our Common Stock or Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on our Common Stock or Warrants. Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Dividends,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our Common Stock or Warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

52

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, our Common Stock and Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally applies to payments of dividends (including constructive dividends) on our Common Stock. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock or Warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock or Warrants, including the consequences of any proposed changes in applicable laws.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC. ArentFox Schiff LLP, Washington, District of Columbia, is acting as counsel for the Placement Agent in connection with this offering.

EXPERTS

The financial statements of Reliance Global as of and for the year ended December 31, 2024, appearing in its Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Urish Popeck & Co., LLC, as set forth in its report thereon, included therein, and incorporated herein by reference. The financial statements of Reliance Global as of and for the year ended December 31, 2023 appearing in its Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Mazars USA LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The financial statements of Spetner Associates, Inc., as of and for the years ended December 31, 2024 and December 31, 2023, appearing elsewhere in this prospectus have been included herein in reliance upon the report of Urish Popeck, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Resignation of Independent Registered Public Accounting Firm

On April 4, 2024, Mazars USA LLP (“Mazars”) resigned as the independent registered public accounting firm for the Company. Mazars’ resignation was accepted by the audit committee of the Board of Directors.

Mazars’ reports on the Company’s financial statements for the fiscal year ended December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Company’s fiscal year ended December 31, 2023 and through April 4, 2024, there have been no disagreements with Mazars on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Mazars’ satisfaction, would have caused Mazars to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods.

For the fiscal year ended December 31, 2023 and through April 4, 2024, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

We have provided Mazars with a copy of the above disclosure and requested that Mazars furnish a letter addressed to the Commission stating that it agrees with the above statements.

Engagement of Independent Registered Public Accounting Firm

On May 1, 2024, the audit committee of the Board of Directors appointed Urish Popeck & Co., LLC (“Urish”) as the Company’s new independent registered public accounting firm. During the Company’s two most recent fiscal years and through May 1, 2024, neither the Company nor anyone acting on the Company’s behalf consulted Urish with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http:/www.relianceglobalgroup.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

53

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 7, 2025 and Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on April 9, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 3, 2025, February 6, 2025, February 13, 2025, and February 26, 2025;

●	our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2025;

●	the description of our common stock which is included in Exhibit 4.4 of our Form 10-K filed with the SEC on April 4, 2024, including any amendment or report filed for the purpose of updating that description; and

●	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (732) 380-4600 or by writing to us at the following address:

RELIANCE GLOBAL GROUP, INC.

300 Blvd. of the Americas, Suite 105

Lakewood, NJ 08701

Attn: Chief Financial Officer

54

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

RELIANCE GLOBAL GROUP, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2024

(UNAUDITED)

On September 6, 2024, Reliance Global Group, Inc. (the “Company” or “Reliance”), entered into an amended and restated Stock Exchange Agreement (as further amended on October 29, 2024 and February 20, 2025, (this “Agreement”) among Spetner Associates, Inc., a Missouri corporation (“SAI”); Jonathan Spetner (“Mr. Spetner”) (a “Seller”); and Agudath Israel of America, a New York corporation (“Agudath”) (a “Seller”). Mr. Spetner and Agudath may be referred to herein collectively as (the “Sellers”) and each individually as a “Seller”. Capitalized terms not defined herein, will have the meaning as defined in the Stock Exchange Agreement. Pursuant to the terms of the Stock Exchange Agreement, the Company will acquire from the Sellers certain or all of the issued and outstanding Equity Securities of SAI, all of which are held beneficially and of record by the Sellers. The Sellers represent and warrant that the Sellers hold, jointly, beneficially and of record, and as tenants by the entirety, 100, shares of common stock, par value $1.00 per share of SAI (the “SAI Common Stock”), which shares of SAI Common Stock (the “SAI Shares”) represent 100% of the issued and outstanding Equity Securities of SAI. The Company shall acquire the SAI Shares in two Closings, with the Company to acquire 80% of the SAI Shares, (the “First Closing Shares”) at the First Closing, and with the Company to have the option at the Company’s sole discretion, to acquire the remaining 20% of the SAI Shares, being all the remaining SAI Shares (the “Second Closing Shares”), at the Second Closing to occur on a date prior to the third annual anniversary of the First Closing Date. The aggregate purchase price for the First Closing Shares is $16,050,000, payable through a combination of cash, common stock, par value $0.086 per share, of the Company (the “Company Common Stock”), and promissory notes. The Second Closing Shares purchase price will be equal to the product of ten times 20% of SAI’s final annual EBITDA for the most recent fiscal year ended, prior to the Second Closing.

The First Closing purchase price shall be paid as follows: cash of $6,500,000 (the “Cash Payment”) payable to Mr. Spetner; (ii) a promissory note in the aggregate principal amount of $2,500,000 payable to Agudath, (iii) issuance to the Sellers, jointly, of Company Common Stock up to 9.9% of the total outstanding shares of the Company, and (iv) if required any remaining portion of the First Purchase Price will be paid via the issuance of a promissory note of the Company to Mr. Spetner, as described further in Note 3 to this unaudited pro forma condensed consolidated financial information. The transaction contemplated by The Stock Exchange Agreement, which includes the aforementioned terms’ is referred to herein as the (“Transaction”).

The following unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial statements of the Company and the historical consolidated financial statements of Spetner Associates, Inc. to reflect the planned acquisition of SAI by the Company and the Company’s anticipated financing for the acquisition. We anticipate that the First Closing will be accounted for as a business combination using the authoritative guidance contained in Accounting Standards Codification (ASC) topic 805 Business Combinations (ASC 805) as the Company is obtaining control SAI by virtue of it acquiring 80% of the common stock of SAI. The Transaction accounting adjustments are described below and in the footnotes to the condensed consolidated pro forma financial statements.

The Transaction adjustments reflect management’s preliminary estimates of the fair value of purchase consideration and the fair values of tangible and intangible assets acquired, fair value of the noncontrolling interest and liabilities assumed in the planned acquisition along with the anticipated financing of the acquisition. Since these unaudited pro forma condensed consolidated financial statements have been prepared based on preliminary estimates of the fair value of noncontrolling interest and fair values of assets acquired and liabilities assumed, the actual amounts to be reported in future filings may differ materially from the amounts used in the pro forma condensed consolidated financial statements. The Transaction accounting adjustments also reflect adjustments for certain assets and lines of business that the seller will be excluding from the sale.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only, in accordance with Article 11 of Regulation S-X, and are not intended to represent or to be indicative of the results of operations or financial position that the Company would have reported had the planned acquisition been completed as of the dates set forth in the unaudited pro forma condensed consolidated financial statements due to various factors. The unaudited pro forma condensed consolidated statement of financial position does not purport to represent the future financial position of the Company, and the unaudited pro forma condensed consolidated statements of operations do not purport to represent the future results of operations of the Company.

The unaudited pro forma condensed consolidated financial information is presented to illustrate the estimated effects of the planned acquisition and the related financing, and should be read in conjunction with the following:

i.	The audited financial statements and accompanying notes of the Company as of and for the fiscal year ended December 31, 2024 (as contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 7, 2025);
ii.	The audited financial statements of SAI as of and for the year ended December 31, 2024, included elsewhere in this prospectus.

F-1

RELIANCE GLOBAL GROUP, INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Balance Sheets

December 31, 2024

(Unaudited)

	Historical		Pro Forma
	Reliance Global Group, Inc. (As of December 31, 2024)	Spetner Associates, Inc. (As of December 31, 2024)	Transaction Accounting Adjustments		Pro Forma Consolidated (As of December 31, 2024)

Assets

Current assets:
Cash and cash equivalents	$372,695	$2,782,170	$(2,343,941)	(A) (D) (F)	$810,924
Restricted cash	1,424,999	-	-		1,424,999
Accounts receivable	1,460,314	148,249	-		1,608,563
Accounts receivable, related parties	7,813	-	-		7,813
Other receivables	42,184		-		42,184
Cash balance plan assets	-	332,443	-		332,443
Prepaid expenses and other current assets	681,450	-	(329,431)		352,019
Total current assets	3,989,455	3,262,862	(2,673,372)		4,578,945

Property and equipment, net	133,908	17,097	(17,097)	(E)	133,908
Right-of-use-assets	1,052,926	-	-		1,052,926
Intangibles, net	5,423,897	-	-		5,423,897
Goodwill & Other identifiable intangibles	6,693,099	-	19,143,579	(A)	25,836,678
Other non-current assets	21,792	-	-		21,792
Total Assets	$17,315,077	$3,279,959	$16,453,110		$37,048,146

Liabilities and Stockholders’ equity (deficit)

Current Liabilities
Accounts payable and other accrued liabilities	$1,186,968	$123,692	$(123,692)	(D)	$1,186,968
Short term financing agreements	58,829	-	-		58,829
Premiums due - insurance carriers	-	2,066,050	(2,066,050)	(D)	-
Current portion of loans payables, related parties	453,177	711	(711)		453,177
Other payables	38,814	-	-		38,814
Current portion of long-term debt	1,591,919	7,829	(7,829)	(D)	1,591,919
Current portion of leases payable	244,057	-	-		244,057
Profit Sharing Plan Liability	-	131,201	(131,201)	(D)	-
Total current liabilities	3,573,764	2,329,483	(2,329,483)		3,573,764

Long Term Liabilities
Loans payable, related parties, less current portion	428,052	-	-		428,052
Long term debt, less current portion	9,468,400	14,458	(14,458)	(D)	9,468,400
Promissory Note Payable to Sellers	-	-	5,197,657	(A)	5,197,657
Leases payable, less current portion	847,293	-	-		847,293
Warrant liabilities	326	-	-		326
Total Liabilities	14,317,835	2,343,941	2,853,716		19,515,492

Stockholders’ Equity (deficit)
Preferred stock	-	-	-		-
Common stock	193,484	100	851,110	(A) (C) (F)	1,044,694
Additional paid in capital	50,877,307	912,359	8,759,343	(A) (C) (E) (F)	60,549,009
Retained earnings	(48,073,549)	(59,870)	59,870	(C)	(48,073,549)
Accumulated other comprehensive income	-	83,429	(83,429)	(C)	-
Total stockholders’ equity (deficit)	2,997,242	936,018	9,586,894	(C)	13,520,154
Noncontrolling Interest	-	-	4,012,500	(A)	4,012,500
Total Equity	2,997,242	936,018	13,599,394		17,532,654
Total liabilities and stockholder’s equity	$17,315,077	$3,279,959	$16,453,110		$37,048,146

F-2

RELIANCE GLOBAL GROUP, INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss

For the Year Ended December 31, 2024

(Unaudited)

	Historical			Pro Forma
	Reliance Global Group, Inc. (For the year ended December 31, 2024)	Spetner Associates, Inc. (For the year ended December 31, 2024)		Transaction Accounting Adjustments		Pro Forma Consolidated (For the year ended December 31, 2024)

Revenue
Commission income	$14,054,361		$14,261,944	$(186,254)	(B)	$28,130,051
Service and fee income	-		412,178	(27,670)	(B)	384,508
Total revenue	14,054,361		14,674,122	(213,924)		28,514,559

Operating expenses (income)
Commission and enrollment expense	$4,189,599		$1,309,186	$(5,733)	(B)	$5,493,052
Salaries and wages	7,226,810		3,516,128	(557,261)	(B)	10,185,677
General and administrative expenses	4,219,635		1,444,369	(722,992)	(B)	4,941,012
Marketing and advertising	357,697		-	-		357,697
Pension expense	-		1,542	-		1,542
Related party expenses	-		789,000	-		789,000
Change in estimated acquisition earn-out payables	47,761		-	-		47,761
Depreciation and amortization	1,786,068		10,258	-		1,796,326
Asset impairments	3,922,110		-	-		3,922,110
Total operating expenses	21,749,680		7,070,483	(1,285,986)		27,534,177

Net income (loss) from operations	$(7,695,319)		$7,603,639	$1,072,062		$980,382

Other income (expense)
Interest income (expense)	$(1,442,808)		$129,500	$(25,804)	(B)	$(1,339,112)
Interest related parties	(140,802)		-	-		(140,802)
Charitable contribution expense	-		(5,588,474)	2,308,735	(B)	(3,279,739)
Other income (expense), net	51,345		-	-		51,345
Recognition and change in fair value of warrant liabilities	156,000		-	-		156,000
Total other income (expense)	$(1,376,265)		$(5,458,974)	$2,282,931		$(4,552,308)

Income (loss) before provision for income taxes	$(9,071,584)		$2,144,665	$3,354,993		$(3,571,926)

Income tax expense	-		-	-		-
Net (loss) income	$(9,071,584)		$2,144,665	$3,354,993		$(3,571,926)

Noncontrolling Interest	-			(1,099,932)	(G)	(1,099,932)
Net (loss) income attributed to Reliance Global Group, Inc.	$(9,071,584)		$2,144,665	$2,255,061		$(4,671,858)

Basic and diluted loss per share	$(9.01)					$(0.40)
Weighted average number of shares outstanding	1,007,020			10,622,495		11,629,515

Other comprehensive income
Net income (loss)	$(9,071,584)		$2,144,665	$3,354,993		$(3,571,926)

Gain/loss in FV of Plan Asset	$-		$(726,615)	$-		$(726,615)
Other comprehensive (loss) income	(9,071,584)		1,418,050	3,354,993		(2,845,311)

Noncontrolling Interest	$-	$		$283,610		$283,610
Net Other comprehensive (loss) income attributed to Reliance Global Group, Inc.	(9,071,584)		1,418,050	3,071,383		(2,561,701)

Non-GAAP Measure*
AEBITDA	$(321,224)		$2,025,423	$3,380,797		$5,084,996

* See below for Non-GAAP Measure disclosures and reconciliation to Net Income.

F-3

Non-GAAP Measure

The Company believes certain financial measures which meet the definition of non-GAAP financial measures, as defined in Regulation G of the SEC rules, provide important supplemental information. Namely our key financial performance metric Adjusted EBITDA (“AEBITDA”) is a non-GAAP financial measure that is not in accordance with, or an alternative to, measures prepared in accordance with GAAP. “AEBITDA” is defined as earnings before interest, taxes, depreciation, and amortization (EBITDA) with additional adjustments as further outlined below, to result in Adjusted EBITDA (“AEBITDA”). The Company considers AEBITDA an important financial metric because it provides a meaningful financial measure of the quality of the Company’s operational, cash impacted and recurring earnings and operating performance across reporting periods. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure to other companies in the industry. AEBITDA is used by management in addition to and in conjunction (and not as a substitute) with the results presented in accordance with GAAP. Management uses AEBITDA to evaluate the Company’s operational performance, including earnings across reporting periods and the merits for implementing cost-cutting measures. We have presented AEBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. A description of such information is provided below herein and tabular reconciliations of this supplemental non-GAAP financial information to our most comparable GAAP information are contained below.

We exclude the following items, and the following items define our non-GAAP financial measure AEBITDA:

●	Interest and related party interest expense: Unrelated to core Company operations and excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Depreciation and amortization: Non-cash charge, excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Goodwill and/or asset impairment: Non-cash charge, excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Equity-based compensation: Non-cash compensation provided to employees and service providers, excluded to provide more meaningful supplemental information regarding the Company’s core cash impacted operational performance.
●	Change in estimated acquisition earn-out payables: An Earn-out liability is a liability to the seller upon an acquisition which is contingent on future earnings. These liabilities are valued at each reporting period and the changes are reported as either a gain or loss in the change in estimated acquisition earn-out payables account in the consolidated statements of operations. The gain or loss is non-cash, can be highly volatile and overall is not deemed relevant to ongoing operations, thus, it’s excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Recognition and change in fair value of warrant liabilities: This account includes changes to derivative warrant liabilities which are valued at each reporting period and could result in either a gain or loss. The period changes do not impact on cash, can be highly volatile, and are unrelated to ongoing operations, and thus are excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Other income, net: This account includes non-routine and/or non-core operating income or expenses and other individually de minimis items and is thus excluded as unrelated to core operations of the company.
●	Transactional costs: This includes expenses related to mergers, acquisitions, financing and refinancings, and amendments or modifications to indebtedness. Thes costs are unrelated to primary Company operations and are excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Non-standard costs: This account includes non-standard non-operational items, related to costs incurred for a legal suit the Company has filed against one of the third parties involved in the discontinued operations and was excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Loss from discontinued operations before tax: This account includes the net results from discontinued operations, and since discontinued, are unrelated to the Company’s ongoing operations and thus excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.

F-4

Non-GAAP Reconciliation from Net (Loss) Income to AEBITDA

The following table provides a reconciliation from net loss to AEBITDA for the year ended December 31, 2024.

RELIANCE GLOBAL GROUP, INC. AND SUBSIDIARIES

Non-GAAP Net (Loss) to AEBITDA

For the Year Ended December 31, 2024

(Unaudited)

	Year Ended
	December 31, 2024
	Per 10K
	Reliance Global Group, Inc. (For the year ended December 31, 2024)	Spetner Associates, Inc. (For the year ended December 31, 2024)	Transaction Accounting Adjustments	Pro Forma Consolidated (For the year ended December 31, 2024)

Net loss	$(9,071,584)	$2,144,665	$3,354,993	$(3,571,926)
Adjustments:
Interest and related party interest expense	1,583,610	(129,500)	25,804	1,479,914
Depreciation and amortization	1,786,068	10,258	-	1,796,326
Asset impairment	3,922,110	-	-	3,922,110
Equity-based compensation to employees, directors and service providers	858,108	-	-	858,108
Change in estimated acquisition earn-out payables	47,761	-	-	47,761
Other (income) expense, net	(51,345)	-	-	(51,345)
Transactional costs	636,494	-	-	636,494
Nonrecurring costs	123,554	-	-	123,554
Recognition and change in fair value of warrant liabilities	(156,000)	-	-	(156,000)
Loss from discontinued operations before tax	-	-	-	-
Total adjustments	$8,750,360	$(119,242)	$25,804	$8,656,922

AEBITDA	$(321,224)	$2,025,423	$3,380,797	$5,084,996

F-5

RELIANCE GLOBAL GROUP, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2024

(UNAUDITED)

NOTE 1 — BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated financial information has been prepared by Reliance Global Group, Inc. (the “Company”) in connection with the Company’s acquisition of Spetner Associate, Inc.(“SAI”). On September 6, 2024, the Company and the shareholders of SAI entered into an amended and restated Stock Exchange Agreement, as amended on October 29, 2024 and February 20, 2025 (the “Stock Exchange Agreement”), pursuant to which the Company agreed to purchase, and the Shareholders of SAI agreed to sell 100% of the shares of SAI. The Transaction may be executed in two closings: In the First Closing the company will acquire 80% of the outstanding shares of SAI with the option to purchase the remaining 20% within three years. As the acquisition of the 80% of the outstanding shares represents a controlling financial interest in SAI, the Company will account for the First Closing as a business combination in accordance with the authoritative guidance contained in Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under the guidance in ASC 805, the purchase consideration, the assets acquired, the liabilities assumed and the noncontrolling interest in the acquired entity are measured at fair value. Any excess of the purchase consideration and noncontrolling interest is recognized as goodwill.

The unaudited condensed consolidated pro forma financial information and related notes were prepared in accordance with Article 11 of Regulation S-X and are based on the historical consolidated financial statements of the Company and the historical consolidated financial statements of Spetner, as adjusted to give effect to the Transaction accounting adjustments described below.

The Transaction accounting adjustments to the pro forma statement of earnings have been prepared as if the Transaction occurred on January 1, 2024. The Transaction accounting adjustments to the pro forma balance sheet have been prepared as if the Transaction occurred on December 31, 2024. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed consolidated financial statements in accordance with Article 11 of Regulation S-X as amended. The pro forma adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual effect of these Transactions may differ from the pro forma adjustments.

The Company’s and SAI’s historical financial statements were prepared in accordance with U.S. GAAP.

The audited consolidated financial statements and accompanying notes of Spetner as of and for the year ended December 31, 2024

The accompanying unaudited pro forma condensed consolidated financial information and related notes were prepared using the acquisition method of accounting in accordance with (“ASC 805”), with the Company considered the accounting acquirer of SAI. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed consolidated balance sheet, the purchase price consideration has been allocated to the assets acquired and liabilities assumed of SAI based upon management’s preliminary estimate of their fair values as of December 31, 2024. The excess of the purchase price consideration over the fair value of assets acquired and liabilities assumed is recognized as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed consolidated financial information are preliminary and subject to adjustment based on a final determination of fair value. The purchase price consideration as well as the estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but no later than one year from the closing of the acquisition.

The transaction accounting adjustments are based upon available information and certain assumptions that we believe are reasonable. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Transactions been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

F-6

NOTE 2 —ACCOUNTING POLICIES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements do not reflect any differences in accounting policies. The Company has completed the review of SAI’s accounting policies and has concluded that differences between the accounting policies of the two companies are not material. Following the acquisition date, the Company will conduct a final review of the accounting policies of Spetner to determine if differences in accounting policies require adjustment. As a result of this review, the Company may identify differences that when adjusted, could have a material impact on this unaudited pro forma condensed consolidated financial information.

NOTE 3 —ESTIMATED PRELIMINARY PURCHASE CONSIDERATIONS

The aggregate value of the purchase price is approximately $16.0 million based on the agreed upon amended and restated agreement on February 20, 2025.

The table below presents the fair value of the total estimated preliminary purchase consideration to the stated First Closing Purchase Price per Agreement, as defined in the Stock Exchange Agreement, as amended.

Amount
Initial cash payment	$6,500,000
Share consideration price at closing (1)	1,283,487
Promissory note payable to seller consideration at closing	5,197,657
Prepayment of common stock	568,856
Agudath promissory note (planned payment at closing)	2,500,000
Total preliminary purchase price for allocation per agreement	$16,050,000

(1) The fair value of the share consideration was based on Seller’s ownership of 9.9% of total outstanding shares of the Company or 1,125,866 additional shares, multiplied by the closing price ($1.14) of the Company’s common stock on April 30, 2025, hypothetically assumed date of transaction.

F-7

NOTE 4 — TRANSACTION ACCOUNTING ADJUSTMENTS TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The Transaction accounting adjustments included in the unaudited pro forma consolidated balance sheet as of December 31, 2024, and the unaudited pro forma statement of operations for the year December 31, 2024 are as follows:

A.	Purchase consideration based on US GAAP

The Company expects to record a combination of cash payments, promissory notes, and common stock equity issuances as defined in the Stock Exchange Agreement. The Transaction reflects the purchase consideration, and the preliminary allocation of the assets acquired, and liabilities assumed based on their fair values on the acquisition date. The purchase consideration constitutes the following: an Initial Cash Payment of $6.5 million, the Agudath note of $2.5 million, the issuance of Company Common Stock with an approximate value of $750,000, the prepayment of Company Common Stock with an approximate value of $1,283,000 and an expected issuance of a promissory note to the Sellers with an estimated value of $5.2 million, resulting in an aggregate combined purchase value of $16.0 million (the “Purchase Consideration”) in exchange for 80% of the equity interests in Spetner. Total value of the entity is estimated at approximately $20.0 million, including the non-controlling interest, approximately at $4.0 million.

The table below presents the fair value of the total estimated preliminary purchase consideration to the stated First Closing Purchase Price, as defined in the Stock Exchange Agreement.

Amount
Initial cash payment	$6,500,000
Share consideration price at closing (1)	1,283,487
Promissory note payable to seller consideration at closing	5,197,657
Prepayment of common shares	568,856
Agudath promissory note	2,500,000
Total preliminary purchase price for allocation per agreement	$16,050,000

(1) The fair value of the share consideration was based on Seller’s ownership of 9.9% of total outstanding shares of the Company or 1,125,866 additional shares, multiplied by the closing price ($1.14) of the Company’s common stock on April 30, 2025, hypothetically assumed date of transaction.

The Company expects to account for the SAI acquisition as a business combination using acquisition accounting. The purchase consideration is as follows:

December 31, 2024
Cash and cash equivalents to Seller	$6,500,000
Additional paid in capital	1,186,663
Common stock (1,125,866 shares)	96,824
Promissory note payable to sellers	5,197,657
Prepayment of common stock	568,856
Agudath promissory note	2,500,000
Noncontrolling interest	4,012,500
Total preliminary purchase consideration & noncontrolling interest	$20,062,500

The Company recorded all its tangible and intangible assets and its liabilities at their preliminary estimated fair values on the acquisition date. The following represents the allocation of the estimated purchase consideration as if the Transaction had occurred on December 31, 2024:

December 31, 2024
Assets acquired
Cash	$438,229
Accounts receivable, net	148,249
Cash balance plan assets	332,443
Total assets acquired	918,921

Goodwill and intangible assets	19,143,579
Net fair value of assets acquired	$20,062,500

F-8

B.	Adjustments to Statement of Operations for Lines of business not acquired

The adjustments reflect the lines of businesses included in the respective historical financial statement balances of SAI’s statement of operations for the year ended December 31, 2024, that the Company is not acquiring as part of the stock exchange agreement. Therefore, the following allocations of revenue and expense balances were removed from our historical balances for SAI.

December 31, 2024
Transaction Accounting Adjustments
Revenue
Commission income	$(186,254)
Service and fee income	(27,670)
Total revenue	(213,924)

Operating expenses (income)
Commission and enrollment expense	$(5,733)
Salaries and wages	(557,261)
General and administrative expenses	(722,992)
Total operating expenses	(1,285,986)

Other income (expense)
Interest expense	$(25,804)
Charitable contribution expense	2,308,735
Total other income (expense)	$2,282,931

C.	Elimination of Historical SAI Equity Balance

The pro forma financial statements account for the SAI acquisition as a business combination in accordance with ASC 805 - Business Combinations, with the Company treated as the accounting acquirer and SAI treated as the accounting acquiree. As the accounting acquiree, SAI’s legal capital was eliminated, and the Company has acquired SAI’s assets and assumed SAI’s liabilities (if any). Therefore, the transaction adjustment eliminates the historical Equity balance of SAI to Additional paid in capital.

December 31, 2024
Common Stock	$(100)
Additional paid-in capital	(912,359)
Retained Earnings	59,870
Accumulated other comprehensive income	(83,429)
Total equity elimination	$(936,018)

F-9

D.	Settlement of Liabilities accounting adjustments

The adjustment reflects the settlement of SAI liabilities, as required by the Stock Exchange Agreement by reducing cash recognized in SAI’s historical audited balance sheet as of December 31, 2024. Accordingly, the following liability balances were assumed to be settled.

December 31, 2024

Cash and cash equivalents	$(2,343,941)

Liability Settlement
Accounts payable and other accrued liabilities	$123,692
Premiums due - insurance carriers	2,066,050
Current portion of loans payable, related parties	711
Current portion of long-term debt	7,829
Long term debt, less current portion	14,458
Profit Sharing Plan Liability	131,201
2,343,941

Remaining Cash and cash equivalents	$810,924

E.	Distribution to Share Holder’s – Purchase of Asset accounting adjustments

This adjustment reflects the net book value of $17,097 for an automobile that SAI will distribute to a shareholder prior to acquisition in accordance with the terms of the Share Exchange Agreement.

F-10

F.	Adjustment to reflect proposed financing for the transaction.

The adjustment gives effect to the assumed issuance and sale of 8,771,930 shares of Company common stock offered by us in this offering at an assumed public offering price of $1.14 per share, after deducting the underwriting discount of 8% and offering expenses of $200,000 payable by us and assuming no exercise by the underwriters of their option to purchase additional shares. Calculated as follows:

Proceeds from offering	Proceeds from Offering

Shares Sold (assumed)	8,771,930
Estimated Price (assumed)	$1.14
Gross Proceeds	$10,000,000

Less Offering Costs:
Underwriting Discount	$800,000
Expenses payable by Reliance	200,000
Total offering costs	1,000,000
Net Proceeds	$9,000,000

Allocation to Common Stock:
Par Value	$754,386
Additional Paid in capital	8,245,614
$9,000,000

G.	Non-Controlling Interest

The Company is acquiring 80% of SAI in the first closing therefore, a pro forma adjustment to reflect the non-controlling interest in the income of SAI as adjusted for the Transaction Accounting Adjustments. The calculation follows:

Spetner Associate, Inc.	Year Ended December 31, 2024
Historical net income	$2,144,665
Transaction Accounting Adjustments	3,354,993
Pro forma net income of SAI	5,499,658
Percent attributable to non-controlling interest	$20%
Income allocated to non-controlling Interest	$1,009,932

F-11

NOTE 5 — PRO FORMA NET LOSS PER SHARE

The pro forma basic and diluted net loss per share amounts were calculated using the Company’s historical weighted average common shares outstanding for the years ended December 31, 2024, adjusted for incremental shares issued or to be issued by the Company in connection with the transactions described herein. The following table presents the computation of pro forma basic and diluted net loss per share:

December 31,
2024
Numerator:
Net loss continuing operations

Pro forma net loss from continuing operations attributable to Reliance	$(4,671,858)
Loss from continuing operations numerator	(4,671,858)

Denominator:
Weighted average common shares outstanding, as reported	1,007,020
Incremental Shares:
Additional shares issued by the Company	724,699
Common Shares to be issued to Sellers	1,125,866
Offering shares	8,771,930
Incremental shares pro forma	10,622,495
Pro Forma Weighted average common shares outstanding (basic and diluted)	11,629,515
Pro forma basic and diluted net loss per share continuing operations	$(0.40)

NOTE 6 — INCOME TAXES

The pro forma condensed consolidated financial statements do not include an income tax provision as it is more likely than not that the Company will not be able to utilize the loss carry forwards. Reliance is subject to U.S. federal income tax and various state tax jurisdictions. The Company and its U.S. subsidiaries file a consolidated federal income tax return and is taxed as a C-Corporation, whereby it is subject to federal and state income taxes.

F-12

FINANCIAL STATEMENTS FOR SPETNER ASSOCIATES, INC.

SPETNER ASSOCIATES, INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS DECEMBER 31, 2024 AND 2023

INDEX TO FINANCIAL STATEMENTS

F-13

Independent Auditors’ Report

The Shareholders

Spetner Associates, Inc.

Saint Louis. Missouri

Opinion

We have audited the accompanying consolidated financial statements of Spetner Associates, Inc. (“the Company”) which comprise the consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of comprehensive income, changes in shareholders’ equity and cash flows for the years then ended and the related notes to the consolidated financial statement.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Spetner Associates, Inc. as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America(GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Spetner Associates, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance, and therefore, is not a guarantee that an audit conducted in accordance with GAAS, will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Urish Popeck & Co., LLC

March 31, 2025

Pittsburgh, PA

F-14

SPETNER ASSOCIATES, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2024 AND 2023

	December 31,	December 31,
	2024	2023

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,782,170	$1,770,797
Accounts receivable, net	148,249	104,028
Cash balance plan assets	332,443	279,000
Total Current Assets	3,262,862	2,153,825

Property and equipment, net	17,097	27,355
TOTAL ASSETS	$3,279,959	$2,181,180

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$35,228	$100,818
Accrued expenses	88,464	74,201
Profit sharing plan liability	131,201	308,637
Premiums – Insurance Carriers	2,066,050	1,533,809
Notes payable, current portion	7,829	6,674
Notes payable, current portion – related party	711	73,079
Revolving line of credit	-	80,000
Total Current Liabilities	2,329,483	2,177,218

Notes payable, noncurrent portion	14,458	23,348
TOTAL LIABILITIES	2,343,941	2,200,566

Equity
Common stock, $1.00 par value; 30,000 shares authorized as of December 31, 2024 and 2023, 100 shares issued and outstanding as of December 31, 2024 and 2023	100	100
Additional paid in capital	912,359	478,900
Retained earnings	(59,870)	(1,308,430)
Accumulated other comprehensive income	83,429	810,044
TOTAL SHAREHOLDER (DEFICIT~~)~~	936,018	(19,386)

TOTAL LIABILITIES AND SHAREHOLDER (DEFICIT~~)~~	$3,279,959	$2,181,180

F-15

SPETNER ASSPOCIATES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	December 31,	December 31,
	2024	2023

Revenue	$	$
Commission income	14,261,944	7,734,257
Service and fee income	412,178	217,613
Total revenue	14,674,122	7,951,870

Operating expenses
Commission expense	223,004	244,266
Enrollment expense	1,086,182	1,530,770
Salaries and wages	3,516,128	2,879,575
General and administrative	1,454,627	1,463,809
Pension expense	1,542	401,713
Related party service fees	789,000	534,511
Total operating expenses	7,070,483	7,054,644

Net income from operations	7,603,639	897,226

Other income (expense)
Charitable contribution expense	(5,588,474)	(753,012)
Interest income (expense), net	129,500	13,387
Total other income (expense)	(5,458,974)	(739,625)

Net income before other comprehensive income	$2,144,665	$157,601

Other comprehensive income
Gain (loss) in fair value of Plan Assets	(726,615)	661,512
Net comprehensive income	$1,418,050	$819,113

F-16

SPETNER ASCOCIATES, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Year Ended December 31, 2024
				Retained	Accumulated
			Additional	Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Income	Total
Balances, December 31, 2023	100	$100	$478,900	$(1,308,430)	$810,044	$(19,386)
Owner dividends	-	-	-	(896,105)	-	(896,105)
Shareholder contributions	-	-	423,382	-	-	423,382
Related party note payable forgiven as shareholder contribution			10,077			10,077
Net income for the year ended December 31, 2024	-	-	-	2,144,665	-	2,144,665
Other comprehensive loss for the year ended December 31, 2024	-	-	-	-	(726,615)	(726,615)
Balances, December 31, 2024	100	$100	$912,359	$(59,870)	$83,429	$936,018

F-17

SPETNER ASCOCIATES, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(Continued)

	Year Ended December 31, 2023
				Retained	Accumulated
			Additional	Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Income	Total
Balances, December 31, 2022	100	$100	$418,900	$(1,074,101)	$148,532	$(506,569)
Owner dividends	-	-	-	(391,930)	-	(391,930)
Shareholder contributions	-	-	60,000	-	-	60,000
Net income for the year ended December 31, 2023	-	-	-	(157,601)	-	(157,601)
Other comprehensive income for the year ended December 31, 2023	-	-	-	-	661,512	661,512
Balances, December 31, 2023	100	$100	$478,900	$(1,308,430)	$810,044	$(19,386)

F-18

SPETNER ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Year ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$2,144,665	$157,601
Adjustment to reconcile net income (loss) to net cash used in operating activities:
Depreciation	10,258	10,498
Pension expense	1,542	401,713
Bad debt expense	87,583	129,000
Changes in operating assets and liabilities:
Accounts receivable	(131,804)	(27,386)
Accounts payables	(65,590)	48,821
Accrued expenses	14,263	16,419
Premiums due – insurance carriers	532,241	771,355
Cash balance plan asset	(781,600)	(169,969)
Profit sharing plan liability	(177,436)	38,115
Net cash provided by operating activities	1,634,122	1,376,167

Cash flows from investing activities:
Net cash used in investing activities:	-	-

Cash flows from financing activities:
Proceeds from revolving line of credit	-	80,000
Repayment of revolving line of credit	(80,000)	-
Repayment of note payable	(7,735)	(7,515)
Proceeds from related party note payable	339,173	87,726
Repayment of related party note payable	(401,464)	(257,484)
Shareholder contributions	423,382	60,000
Dividend distributions	(896,105)	(391,930)
Net cash used in financing activities	(622,749)	(429,203)

Net increase in cash	1,011,373	946,964

Cash and cash equivalents, beginning of year	1,770,797	823,833

Cash and cash equivalents, end of year	$2,782,170	$1,770,797

Supplemental cash flow information:

Cash paid for interest	$660	$1,643
Cash paid for income taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities
Related party note payable forgiven as shareholder contribution	$10,077	$-

F-19

SPETNER ASSOCIATES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Spetner Associates, Inc. (“Spetner”) is a Missouri corporation that was originally incorporated in the state of Missouri on November 8, 1991. NRoll, LLC (“NRoll”) and Benefits Counselors, LLC (“Benefits Counselors”) are affiliates of Spetner, and all three companies operate jointly through shared management and shared operations. Spetner, NRoll, and Benefits Counselors also related through common ownership and are collectively referred to as the “Company”.

On January 1, 2024, the members of NRoll and Benefits Counselors assigned their respective membership interests to Spetner. The combination was accounted for as a common control transaction. Accordingly, the assets and liabilities of NRoll and Benefits Counselors were consolidated in the consolidated financial statements of Spetner. The consolidated financial statements have been retrospectively adjusted to include the results of NRoll and Benefits Counselors as if the combination occurred at the beginning of the earliest period presented. (See Note 6 Equity)

Spetner, NRoll and Benefits Counselors are benefit enrollment companies that assist businesses access insurance products and the voluntary benefits marketplace for their employees.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTNG POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company adopted a December 31 fiscal year-end for financial statement reporting purposes.

The consolidated financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. In their opinion, such financial information is presented fairly and for all periods represented.

Principles of Consolidation and Basis of Accounting

On January 1, 2024, the members of NRoll and Benefits Counselors assigned their respective membership interests to Spetner. Prior to the assignment, Spetner, NRoll and Benefits Counselors were under common control and therefore this transaction was accounted for as a common control transaction resulting in a change in reporting entity. The combination was accounted for at the carrying value of the three companies. The consolidated financial statements include the accounts of Spetner, nRoll, and Benefits Counselors. The consolidated financial statements have been retrospectively adjusted to include the results of NRoll and Benefits Counselors as if the combination occurred at the beginning of the earliest period presented. All material inter-company accounts and transactions have been eliminated.

Reclassifications

Certain reclassifications of amounts previously reported have been made to the accompanying consolidated financial statements to maintain consistency between periods presented.

Accounting Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid money market funds and certificates of deposit with original maturities of less than three months to be cash equivalents. The Company maintains its cash balances with various banks. The balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company monitors the cash balances held in its bank accounts, and as of December 31, 2024 and 2023, did not have any concerns regarding cash balances which exceeded the insured amounts. At December 31, 2024 the Company maintained a cash sweep account invested primarily in an overnight sweep account totaling $2,121,000. The Company has not experienced any losses in these accounts and takes certain cash and risk management measures to limit its exposure to the risk of such losses.

F-20

Accounts Receivable, Net

Accounts receivables are recorded at the amount the Company expects to collect on the balance outstanding at year-end. Management closely monitors outstanding balances during the year and recognizes an allowance for expected credit losses if appropriate. The Company writes off bad debts as they occur during the year. As of December 31, 2024 and 2023, the Company had recognized $216,583 and $129,000, respectively, as the allowance for doubtful accounts.

Property and Equipment, Net

Property and equipment is stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expenses as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in the consolidated statement of operations for the period in which the disposal occurred. The Company computes depreciation utilizing estimated useful lives, as stated below:

Property and Equipment Categories	Estimated Useful Life
Office equipment	5 - 7 Years
Furniture & fixtures	7 Years
IT equipment	5 Years
Automobiles	5 Years

Leases

The Company determines if an arrangement is a lease at inception. Leases are analyzed for classification as either an operating lease or as a finance lease. Lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. For leases that do not provide an implicit rate, the Company uses its incremental borrowing rate. Operating lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. All leases that have lease terms of one year or less are considered short-term leases, and therefore are not recorded through a ROU asset or liability. As of December 31, 2024, and 2023, the Company did not have any leases with terms greater than 12 months.

The Company has a month-to-month lease for an office space in St. Louis, Missouri owned by a related party through common ownership. The Company recognized related party rent expense due to this lease of $75,000 and $80,000 for the years ended December 31, 2024 and 2023, respectively.

The Company maintains a month-to-month lease for an office space in Cincinnati, Ohio. The lease was initially signed on March 21, 2019 with a three year term following which the lease was amended and renewed on a month-to-month basis.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606 Revenue from Contracts with Customers which at its core, recognizes revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services.

The following outlines the core principles of ASC 606:

Identification of the contract, or contracts, with a customer. A contract with a customer exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance, and (iii) we determine that collection of substantially all consideration for goods or services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration.

Identification of the performance obligations in the contract. Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract.

F-21

Determination of the transaction price. The transaction price is determined based on the consideration to which we will be entitled in exchange for transferring goods or services to the customer.

Allocation of the transaction price to the performance obligations in the contract. If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis.

Recognition of revenue when, or as, the Company satisfies a performance obligation. The Company satisfies performance obligations either over time or at a point in time, as discussed in further detail below. Revenue is recognized at the time the related performance obligation is satisfied by transferring the promised good or service to the customer.

The Company focuses primarily on agency services for insurance products in the healthcare and life spaces, Healthcare includes plans for individuals and families, and commercial businesses.

Healthcare and Life revenue recognition:

The Company identifies a contract when it has a binding agreement with a Carrier, the Customer, to provide agency services to individual policy holders (“Members).

There typically is one performance obligation in contracts with Carriers, to perform agency services that culminate in monthly premium cash collections by the Carrier. The performance obligation is satisfied through a combination of agency services including, marketing carrier’s insurance plans, soliciting Member applications, binding, executing and servicing insurance policies on a continuous basis throughout a policy’s life cycle which includes and culminates with the Customer’s collection of monthly premiums. No commission is earned if cash is not received by Carrier. Thus, commission revenue is earned only after a month’s cash receipts from Members’ dues is received by the Customer. Each month’s Carrier cash collections is considered a separate unit sold and transferred to the Customer i.e., the satisfaction of that month’s performance obligation.

Transaction price is typically stated in a contract and usually based on a commission rate applied to Member premiums paid and received by Carrier. The Company generally continues to receive commission payments from Carriers until a Member’s plan is cancelled or the Company terminates its agency agreement with the Carrier. Upon termination, the Company will no longer receive any commissions from Carriers even with business still in place. In some instances, trailing commissions could occur which would be recognized like other Healthcare revenue. With one performance obligation, allocation of transaction price is normally not necessary.

The Company recognizes revenue at a point in time when it satisfies its monthly performance obligation and control of the service transfers to a carrier. Transfer occurs when Members insurance premium cash payments are received by the Customer. The Customer’s receipt of cash is the culmination and complete satisfaction of the Company’s performance obligation, and the earnings process is complete.

The following shows the disaggregation of the Company’s revenue:

	Year Ended
	December 31,
	2024	2023
Health	$14,082,100	$7,526,071
Life	179,191	207,436
Other	412,831	218,363
Total	$14,674,122	$7,951,870

F-22

Concentration Risk from Revenues

Insurance carriers representing 10% or more of total revenue are presented in the table below:

	Year Ended
	December 31,
	2024	2023
Insurance carrier A	40%	30%
Insurance carrier B	26%	19%
Insurance carrier C	10%	15%

No other single insurance carrier accounted for more than 10% of the Company’s commission revenues. The loss of any significant customer could have a material adverse effect on the Company.

Concentration Risk from Accounts Receivable

Insurance carriers representing 10% or more of total accounts receivable are presented in the table below:

	As of
	December 31,
	2024	2023
Customer A	*	54%
Customer B	*	24%
Customer C	*	10%
Customer D	71%	*
Customer E	11%	*

*	Represents amount less than 10%

No other single customer accounted for more than 10% of the Company’s accounts receivable. The loss of any significant customer could have a material adverse effect on the Company.

Service and Fee Income

Service and fee income is composed of income earned from insurance carriers that is not paid on a commission basis. It also includes revenue recognized as a result of IT services performed for clients.

Related Party Service Fees

Related party service fees is composed of IT service expenses performed for the Company by a related party vendor.

Income Taxes and Uncertain Tax Positions

Spetner Associates, Inc has elected to be taxed as an S corporation as it is an eligible small business corporation. Both nRoll and Benefit Counselors are single member LLCs. Accordingly, all entities are pass-through entities not subject to federal tax. Instead, the income, deductions, credits, and other tax items are passed through to the individual shareholder or members who report these items on their personal tax returns. Accordingly, the consolidated financial statements do not include a provision for income taxes.

Management has evaluated the entities’ tax position and determined that that there are no uncertain positions that require recognition or disclosure in the consolidated financial statements with applicable accounting standards.

Recently Issued Accounting Standards

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures which requires entities to disclose significant segment expenses regularly provided to the CODM. Public entities with a single reporting segment have to provide all disclosures required by ASC 280, including the significant segment expense disclosures. For public business entities, the guidance is effective for annual periods beginning after December 15, 2023. The Company adopted this standard as of January 1, 2024 and it did not have an impact on the consolidated financial statements.

F-23

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (“ASU 2016-13”), which requires the measurement of expected credit losses for financial instruments carried at amortized cost, such as accounts receivable, held at the reporting date based on historical experience, current conditions, and reasonable forecasts. The main objective of this ASU is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. The Company adopted this ASU as of January 1, 2023. The adoption did not have a material impact on the Company’s financial statements.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2024 and 2023:

	December 31,	December 31,
	2024	2023
Office Equipment	$144,505	$144,505
Furniture & fixtures	10,819	10,819
IT Equipment	47,996	47,996
Automobile	51,290	51,290
	254,610	254,610
Less: accumulated depreciation	(237,513)	(227,255)
Net book value	$17,097	$27,355

Depreciation expense for the year ended December 31, 2024 and 2023, was $10,258 and $10,498, respectively.

NOTE 4 – NOTES PAYABLE

The Company has an informal agreement with the owners of Spetner, NRoll and Benefits Counselor to continually borrow from the owners as working capital needs arise. These additional funds are to be repaid as funding becomes available and are shown on the Consolidated Balance Sheet as related party notes payable. The additional funds are non-interest bearing and non-collateralized. During the year ended December 31, 2024, the owners agreed to forgive $10,077 of the related party note payable owed. As a result the Company recognized a shareholder contribution of $10,077 on the consolidated statement of shareholders’ equity. As of December 31, 2024 and 2023, the outstanding balance owed was $711 and $73,079, respectively.

On December 19, 2023, the Company signed a commercial loan (the “revolving line of credit”) with one of the Company’s banks. The revolving line of credit matured on September 19, 2024, accrued interest at a rate of 7.86% and had a principal balance of $80,000. On January 10, 2024, the Company repaid the outstanding balance of the revolving line of credit.

On August 30, 2021, the Company financed the purchase of an automobile through a loan. The loan had an original principal balance of $46,690, a maturity date of September 14, 2027, and requires fixed monthly payments of $700 that include both interest and principal. As of December 31, 2024 and 2023, the outstanding balance of the loan was $22,287 and $30,021, respectively. Principal payments for the next five years and thereafter as of December 31, 2024 were as follows:

2025	$8,540
2026	7,829
2027	6,629
2028	-
2029	-
Thereafter	-
Total principal payments	$22,998
Less: debt discounts	-
Total notes payable	$22,998

F-24

NOTE 5 – RETIREMENT PLANS

Cash Balance Plan

Spetner offers its employees a cash balance defined benefit plan (the “Plan”) The Company additionally recognizes a gain (or loss) on the change in fair value of the assets held by the cash balance plan.

Under a cash balance plan, each participant in the plan has an individual account that is credited annually with a pay credit and an interest credit. The Company is responsible for funding plans and bears the investment risk. At retirement, the account balance may be taken as lifetime annuity or a lump sum. Effective January 1, 2024, the cash balance plan was frozen, and as a result the participant accounts’ ceased getting credited with the pay credit. For the years ended December 31, 2024 and 2023, the aggregate increase in the participants’ account was $1,542 and $401,713, respectively. Increases to the benefit liability owed to participating employees are recorded as pension expense

The company contributes to the Plan to meet targeted funding requirements in accordance with regulations governing retirement plans. For the years ended December 31, 2024 and 2023, the Company contributed $781,600 and $169,969, respectively.

The Plan held assets of $1,379,210 and $1,324,225 on December 31, 2024 and 2023, respectively. Accumulated benefits under the Plan were $1,046,767 and $1,045,225 on December 31, 2024 and 2023. The Company additionally recognizes a gain (or loss) on the change in fair value of the assets held by the cash balance plan.

The funded status of the plan reflected in the balance sheet was net asset of $332,443 on December 31, 2024, and net asset of $279,000 at December 31, 2023.

All the plan assets are invested in mutual funds considered level 1 assets in the fair value hierarchy. The plan’s assets reported an unrealized loss in fair value of $726,615 for the year ended December 31, 2024, and an unrealized gain in fair value of $661,512 for the year ended December 31, 2023.

Profit Sharing Plan

Spetner offers its employees a 401(k) defined contribution and profit sharing plan. Spetner’s contributions are discretionary amounts that are allocated among the participating employees. Participating employees may elect to receive their benefits as a monthly annuity payment to themselves as a single recipient, or as a reduced monthly annuity to themselves and a surviving spouse. As of December 31, 2024 and 2023, the profit sharing plan had a net plan liability of $131,201 and $308,637, respectively.

Employer contributions were $177,436 and $100,553 for the years ended December 31, 2024 and 2023, respectively.

NOTE 6 – EQUITY

Equity

On January 1, 2024, the members of NRoll and Benefits Counselors assigned their respective membership interests to Spetner. The consolidated financial statements have been retrospectively adjusted to include the results of NRoll and Benefits Counselors as if the combination occurred at the beginning of the earliest period presented.

Stockholders’ Agreement

On September 4, 2024 Jonathan Spetner, the sole stockholder of Spetner, and Agudath Israel of America (“Agudath”) agreed to a Stock Transfer Agreement and a Stockholders’ Agreement (together known as the “Stock Transfer”). In accordance with the Stock Transfer Jonathan Spetner transferred 15 shares of Spetner common stock to Agudath in a consideration-free transaction. Additionally, Jonathan Spetner and Agudath agreed to certain restrictions on the transfer of Spetner common stock and that Jonathan Spetner shall have the right to designate all persons for appointment to the Board of Directors of Spetner.

F-25

Common Stock

As of December 31, 2024 and 2023 Spetner had 30,000 shares of common stock authorized. The common stock has a par value of $1. As of December 31, 2024 and 2023 Spetner had 100 shares of common stock issued and outstanding.

Shareholder Contributions

During the years ended December 31, 2024 and 2023 Spetner received shareholder contributions of $433,459 and $60,000, respectively.

NOTE 7 – SEGMENT REPORTING

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the Company’s Chief Executive Officer, the chief operating decision-maker (“CODM”). For accounting purposes, the CODM is making decisions regarding resource allocation and assessing performance based on net income from operations as reported in the Company’s consolidated financial statements. The Company views its operations and manages its business in one operating segment: the Insurance segment.

The CODM does not review assets in evaluating the results of the Insurance Segment, and therefore, such information is not presented. The following table provides the financial results of our Insurance Segment:

	December 31,	December 31,
	2024	2023

Revenue	$	$
Commission income	14,261,944	7,734,257
Service and fee income	412,178	217,613
Total revenue	14,674,122	7,951,870

Less: Significant and other Insurance Segment expenses
Commission expense	223,004	244,266
Enrollment expense	1,086,182	1,530,770
Salaries and wages	3,516,128	2,879,575
General and administrative	1,454,627	1,463,809
Pension expense	1,542	401,713
Related party expenses	789,000	534,511
Insurance segment net income	7,603,639	897,226

Reconciliation of segment net income
Charitable contribution expense	(5,588,474)	(753,012)
Interest income (expense), net	129,500	13,387
Net income	$2,144,665	$157,601

NOTE 8 – ACQUISITION AGREEMENT

Spetner, Jonathan Spetner and Agudath Israel of America (the “Sellers”), and Reliance Global Group, Inc. (“RELI”) agreed to a Stock Exchange Agreement. The Stock Exchange Agreement was initially dated as of May 14, 2024, was amended on September 6, 2024, and was further amended on October 29, 2024. Pursuant to the amended Stock Exchange Agreement, the Sellers agreed to sell stock representing 80% of the equity ownership in Spetner to RELI (the “First Closing”) in exchange for $13,714,286 in consideration (the “First Purchase Price”). The First Purchase Price consists of approximately 1) $5,500,000 in cash, 2) a promissory note with aggregate principal of $2,500,000, and 3) a number of shares of RELI common stock equal to a beneficial ownership of 9.9% in RELI. Any remaining unpaid portion of the First Purchase Price is to be paid through the issuance of a promissory note.

On October 29, 2024 RELI issued 140,064 shares of RELI common stock (the “deposit shares”) to Spetner’s stockholders. The deposit shares had a fair value of $329,431 and are considered a prepayment of a portion of the First Purchase Price.

The stock representing the remaining 20% of the equity ownership in Spetner is to be sold to RELI (the “second closing”) in exchange for an amount equal to the product of ten (10) and 20% of Spetner’s final annual EBITDA for the most recently completed fiscal year prior to the fiscal year in which the Second Closing is occurring (the “Second Purchase Price”). The Second Purchase Price may be paid in cash, through the issuance of a promissory note, or through the issuance of RELI common stock as determined by the Sellers and RELI.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from December 31, 2024 through the issuance date of these financial statements, and there are no events requiring disclosure.

F-26

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR SPETNER ASSOCIATES, INC.

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based on the financial statements of Spetner Associates, Inc. for the Years Ended December 31, 2024 and 2023, respectively, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). You should read the following discussion and analysis in conjunction with Spetner Associates, Inc. financial statements including the notes thereto.

This discussion contains forward-looking statements that involve risks, uncertainties, and assumptions. Spetner Associates, Inc. actual results may differ materially from those anticipated in these forward-looking statements as a result of a variety of certain factors.

Overview of the Company

Spetner Associates, Inc. (“Spetner”) is a Missouri corporation that was originally incorporated in the state of Missouri on November 8, 1991. NRoll, LLC (“NRoll”) and Benefits Counselors, LLC (“Benefits Counselors”) are affiliates of Spetner, and all three companies operate jointly through shared management and shared operations. Spetner, NRoll, and Benefits Counselors also related through common ownership and are collectively referred to as the “Company”. On January 1, 2024, the members of NRoll and Benefits Counselors assigned their respective membership interests to Spetner.

Spetner, NRoll and Benefits Counselors are benefit enrollment companies that assist businesses access insurance products and the voluntary benefits marketplace for their employees.

Results of Operations for the Year ended December 31, 2024 Compared to the Year Ended December 31, 2023

	For the Years Ended
	December 31,	December 31,
	2024	2023	Var ($)	Var (%)

Revenue
Commission income	14,261,944	7,734,257	6,527,687	84%
Service and fee income	412,178	217,613	194,565	89%
Total revenue	14,674,122	7,951,870	6,722,252	85%

Operating expenses
Commission expense	223,004	244,266	(21,262)	(9)%
Enrollment expense	1,086,182	1,530,770	(444,588)	(29)%
Salaries and wages	3,516,128	2,879,575	636,553	22%
General and administrative	1,454,627	1,463,809	(9,182)	(1)%
Pension expense	1,542	401,713	(400,171)	(100)%
Related party service fees	789,000	534,511	254,489	48%
Total operating expenses	7,070,483	7,054,644	15,839	0%

Net income from operations	7,603,639	897,226	6,706,413	747%

Other income (expense)
Charitable contribution expense	(5,588,474)	(753,012)	(4,835,462)	642%
Interest income (expense), net	129,500	13,387	116,113	867%
Total other income (expense)	(5,458,974)	(739,625)	(4,719,349)	638%

Provision for income taxes	-	-	-	100%
Net income before other comprehensive income	2,144,665	157,601	1,987,064	1,261%

Other comprehensive income
Gain (loss) in fair value of Plan Assets	(726,615)	661,512	(1,388,127)	(210)%
Net comprehensive income	1,418,050	819,113	598,937	73%

F-27

Revenue

For the year ended December 31, 2024 compared to December 31, 2023 the Company’s revenues increased by $6,722,252 or 85%. The increase in revenue was primarily a result of the Company’s agency services with respect to insurance policy holders (“Members”) and their health insurance carriers (“customers”).

Operating Expenses

For the year ended December 31, 2024 compared to December 31, 2023 commission expense decreased by $21,262 or 9%. The decrease in commission expense is the result of a decrease in the amount of new business generated by non-employees during the year ended December 31, 2024 compared to the year ended December 31, 2023.

For the year ended December 31, 2024 compared to December 31, 2023 the Company’s enrollment expense decreased by $444,588 or 29%. The Company decreased the insurance enrollment activities it offered to Members during the year ended December 31, 2024, which resulted in the decrease in enrollment expense.

For the year ended December 31, 2024 compared to December 31, 2023 the Company’s salaries and wages expense increased by $636,553 or 22%. The increase in salaries and wages was a result of an increase in the Company’s employee headcount during the year ended December 31, 2024.

For the year ended December 31, 2024 compared to December 31, 2023 the Company’s general and administrative expense decreased by $9,182 or 1%. The decrease in general and administrative was primarily a result of decreased contributions to the Company’s profit sharing plan ($138,668), decreased automobile expenses ($45,525), and decreased bad debt expense ($41,417). The decrease in general and administrative expenses was offset primarily by the increase in legal fees ($125,781), and the increase in IT service expenses ($71,498).

For the year ended December 31, 2024 compared to December 31, 2023 the Company’s pension expense decreased by $400,171 or 99.6%. Effective January 1, 2024, the Company’s cash balance plan was frozen and as a result, the participant’s accounts’ ceased getting credited with the pay credit. This resulted in a significantly reduced pension expense for the year ended December 31, 2024.

For the year ended December 31, 2024 compared to December 31, 2023 related party service fees increased by $254,489 or 48%. The increase in related party service fees was a result of increased agency services performed by the Company.

F-28

Net Income

For the year ended December 31, 2024 compared to December 31, 2023 net income increased by $1,987,064 or 1,261%. The increase in net income was primarily a result of increased revenues, decreased enrollment expenses, and decreased pension expense. The increase in revenues was offset by increased salaries and wages expense, increased related party expenses, and increased charitable contributions.

Liquidity and Capital Resources

Liquidity

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. As of December 31, 2024, the Company had approximately $2,782,000 in cash compared to approximately $1,771,000 at December 31, 2023, an increase of $1,011,000, resulting primarily from increased commission revenues. As of December 31, 2024, the Company had approximately $148,000 in accounts receivable compared to approximately $104,000 at December 31, 2023.

As of December 31, 2024, the Company had total current assets of approximately $3,263,000 and total current liabilities of approximately $2,329,000, or working capital of approximately $934,000, compared to total current assets of approximately $2,154,000 and total current liabilities of approximately $2,177,000, or negative working capital of $23,000 at December 31, 2023. This is an increase in working capital of approximately $957,000 over the working capital balance at the end of 2023 driven primarily by an increase in cash.

As of December 31, 2024, the Company had undiscounted liabilities in the amount of approximately $2,329,000 relating to the payment of indebtedness due within one year. The Company anticipates meeting its cash obligations on its current indebtedness as of December 31, 2024, primarily through cash generated from operations.

During the years ended December 31, 2024 and 2023, the Company did not have any capital expenditures. The Company does not expect any significant capital expenditures for the next 12 months as it can continue to grow without any significant capital expenditures.

Cash Flows

	Years Ended December 31,
	2024	2023
Net cash provided by operating activities	$1,634,122	$1,376,167
Net cash provided by investing activities	-	-
Net cash used in financing activities	(622,749)	(429,203)
Net increase in cash	$1,011,373	$946,964

Change in Cash Flows from Operating Activities The net cash provided by operating activities for the year ended December 31, 2023, was primarily a result of net income, the increased liability from premiums due to insurance carriers, and bad debt expense. The net cash provided was offset primarily by the cash contributions to the cash balance and the cash contributions to the profit sharing plan.

The net cash provided by operating activities for the year ended December 31, 2023, was primarily a result of the increased liability from premiums due to insurance carriers, an increase in the cash balance plan asset, net income, and bad debt expense.

Change in Cash Flows from Investing Activities There were no investing cash flow activities for the years ended December 31, 2024, and 2023.

F-29

Change in Cash Flows from Financing Activities The net cash used by financing activities for the year ended December 31, 2024, was primarily a result of shareholder dividend distributions, repayments of the related party note payable, and repayments of the revolving line of credit; offset primarily by shareholder contributions, and proceeds from the related party note payable.

The net cash used by financing activities for the year ended December 31, 2023, was primarily a result of shareholder dividend distributions, and repayments of the related party note payable; offset primarily by proceeds from the related party note payable, proceeds from the revolving line of credit, and shareholder contributions.

Cash Payments for Interest and Income Taxes There were cash payments for interest of $660 and $1,643 for the years ended December 31, 2024 and 2023, respectively. There were no cash payments for income taxes during the years ended December 31, 2024 and 2023.

Critical Accounting Policies and Estimates

The Company’s significant accounting policies are more fully described in the notes to the consolidated financial statements. Those material accounting estimates that we believe are the most critical to an investor’s understanding of the Company’s financial results and condition are discussed immediately below and are particularly important to the portrayal of the financial position and results of operations and require the application of significant judgment by management to determine the appropriate assumptions to be used in the determination of certain estimates.

Income Taxes and Uncertain Tax Positions

Spetner has elected to be taxed as an S corporation as it is an eligible small business corporation. Both nRoll and Benefit Counselors are single member LLCs. Accordingly, all entities are pass-through entities not subject to federal tax. Instead, the income, deductions, credits, and other tax items are passed through to the individual shareholder or members who report these items on their personal tax returns. Accordingly, the consolidated financial statements do not include a provision for income taxes.

Management has evaluated the entities’ tax position and determined that that there are no uncertain positions that require recognition or disclosure in the consolidated financial statements with applicable accounting standards.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606 Revenue from Contracts with Customers which at its core, recognizes revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services.

The Company focuses primarily on agency services for insurance products in the healthcare and life spaces, Healthcare includes plans for individuals and families, and commercial businesses.

Recently Adopted Accounting Standards

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures which requires entities to disclose significant segment expenses regularly provided to the CODM. Public entities with a single reporting segment have to provide all disclosures required by ASC 280, including the significant segment expense disclosures. For public business entities, the guidance is effective for annual periods beginning after December 15, 2023. The Company adopted this standard as of January 1, 2024 and it did not have an impact on the consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (“ASU 2016-13”), which requires the measurement of expected credit losses for financial instruments carried at amortized cost, such as accounts receivable, held at the reporting date based on historical experience, current conditions, and reasonable forecasts. The main objective of this ASU is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. The Company adopted this ASU as of January 1, 2023. The adoption did not have a material impact on the Company’s financial statements.

F-30

Up to 8,771,930 Units, each consisting of

One Share of Common Stock or One Pre-Funded

Warrant to Purchase One Share of Common Stock and

Two Warrants to Purchase One Share of Common Stock

Placement Agent Warrants to Purchase up to 438,597 Shares of Common Stock

Up to 96,929,827 Shares of Common Stock Underlying the Warrants,

Pre-Funded Warrants, and Placement Agent Warrants

RELIANCE GLOBAL GROUP, INC.

PROSPECTUS

Sole Placement Agent

___________, 2025

Through and including _____, 2025 (the ___ day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as a Placement Agent and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the SEC registration fee and FINRA filing fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than Placement Agent fees, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Reliance Global Group, Inc., a Florida corporation.

Type	Amount
SEC registration fee	$16,930
FINRA filing fee	$17,087
Placement Agent’s accountable expenses	$125,000
Non-accountable fees	$40,000
Miscellaneous fees and expenses	$983
Total expenses	$200,000

Item 14. Indemnification of Directors and Officers.

The Florida Business Corporation Act (the “FBCA”) provides that a corporation may indemnify a director or officer against liability if the director or officer acted in good faith, the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or an officer except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The FBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if such director or officer is not entitled to indemnification.

Our articles of incorporation, as amended, and bylaws provide that we have the power to indemnify our directors, officers, employees and agents to the full extent permitted by the FBCA if in the judgment of the entire board of directors (excluding from such majority any director under consideration for indemnification), the criteria set forth in Sec. 607.0851(1) or (2) of the FBCA have been met.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the FBCA.

If the FBCA Law is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the FBCA, as so amended.

Our obligation to provide indemnification under our bylaws, which will be in effect upon the consummation of this offering, shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by us or any other person.

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Our bylaws, which will be in effect upon the consummation of this offering, shall be deemed to be a contract between us and each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, at any time while this by-law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The indemnification provision of our bylaws does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herewith, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

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Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury) and all under Section 4(a)(2) of the Securities Act of 1933	Number of Securities Issued (or cancelled) (1)	Class of Securities	Value of Securities issued ($/per share) at Issuance(1)	Were the Securities issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Securities were issued to (entities must have individual with voting / investment control disclosed).	Reason for Securities issuance (e.g. for cash or debt conversion) OR Nature of Services Provided (if applicable)	Restricted or Unrestricted as of this filing?	Exemption or Registration Type?

5/1/2021	New	59	Common	854.25	Yes	Joshua Kushenreit	Acquisition	Restricted	4(a)(2)

11/5/2021	New	46	Common	1.46	Yes	Reliance Global Holdings, LLC	Conversion of preferred shares	Restricted	4(a)(2)

1/3/2022	New	59	Common	1,683.00	Yes	Warberg	Exercise of Series A warrants		4(a)(2)

1/4/2022	New	941	Common	1,683.00	Yes	Clear Street LLC	Exercise of Series A warrants		4(a)(2)

1/5/2022	New	235	Common	1,683.00	Yes	Clear Street LLC	Exercise of Series A warrants		4(a)(2)

1/5/2022	New	10,747	Common	See footnote 2.	Yes	Hudson Bay Master Fund Ltd. and Armistice Capital Master Fund, Ltd.	Cash(2)		4(a)(2)

1/5/2022	New	9,076	Preferred	See footnote 2.	Yes	Hudson Bay Master Fund Ltd. and Armistice Capital Master Fund, Ltd.	Cash(2)		4(a)(2)

1/5/2022	New	651,997	Series B Warrants	See footnote 2.	Yes	Hudson Bay Master Fund Ltd. and Armistice Capital Master Fund, Ltd.	Cash(2)		4(a)(2)

1/10/2022	New	2,377	Common	823.65	Yes	Pagidem, LLC	Acquisition		4(a)(2)

1/18/2022	New	235	Common	1,683.00	Yes	Clear Street LLC and Warberg	Exercise of Series A warrants		4(a)(2)

3/22/2022	New	(12,851)	Common	1,042.95	Yes	Hudson Bay Master Fund Ltd., Pagidem, LLC and Armistice Capital Master Fund, Ltd.	Exchange of common shares for series C warrants		4(a)(2)

5/24/2022	New	5,237	Common	1,042.95	Yes	Hudson Bay Master Fund Ltd.	Exercise of Series C warrants		4(a)(2)

5/24/2022	New	2,377	Common	1,042.95	Yes	Pagidem, LLC	Exercise of Series C warrants		4(a)(2)

6/14/2022	New	5,237	Common	1,042.95	Yes	Armistice Capital Master Fund, Ltd.	Exercise of Series C warrants		4(a)(2)

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Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury) and all under Section 4(a)(2) of the Securities Act of 1933	Number of Securities Issued (or cancelled) (1)		Class of Securities	Value of Securities issued ($/per share) at Issuance	Were the Securities issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Securities were issued to (entities must have individual with voting / investment control disclosed).	Reason for Securities issuance (e.g. for cash or debt conversion) OR Nature of Services Provided (if applicable)	Restricted or Unrestricted as of this filing?	Exemption or Registration Type?
8/4/2022	New	7,228		Common	See footnote 2.	Yes	Armistice Capital Master Fund, Ltd.	Conversion of preferred shares(2)		4(a)(2)

8/15/2022	New	1,676		Common	247.35	Yes	Hudson Bay Master Fund Ltd.	Exercise of Series D warrants		4(a)(2)

8/18/2022	New	3,113		Common	234.26	Yes	Armistice Capital Master Fund, Ltd.	Exercise of Series D warrants		4(a)(2)

8/24/2022	New	1,475		Common	See footnote 2.	Yes	Hudson Bay Master Fund Ltd.	Conversion of preferred shares(2)		4(a)(2)

01/05/2023	New	5,457	(1)	Common	127.50	Yes	Altruis Benefits Consulting, Inc.	Acquisition		4(a)(2)

1/17/2023	New	976	(1)	Common	150.45	Yes	Joshua Paul Kushnereit	Acquisition		4(a)(2)

2/13/2023	New	3,926	(1)	Common	164.29	No	YES Americana Group, LLC	Conversion		3(a)(9)

3/16/2023	New	9,120		Common	60.35	No	Armistice Capital Master Fund, Ltd.	Cash		4(a)(2)

3/16/2023	New	52,800		Prefunded (Series E) Warrants exercisable @ $0.001 per share	60.33	No	Armistice Capital Master Fund, Ltd.	Cash		4(a)(2)

3/16/2023	New	123,839		Common (Series F) Warrants exercisable @ $3.55 per share	2.13	No	Armistice Capital Master Fund, Ltd.	Cash		4(a)(2)

4/03/2023	New	3,824		Common	44.71	No	New To The Street	Services		4(a)(2)

5/18/2023	New	10,361		Common	69.19	No	Jonathan Fortman	Acquisition		4(a)(2)

5/18/2023	New	10,361		Common	69.19	No	Zachary Fortman	Acquisition		4(a)(2)

6/06/2023	New	1,763		Common	74.97	No	Maxim Partners LLC	Services		4(a)(2)

06/20/2023	New	26		Common	76.50	No	Chad Champion	Services		4(a)(2)

06/20/2023	New	776		Common	76.50	No	Sandstone Group Corp.	Services		4(a)(2)

06/20/2023	New	233		Common	76.50	No	Newbridge Securities Corporation	Services		4(a)(2)

7/7/2023	New	24		Common	42.50	Yes	Bitbean LLC	Services		4(a)(2)

7/14/2023	New	4,310		Common	42.50	Yes	Hudson Bay Master Fund Ltd.	Exercise of Series B warrants		3(a)(9)
10/11/2023	New	10,271		Common	41.14	No	Julie A. Blockey	Acquisition Earn-Out payment	Restricted	4(a)(2)
12/06/2023	New	3,824		Common	27.88	No	New to the Street Group, LLC	Services	Restricted	4(a)(2)
12/08/2023	New	4,681		Common	20.57	No	Outside the Box Capital Inc.	Services	Restricted	4(a)(2)
12/12/2023	New	247,678		Series G Warrants	See footnote(3)	No	Armistice Capital Master Fund, Ltd.	Inducement to exercise Series F Warrants	Restricted	4(a)(2)
12/15/2023	New	17,647		Common	See footnote(4)	See footnote(4)	Hudson Bay Master Fund Ltd.	Inducement to exchange Series B Warrants	Restricted	3(a)(9)
4/25/2024	New	30,029		Common	5.91	No	Julie A. Blockey	Acquisition Earn-Out payment		4(a)(2)
5/21/2024	New	17,824		Common	5.61	No	Outside the Box Capital Inc.	Services	Restricted	4(a)(2)
6/20/2024	New	39,569		Common	3.96	No	Armistice Capital Master Fund, Ltd.	In Exchange for Series B Common Stock Purchase Warrant	Restricted
										4(a)(2)

6/21/2024	New	192,236		Common	3.96	No	Armistice Capital Master Fund, Ltd.	In Exchange for Series G Common Stock Purchase Warrant	Restricted	4(a)(2)
10/9/2024	New	6,667		Common	2.25	No	Simon Jacobson	Services	Restricted	4(a)(2)

10/29/2024	New	70,032		Common Stock	2.35	No	Jonathan Spetner	Amendment to Stock Exchange Agreement	Restricted	4(a)(2)
10/29/2024	New	70,032		Common Stock	2.35	No	Agudath Israel of America	Amendment to Stock Exchange Agreement	Restricted	4(a)(2)
11/20/2024	New	72,464		Common	1.38	No	Outside the Box Capital Inc.	Service	Restricted	4(a)(2)
2/20/2025	New	78,500		Common Stock	1.525	No	Jonathan Spetner	Amendment to Stock Exchange Agreement	Restricted	4(a)(2)
2/20/2025	New	78,500		Common Stock	1.525	No	Agudath Israel of America	Amendment to Stock Exchange Agreement	Restricted	4(a)(2)
3/25/2025	New	105,000		Common	1.35	No	Bitbean LLC	Services	Restricted	4(a)(2)

(1)	Gives effect to a 1:15 reverse stock split effective as of February 23, 2023 and a 1:17 reverse stock split effective as of June 28, 2024.

(2)	Reflects sale of (i) warrants (the “Series B Warrants”) to purchase an aggregate of up to 651,997 shares of Common Stock originally (which has been increased from 651,997 to 1,333,333 shares of Common Stock as a result of the triggering of certain anti-dilution provisions contained in the Series B Warrants), (ii) an aggregate of 178,060 shares of Common Stock (the “Common Shares”), and (iii) 9,076 shares (the “Preferred Shares”) of the Company’s Series B Preferred Stock, initially convertible into an aggregate of 147,939 shares of Common Stock at a conversion price of $61.35 per share. The purchase price per Common Share and accompanying Series B Warrants was $61.35. The purchase price per Preferred Share and accompanying Series B Warrants was $1,000. The aggregate purchase price for the Common Shares, the Preferred Shares and the Warrants was approximately $20,000,000.

(3)	Reflects issuance of Series G Warrants pursuant to Series F Inducement Agreement dated December 12, 2023 exercisable at an initial exercise price of $0.6562, subsequently reset to $0.26 per share on May 10, 2024.

(4)	Reflects issuance of Common Stock in exchange for 300,000 Series B Warrants pursuant to Exchange Offer of Warrants to Purchase Common Stock and Amendment dated December 12, 2023.

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Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement:

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Placement Agent Agreement, dated April__, 2025, by and between Reliance Global Group, Inc. and Dominari Securities LLC.

3.1	Articles of Incorporation of Eye on Media Network, Inc. (now, Reliance Global Group, Inc.) as amended through October 19, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 8, 2020 (File No. 333-249381)).

3.2	Bylaws of Eye on Media Network, Inc. (now, Reliance Global Group, Inc.) (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 8, 2020 (File No. 333-249381)).

3.3	Articles of Amendment to the Articles of Incorporation of Reliance Global Group, Inc. dated February 3, 2021 (incorporated herein by reference to Exhibit 3.9 to Amendment No. 4 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 5, 2021 (SEC File No. 333-249381)).

3.4	Articles of Amendment to the Articles of Incorporation of Reliance Global Group, Inc. dated December 23, 2021 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2022 (SEC File No. 001-40020)).

3.5	Articles of Amendment to the Articles of Incorporation of Reliance Global Group, Inc. dated February 16, 2023 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2023 (SEC File No. 001-40020)).

3.6	Medigap Healthcare Insurance Agency LLC Formation and Assignment Documents (incorporated herein by reference to Exhibit 3.11 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2022 (SEC File No. 001-40020)).

3.7	Articles of Amendment to the Articles of Incorporation of Reliance Global Group, Inc. dated November 27, 2023 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2023 (SEC File No. 001-40020)).

3.8	Certificate of Amendment to the registrant’s Amended and Restated Articles of Incorporation, as amended, dated June 26, 2024 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2024 (SEC File No. 001-40020)).

3.9	Amendment No. 1 to Bylaws (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2025).

3.10	Articles of Amendment to Articles of Incorporation, as Amended, effective February 7, 2025 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2025).

4.1	Form of Series C Warrant (incorporated herein by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2022 (SEC File No. 001-40020)).

4.2	Form of Series D Warrant (incorporated herein by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2022 (SEC File No. 001-40020)).

4.3	Form of Series G Warrant (incorporated herein by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2023 (SEC File No. 001-40020)).

4.4	Form of Senior Indenture (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (File No. 333-275190) filed on October 27, 2023).

4.5	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3 (File No. 333-275190) filed on October 27, 2023).

4.6*	Form of Warrant Agency Agreement between Reliance Global Group, Inc. and VStock Transfer, LLC

4.7*	Form of Warrant (Series H Warrant)

4.8*	Form of Pre-Funded Warrant (Series I Warrant)

4.9*	Form of Placement Agent’s Warrant

5.1*	Opinion of Anthony, Linder & Cacomanolis, PLLC.

10.1	Securities Purchase Agreement between Reliance Global Group, Inc. and Nsure, Inc. dated February 19, 2020 (incorporated herein by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 8, 2020 (SEC File No. 333-249381)).

10.2	Irrevocable Assignment & Acquisition Agreement between Reliance Global Holdings, LLC and Ezra Beyman effective as of June 3, 2020 (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 8, 2020 (File No. 333-249381)).

10.3	Lease between Coverage Consultants Unlimited, Inc. and Commercial Coverage Solutions, LLC dated August 17, 2020 (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed with the Securities and Exchange Commission on January 28, 2021 (File No. 333-249381)).

II-5

10.4	Master Credit Agreement between Southwestern Montana Insurance Center, LLC and Oak Street Funding LLC dated April 3, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 1) filed with the Securities and Exchange Commission on December 4, 2020 (File No. 333-249381)).

10.5†	Reliance Global Group Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed with the Securities and Exchange Commission on January 28, 2021 (File No. 333-249381)).

10.6	Amendment No. 1 to Securities Purchase Agreement between Nsure Inc. and Reliance Global Group, Inc. dated October 8, 2020 (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed with the Securities and Exchange Commission on January 28, 2021 (File No. 333-249381)).

10.7	Form of Warrant Agent Agreement between Reliance Global Group, Inc. and VStock Transfer, LLC (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed with the Securities and Exchange Commission on January 28, 2021 (File No. 333-249381)).

10.8	Purchase Agreement among Kush Benefit Solutions, LLC, J.P. Kush and Associates, Inc. and Joshua Kushnereit dated May 12, 2021 (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2021 (SEC File No. 001-40020)).

10.9	Form of Securities Purchase Agreement among Reliance Global Group, Inc. and the investors identified on the signature pages thereto dated as of December 22, 2021 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2021 (SEC File No. 001-40020)).

10.10	Form of Registration Rights Agreement 2021 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2021 (SEC File No. 001-40020)).

10.11	Form of Series B Warrant (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2021 (SEC File No. 001-40020)).

10.12	Form of Certificate of Designation for Series B Convertible Preferred Stock (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2021 (SEC File No. 001-40020)).

10.13	Asset Purchase Agreement between Reliance Global Group, Inc. and Medigap Healthcare Insurance Company, LLC and the sole member thereof dated as of December 21, 2021 (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2022 (SEC File No. 001-40020)).

10.14	Form of Investor Exchange Agreement between Reliance Global Group, Inc. and the parties signatory to the agreement dated as of March 23, 2022 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2022 (SEC File No. 001-40020)).

10.15	Form of Medigap Exchange Agreement between Reliance Global Group, Inc. and the parties signatory to the agreement dated as of March 23, 2022 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2022 (SEC File No. 001-40020)).

10.16	Asset Purchase Agreement between Reli Exchange, LLC and Barra & Associates, LLC dated April 26, 2022 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 2, 2022 (File Number 001-40020)).

10.17	Security Agreement between Medigap Healthcare Insurance Agency, LLC and Oak Street Funding LLC dated April 26, 2022 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2022 (File Number 001-40020))

10.18†	Employment Agreement between Reliance Global Group, Inc. and Grant Barra dated April 26, 2022 Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2022 (File Number 001-40020))Ex. 10.3

10.19	Promissory Note issued by Reliance Global Group, Inc. to YES Americana Group LLC on September 13, 2022 (incorporated herein by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2022 (SEC File No. 001-40020)).

10.20	Amendment No. 1 to the Promissory Note between Reliance Global Group, Inc. and YES Americana Group, LLC, dated as of February 7, 2023 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2023 (SEC File No. 001-40020)).

10.21†	Promotion Letter by and between Reliance Global Group, Inc. and Joel Markovits dated as of December 28, 2022 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2023 (SEC File No. 001-40020)).

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10.22#	Securities Purchase Agreement, dated March 13, 2023, between Reliance Global Group, Inc. and Investor (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2023 (SEC File No. 001-40020)).

10.23	Form of Warrant (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2023 (SEC File No. 001-40020)).

10.24	Form of Pre-Funded Warrant (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2023 (SEC File No. 001-40020)).

10.25	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2023 (SEC File No. 001-40020)).

10.26	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2023 (SEC File No. 001-40020)).

10.27	Second Amendment to the Purchase Agreement, dated as of May 18, 2023, by and between Reliance Global Group, Inc., Fortman Insurance Services, LLC, Fortman Insurance Agency, LLC, Jonathan Fortman, and Zachary Fortman (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2023 (SEC File No. 001-40020)).

10.28	Confidential Settlement and Mutual General Release Agreement, dated as of June 30, 2023, by and among the registrant, Medigap Healthcare Insurance Agency, LLC, Pagidem, LLC f/k/a Medigap Healthcare Insurance Company, LLC, Joseph J. Bilotti, III, Kyle Perrin, Zachary Lewis, T65 Health Insurance Solutions, Inc. f/k/a T65 Health Solutions, Inc., and Seniors First Life, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2023 (SEC File No. 001-40020)).

10.29	Amendment #1 to the Purchase Agreement, dated as of September 29, 2023, by and between Reliance Global Group, Inc., Southwestern Montana Insurance Center, LLC, Southwestern Montana Financial Center, Inc., and Julie A. Blockey (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2023 (SEC File No. 001-40020)).

10.30†	Reliance Global Group Inc. 2023 Equity Incentive Plan (incorporated by reference to Appendix I to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 4, 2023 (File No. 001-40020)).

10.31	Inducement Offer to Extend Existing Warrants, dated as of December 12, 2023, by and between Reliance Global Group, Inc. and Armistice Capital Master Fund Ltd. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2023 (SEC File No. 001-40020)).

10.32	Inducement Offer to Exercise Series F Warrants to Subscribe for Common Shares, dated as of December 12, 2023, by and between Reliance Global Group, Inc. and Armistice Capital Master Fund Ltd. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2023 (SEC File No. 001-40020)).

10.33	Exchange Offer of Warrants to Purchase Common Stock and Amendment, dated as of December 12, 2023, by and between Reliance Global Group, Inc. and Hudson Bay Master Fund Ltd. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2023 (SEC File No. 001-40020)).

10.34	Third Amendment to the Purchase Agreement, dated as of January 11, 2024, by and between Reliance Global Group, Inc., Fortman Insurance Services, LLC, Fortman Insurance Agency, LLC, Jonathan Fortman, and Zachary Fortman (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2024 (SEC File No. 001-40020)).

10.35†	Executive Employment Agreement between the Company and Ezra Beyman dated January 25, 2024 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2024 (SEC File No. 001-40020)).

10.36	At Market Issuance Sales Agreement, dated February 15, 2024, by and between the registrant and EF Hutton LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 16, 2024).

10.37	Amended and Restated Stock Exchange Agreement by and among Reliance Global Group, Inc., Jonathan S. Spetner, Agudath Israel of America, and Spetner Associates, Inc., dated as of September 6, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 9, 2024).

10.38	Amendment No. 1 to Amended and Restated Stock Exchange Agreement by and among Reliance Global Group, Inc., Spetner Associates, Inc., Jonathan Spetner, and Agudath Israel of America, dated as of October 29, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 4, 2024).

10.39

2024 Omnibus Incentive Plan (incorporated by reference to Appendix I to the registrant’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 31, 2024).

10.40	Amended No. 2 to Amended and Restated Stock Exchange Agreement by and among Reliance Global Group, Inc. Spenter Associates, Inc., Jonathan Spenter, and Agudath Israel of America, dated as of February 20, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 26, 2025).

10.41*	Form of Securities Purchase Agreement

10.42

Reliance Global Group Inc. 2025 Equity Incentive Plan (incorporated by reference to Appendix I to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 15, 2025 (File No. 001-40020)).

16.1	Letter, dated April 10, 2024, from Mazars USA LLP addressed to the Commission (incorporated by reference to Exhibit 16.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 10, 2024).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Form Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2023 (SEC File No. 000-40020)).

23.1*	Consent of Urish Popeck & Co., LLC

23.2*	Consent of Mazars USA LLP.

23.3*	Consent of Urish Popeck & Co., LLC

23.4*	Consent of Anthony, Linder & Cacomanolis, PLLC (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page).

107*	Filing fee table.

*	Filed herewith
**	Previously filed
†	Includes management contracts and compensation plans and arrangements
#	Certain schedules and exhibits have been omitted pursuant to Item 601(A)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

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Item 17. Undertakings.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of New Jersey, on May 6, 2025.

RELIANCE GLOBAL GROUP, INC.

By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on May 6, 2025.

Name	Position

/s/ Ezra Beyman	Chief Executive Officer and Executive Chairman and Director
Ezra Beyman	(Principal Executive Officer)

*	Chief Financial Officer
Joel Markovits	(Principal Financial and Accounting Officer)

*	Director
Alex Blumenfrucht

*	Director
Sheldon Brickman

*	Director
Ben Fruchtzweig

*	Director
Scott Korman

By:	/s/ Ezra Beyman
Ezra Beyman
Attorney-in-fact*

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